UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T.J. Rodgers, J. Daniel McCranie and Camillo Martino (collectively, “CypressFirst”) have filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of CypressFirst’s two director nominees at the 2017 annual meeting of stockholders of Cypress Semiconductor Corporation (the “Company”).

The following copy of the lawsuit filed by Mr. Rodgers on April 24, 2017 in the Court of Chancery of the State of Delaware against the board of directors of the Company was posted by CypressFirst to www.cypressfirst.com:

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

T.J. RODGERS,	)
)
Plaintiff,	)
)
v.	)
	)	C.A. No.
H. RAYMOND BINGHAM, ERIC A.	)
BENHAMOU, W. STEVE ALBRECHT,	)
O.C. KWON, WILBERT VAN DEN HOEK,	)
MICHAEL S. WISHART, and HASSANE	)
EL-KHOURY,	)
)
Defendants.	)

VERIFIED COMPLAINT FOR BREACH OF

THE FIDUCIARY DUTY OF CANDOR

Plaintiff T.J. Rodgers (“Rodgers” or “Plaintiff”), by and through his undersigned counsel, alleges on personal knowledge as to himself and his own conduct, and on information and belief as to all other matters, as and for his Verified Complaint for Breach of the Fiduciary Duty of Candor against defendants H. Raymond Bingham, Eric A. Benhamou, W. Steve Albrecht, O.C. Kwon, Wilbert Van Den Hoek, Michael S. Wishart, and Hassane El-Khoury, (collectively, “Defendants” or the “Directors”) as follows:

NATURE OF THE ACTION

1.      Rodgers is the founder and former President and Chief Executive Officer (“CEO”) of Cypress Semiconductor Corporation (“Cypress” or the “Company”). Rodgers retired from his positions as President and CEO of Cypress in April 2016 and from the Cypress Board of Directors (the “Board”) in August 2016, but has retained significant holdings in Cypress stock. In particular, Rodgers is the beneficial owner, through two trusts, of seven million seven hundred twenty five thousand six hundred nineteen (7,725,619) shares of common stock of the Company, or approximately 2.35% of the Company’s outstanding shares, with a market value of more than $108 million as of the market close on April 21, 2017.

2.      Since its founding, Cypress has acquired over thirty companies. When Rodgers left the Company in 2016, M&A remained an immensely important component of Cypress’ business model. Acquisitions were and are so important to Cypress that, in 2016, the Board established a board-level M&A evaluation team which receives quarterly M&A updates (the “Cypress M&A Team”). The idea for the Cypress M&A Team was presented to the Board by Defendant H. Raymond Bingham (“Bingham”). Bingham served on the Cypress M&A Team as of August 10, 2016 and, to the best of Rodgers’ knowledge, Bingham continues to serve on the Cypress M&A Team.

3.      On November 3, 2016, Rodgers learned, for the first time, that Bingham, Cypress’ Executive Chairman, is a “Founding Partner” of Canyon Bridge Capital Partners (“Canyon Bridge”), a private equity buyout firm that competes directly with Cypress for critical M&A opportunities. Canyon Bridge is funded, according to reporting by Reuters, by the government of the People’s

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Republic of China (the “PRC”). On November 3, 2016, Canyon Bridge announced that it had entered into a definitive merger agreement to acquire Lattice Semiconductor (“Lattice”), a company Cypress considered acquiring on two previous occasions, and which approached Cypress as a potential “white knight” in response to Canyon Bridge’s overtures earlier in 2016. Canyon Bridge’s acquisition of Lattice is consistent with the PRC’s 13th five-year plan to acquire semiconductor companies in order to reduce the PRC’s reliance on semiconductor products purchased from the United States by raising the PRC’s share of indigenous semiconductor production from 30% to 70%.

4.      After researching Canyon Bridge and Bingham’s affiliation with Canyon Bridge, Rodgers grew increasingly concerned that Bingham’s simultaneous employment with Canyon Bridge presented a dangerous conflict of interest that violated numerous provisions of Cypress’ Code of Business Conduct and Ethics (the “Code”) as well as Bingham’s fiduciary duties to Cypress and its stockholders. Thereafter, Rodgers attempted to raise privately with the Board his serious and well-founded concerns regarding Bingham’s conflict of interest and violations of the Code. Rodgers sent the Board a private letter on December 9, 2016 and subsequently sent a private demand for inspection of books and records, both of which the Board ignored.

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5.      When Rodgers’ attempts to raise his concerns privately fell on deaf ears, Rodgers filed a lawsuit with this Court seeking to enforce his inspection rights under Section 220 of the Delaware General Corporation Law. On April 17, 2017, this Court held that Rodgers is entitled to the inspection he seeks, held that Rodgers established a credible basis to believe Bingham may have engaged in wrongdoing, and ordered Cypress to produce documents responsive to each category of documents sought by Rodgers for which Cypress previously denied inspection.

6.      Separate from his Section 220 demand and related litigation, Rodgers nominated two candidates to serve as Cypress directors—J. Daniel McCranie (“McCranie”) and Camillo Martino (“Martino”). Rodgers’ candidates will stand for election at Cypress’ 2017 annual meeting of stockholders (the “Annual Meeting”).

7.      The reasons for Rodgers’ nomination of McCranie and Martino are fully set forth in Rodgers’ proxy materials publicly filed with the U.S. Securities and Exchange Commission. In brief, Rodgers believes that his nominees possess the operational expertise necessary to guide Cypress through the next stage of its existence and also believes that his nominees—whose integrity is well-established—will be able to take the appropriate steps to protect Cypress from future conflict of interest issues like the one raised by Bingham’s simultaneous

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work on behalf of Canyon Bridge and Cypress. The Company, for its part, has refused to add Rodgers’ candidates as candidates nominated by the Board. As a result, Cypress and Rodgers are in the midst of a proxy contest leading up to the Annual Meeting, which is currently scheduled for June 8, 2017.

8.      On April 5, 2017, Cypress filed a preliminary proxy statement on Schedule 14A for consideration by Cypress’ stockholders in advance of the Annual Meeting (the “Cypress Preliminary Proxy Statement”).

9.      On April 18, 2017, Cypress issued a press release entitled “Cypress Resolves Lawsuit Brought by Departed CEO T.J. Rodgers” and also filed its release with the SEC as proxy solicitation material (the “Cypress 220 Press Release”).

10.      On April 19, 2017, Cypress filed its definitive proxy statement (the “Cypress Proxy Statement”). In connection with the Cypress Proxy Statement, Cypress also filed with the SEC on April 19, 2017 a “fight letter” in the ongoing proxy contest (the “Cypress Fight Letter”).

11.      Despite the Board’s duty to disclose to stockholders all facts material to the election, the Cypress 220 Press Release, Cypress Proxy Statement, and Cypress Fight Letter are full of misleading statements, material inaccuracies, and material omissions relating to Bingham’s affiliation with Canyon Bridge, Bingham’s disclosures to the Board regarding his affiliation with Canyon Bridge,

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the steps the Board has taken to address Bingham’s conflict, the Court’s decision in the Section 220 Action, and Rodgers’ credible basis to believe that Bingham violated his fiduciary duties and the Code.

12.      Notably, in his December 9, 2016 letter to the Cypress Board, a copy of which is attached as Exhibit A, Rodgers detailed specifically (on page 2) seven ethical guidelines and procedures set forth in Cypress’ Code that Bingham violated by founding and acting on behalf of Canyon Bridge, which is a direct competitor to Cypress in the critical semiconductor M&A space.

13.      Not one of these seven separate and individually applicable guidelines is even mentioned in the Cypress Proxy Statement, Cypress Fight Letter, or Cypress Section 220 Press Release. Instead, Cypress’ proxy solicitation materials seek to mislead Cypress stockholders by creating an alternate universe in which:

a.

Rodgers’ concerns regarding Bingham’s irreconcilable conflict of interest are unfounded—despite the fact this Court held in the Section 220 Action that Rodgers established a credible basis to infer that Bingham’s relationships with Canyon Bridge and Cypress represent a conflict of interest;

b.	Rodgers’ proxy contest is nothing more than a personal vendetta against Bingham—despite the fact that the Court rejected that very argument in the Section 220 Action; and

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c.

Cypress’ Code of Business Conduct and Ethics is not implicated by Bingham’s conduct—despite the fact that the Court held in the Section 220 Action that Rodgers established a credible basis to infer that Bingham may have violated the Code in multiple different ways.

14.      Through this action, Rodgers seeks to compel Defendants to cause Cypress to issue supplemental and corrective disclosures sufficiently in advance of Cypress’ June 8, 2017 Annual Meeting so Rodgers and Cypress’ other stockholders can exercise their right to cast an informed vote.

RELEVANT NON-PARTY

15.      Cypress Semiconductor Corporation is a Delaware corporation with its principal executive offices at 198 Champion Court, San Jose, California 95134. Cypress was founded by Rodgers in 1982 and is currently the leading global provider of automotive instrument cluster and touchscreen solutions. Shares of Cypress trade on the Nasdaq Global Select Market under the ticker symbol “CY.”

THE PARTIES AND JURISDICTION

16.      Defendant Ray Bingham is the Executive Chairman of the Cypress Board. Bingham has served on the Board since 2015, and was appointed to the newly-formed Executive Chairman position on August 10, 2016. Bingham also is a co-founder and current partner of Canyon Bridge, a private equity buyout firm. Canyon Bridge is funded in part by the government of the PRC and focused on

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“control investments” in technology companies, including semiconductor companies.

17.      Defendant Eric A. Benhamou (“Benhamou”) is the Company’s Lead Independent Director. Benhamou has served on the Board since 1993.

18.      Defendant W. Steve Albrecht (“Albrecht”) is a director of the Company and has served on the Board since 2003.

19.      Defendant O.C. Kwon (“Kwon”) is a director of the Company and has served on the Board since 2015.

20.      Defendant Wilbert van den Hoek (“van den Hoek”) is a director of the Company and has served on the Board since 2011.

21.      Defendant Michael S. Wishart (“Wishart”) is a director of the Company and has served on the Board since 2015.

22.      Defendant Hassane El-Khoury is the President, Chief Executive Office (“CEO”) and a director of the Company. El-Khoury joined the Board and was appointed as the Company’s President and CEO in August 2016.

23.      Plaintiff T.J. Rodgers founded the Company in 1982. Rodgers served as a director, President and CEO from the Company’s founding until his resignations last year.

24.      This Court has jurisdiction over each of the Defendants pursuant to 10 Del. C. § 3114.

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FACTUAL ALLEGATIONS

A.	Rodgers Discovers Bingham’s Conflict and Seeks Inspection of Books and Records

25.      On November 3, 2016, Lattice Semiconductor Corporation (“Lattice”) announced that it had entered into a definitive merger agreement with Canyon Bridge.

26.      As a result of that announcement, Rodgers learned for the first time that Bingham, the Company’s Executive Chairman, is a “Founding Partner” of Canyon Bridge. The news was particularly troubling to Rodgers given that (i) Cypress’ survival has always depended and continues to depend, in large part, on its ability to identify and pursue acquisition opportunities, as illustrated by the fact that prior acquisitions provide well over 50% of Cypress’ revenue today; and (ii) Cypress had considered engaging in a transaction with Lattice on two prior occasions. Rodgers suspected that Bingham’s concurrent employment with Cypress and Canyon Bridge could present a crippling conflict of interest and violated several provisions of the Code.

27.      On December 9, 2016, Rodgers wrote a private letter to the Board demanding that the Board “take decisive action promptly” to address Bingham’s obvious conflicts of interest and the likely business, financial and reputational harm to the Company inherent in the Company being in any way associated with Canyon Bridge, which had received significant negative publicity in a December 6,

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2016 letter signed by 22 Members of Congress, who wrote that Canyon Bridge “appears to be a legal construction intended to obfuscate the involvement of numerous PRC state-owned enterprises . .. . .”

28.    In support of Rodgers’ request that the Board take action, Rodgers’ December 9, 2016 letter detailed to the Board the provisions of the Code implicated by Bingham’s dual relationships with Cypress and Canyon Bridge:

The Cypress Code of Ethics sets forth crystal-clear policies on conflicts of interest, seven of which were violated [as a result of Bingham’s dual relationships]. We have always taken Cypress’s Code of Ethics seriously. It was approved by the Cypress board, is used to train Cypress managers, resides on our public website and thus sets our investors’ reasonable expectations for our ethical behavior. It sets the standards for behavior regarding conflict of interest for all employees, including Cypress’s officers and directors, who are always expected to demonstrate leadership, not just compliance. Relevant excerpts from Cypress’s Code of Ethics are given below:

“Conflict of Interest”

“A conflict of interest exists where the interests or benefits of one person or entity conflict with the intersts or benefits of the Company.” There is no question that what benefits Canyon Bridge conflicts with what benefits Cypress.

“Our policies prohibit any employee from accepting simultaneous employment of any kind without written permission of the Company [my emphasis], and prohibits any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor.” There is no question that Canyon Bridge

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is a competitor of Cypress and that our Executive Chairman holds a management position with our competitor.

“It is a conflict of interest to serve as a director of any company that competes with the Company.” Our Executive Chairman is more than just a director of Canyon Bridge; he is one of two Managing Partners that run it.

“Although you may serve as a director of [another company], our policy requires that you first obtain approval from the Company’s Chief Financial Officer (CFO) before accepting a directorship.” As stated earlier, our CFO was not asked for approval or even informed of our Executive Chairman’s employment at Canyon Bridge. To my knowledge, the Cypress board was also not informed.

“Employees, agents, or contractors should always try to avoid the appearance of impropriety.” The Canyon Bridge phone in the U.S. is a Cypress phone, answered by Cypress secretaries; our “full-time” Executive Chairman spends less than half his time at Cypress on average; and he conducts Canyon Bridge business on Cypress premises.

“Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company.” If Canyon Bridge is looking at any acquisition opportunities right now, our Executive Chairman has the duty to disclose them to Cypress.

Ex. A at 2 (emphasis in original).

29.      On January 19, 2017, after he received no response to his December 9, 2016 letter, Rodgers served the Company with a demand letter pursuant to 8 Del. C. § 220 (the “Section 220 Demand”), seeking to inspect certain books and

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records of the Company for the primary purposes of investigating potential wrongdoing associated with (i) Bingham’s affiliation with Canyon Bridge and Bingham’s disclosures to the Board relating to his affiliation with Canyon Bridge, (ii) what steps the Board took, if any, to protect Cypress from Bingham’s conflict of interest and (iii) what, if any, additional steps need to be taken to protect Cypress from Bingham’s conflict of interest.

30.      On January 26, 2017, Cypress refused to produce even a single document relating to Bingham’s affiliation with Canyon Bridge, his disclosures to the Board or the Board’s actions, if any, to address Bingham’s conflict.

31.      On January 30, 2017, Rodgers filed a complaint in this Court seeking to enforce his inspection rights (the “Section 220 Action”). Trial in the Section 220 Action was held on April 12, 2017. On April 17, 2017, the Court issued its post-trial Opinion in the Section 220 Action (the “Opinion”),1 which among other things (a) held that Rodgers was entitled to the inspection he sought; (b) held that Cypress’ defenses to the Section 220 Action were meritless; and (c) required Cypress to produce documents responsive to Rodgers’ Section 220 Demand within five days of the entry of the Order implementing the Court’s Opinion.

1 A copy of the Opinion is attached as Exhibit B.

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32.      The implementing Order in the Section 220 Action was entered on April 21, 2017.

B.	Rodgers’ Nominates Two Candidates For Election To The Board During the 2017 Annual Meeting Of Stockholders Of Cypress

33.      After the Board failed to respond to his December 9, 2016 letter, produce documents responsive to the Section 220 Demand or otherwise assure Rodgers that the Board was adequately protecting Cypress from Bingham’s conflict of interest, Rodgers decided to nominate two directors for election to the Board at Cypress’ next annual meeting of stockholders.

34.      On February 3, 2017, Rodgers nominated McCranie and Martino for election to the Board at the Annual Meeting. The Annual Meeting is scheduled for June 8, 2017.

35.      In light of Rodgers’ nominations, Cypress’ resistance to them, and the stakes for Cypress and its stockholders, the election at the Annual Meeting is hotly contested.

C.	Dissatisfied With The Court’s Opinion In The Section 220 Action, Cypress Files A Press Release Mischaracterizing The Opinion, Misleading Cypress Stockholders, And Attacking The Court

36.      In the Section 220 Action, the parties contested Rodgers’ right to access certain Cypress books and records to facilitate Rodgers’ investigation into Bingham’s apparent conflict of interest and the Board’s response to Bingham’s conduct. After a trial on the merits, the Court concluded that Rodgers established a

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proper purpose for his requested inspection of Cypress’ books and records; namely, to investigate Bingham’s potential conflict of interest and the Board’s actions to protect Cypress from being harmed by that conflict. The Court also rejected Cypress’ defenses.

37.      In particular, in the Opinion the Court held that:

a.

“[J]udgment will be entered in Rodgers’ favor and Cypress will be required to produce the documents Rodgers sought in his demand letter dated January 19, 2017 (the “Demand”) in the manner set forth below.” Ex. B at 1.

b.

Rodgers established a “credible basis” to believe that Bingham may have engaged in misconduct by violating his fiduciary duties and Cypress’ Code of Business Conduct and Ethics (the “Code”) as a result Bingham’s dual fiduciary conflict. See Ex. B at 8–9 (“Thus, a ‘credible basis’ exists to infer that Bingham violated the Code’s prohibition on ‘simultaneous employment of any kind without written permission of the Company.’”); id. at 10 (“The dual hats Bingham wears suggest that his interests with respect to Canyon Bridge may well conflict with the business interests of Cypress.”); id. (finding that Bingham’s use of a Cypress telephone to conduct Canyon Bridge business provides a credible basis to infer that Bingham violated the

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Code’s prohibition on Cypress “employees ‘from engaging in any activity that . . . is . . . in conflict or perceived conflict with the Company.’”); id. at 10–11 (“Thus, a credible basis exists to infer that Bingham may have violated the Code’s requirement to ‘disclose to the Company any interest that [he has] that may conflict with the business of the Company.’”).

c.

The evidence presented at trial did not support Cypress’ claim that Rodgers’ purpose in pursuing his Section 220 Demand was a personal vendetta against Bingham. Specifically, the Court found: “Based on Rodgers’ testimony, which I generally found to be highly credible, and the other evidence of record, I am not convinced that Rodgers’ actual purpose is to pursue a personal vendetta against Bingham.” Ex. B at 14.

d.	Each of the disputed categories of documents sought by Rodgers “is essential to the purposes in his Demand,” and noted that Cypress did not “seriously contend otherwise.” Ex. B at 18.

38.      In short, the Section 220 Action was resolved through a contested trial that resulted in a judgment in favor of Rodgers and against Cypress.

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39.      Nonetheless, on April 18, 2017, Cypress issued and filed with the SEC the Cypress 220 Press Release.2 As noted above, the Cypress 220 Press Release inaccurately claims that Cypress “[r]esolve[d]” its dispute with Rodgers. The dispute was in fact resolved by this Court’s decision—after contested litigation and a full trial on the merits—rejecting Cypress’ defenses and finding in favor of Rodgers on the merits. Ex. B at 1.

40.      Cypress’ press release is sufficiently misleading that certain outlets reported that Cypress and Rodgers “settled” the Section 220 Action.3

41.      The Cypress 220 Press Release further inaccurately claims that the Court “has recognized the overly broad nature of Mr. Rodgers’ demands and has appropriately limited the information to be made available to him and its use.” Ex. C at 1.

42.      The Court made no such findings. Not only did the Court not limit the information to be provided to Rodgers, the Court held that Rodgers’ Section 220 Demand was circumscribed with such rifled precision that Rodgers was

2 A copy of the Cypress 220 Press Release is attached as Exhibit C.

3 See, e.g., “Cypress Semiconductor (CY) and Former CEO T.J. Rodgers Settle Lawsuit,” Street Insider (Apr. 18, 2017), available at https://www.streetinsider.com/Corporate+News/Cypress+Semiconductor+%28CY %29+and+Former+CEO+T.J.+Rodgers+Settle+Lawsuit/12788107.html.

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entitled to receive every contested category of documents at issue in the Section 220 Action. Ex. B at 18.

43.      The Court also did not impose a use restriction on the documents and instead held only that the documents would be produced initially pursuant to the Confidentiality Order in place in the Section 220 Action, subject to Rodgers’ rights to contest any improper confidentiality designations and to seek public disclosure of documents that Cypress stockholders should be entitled to see. See Ex. B at 15-16.

44.      The Cypress 220 Press Release also contains an unsupported and gratuitous attack on the supposed “extraneous comments” made by the Court. Ex. C at 1. Cypress makes no effort to identify those comments and instead presents its statement as a bare ad hominem attack on the Court.

45.      Finally, the Cypress 220 Press Release omits to mention the Court’s conclusions regarding Bingham’s potential misconduct and the four core findings by the Court supporting Rodgers’ position (and the Court’s ultimate conclusion) that there is a credible basis to suspect that Bingham may have violated his fiduciary duties and breached Cypress’ Code. Compare ¶ 37(b) of this Complaint with Ex. C.

46.      In short, the Cypress 220 Press Release completely misrepresents the Opinion and misleads Cypress stockholders.

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D.	Cypress Files A Proxy Statement and Fight Letter Full of Material Inaccuracies And Materially Misleading Disclosures

47.      As noted above, Cypress filed the Cypress Proxy Statement and the Cypress Fight Letter on April 19, 2017.4

48.      Despite the Board’s duty to disclose to stockholders all facts material to the election of directors at the Annual Meeting, the Cypress Proxy Statement contains numerous material misstatements and omissions relating to, among other things, (i) Bingham’s affiliation with Canyon Bridge, (ii) the Board’s assessment of Bingham’s inherent conflict of interest, and (iii) the steps the Board has taken to address Bingham’s conflict.

1.	The Cypress Directors have failed to describe accurately and completely in the Cypress Proxy Statement Bingham’s role at Canyon Bridge.

49.      The Cypress Proxy Statement states as follows with respect to Canyon Bridge’s acquisition of Lattice:

On November 3, 2016, Lattice announced that it had agreed to be acquired by Canyon Bridge Capital Partners (“Canyon Bridge”). While Mr. Bingham had reached an understanding to join Canyon Bridge’s founding team in October 2016, and the Lattice/Canyon Bridge joint press release announcing the transaction prematurely referred to Mr. Bingham as a Founding Partner of Canyon Bridge, Mr. Bingham had not joined Canyon Bridge at the time

4 A copy of the Cypress Proxy Statement is attached as Exhibit D. A copy of the Cypress Fight Letter is attached as Exhibit E.

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the Lattice transaction was announced, and would not officially join until December 2016.

50.      This description misstates and omits to state a number of material facts. First and foremost, the Cypress Proxy Statement claims that the joint Lattice-Canyon Bridge press release, which identifies Bingham and quotes him as follows: “Ray Bingham, Founding Partner of Canyon Bridge, noted: ‘Lattice’s low-powered FPGA franchise….’”5 (emphasis added), “prematurely” identified Bingham as a “Founding Partner” of Canyon Bridge. Since a “founding” partner by definition is a partner at the inception of the entity, it is misleading for the Cypress Proxy Statement to claim that the Lattice/Canyon Bridge press release “prematurely” identified Bingham as a Founding Partner of Canyon Bridge.

51.      Indeed, as the Court held after trial in the Section 220 Action, “[b]ecause Bingham was quoted in the press release as the ‘Founding Partner’ of Canyon Bridge, it would be logical to infer that Bingham already was involved with Canyon Bridge before November 3.” Ex. B at 10.

52.      Further, three additional disclosures on or prior to November 3, 2016 confirm that the Cypress Proxy Statement is misleading and incomplete in describing the timing and nature of Bingham’s relationship with Canyon Bridge at the time of the Lattice-Canyon Bridge transaction announcement.

5 A copy of the joint Lattice-Canyon Bridge press release is attached as Exhibit F.

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53.      First, the Lattice-Canyon Bridge joint press release identifies Bingham as the investor contact for Canyon Bridge and lists a purported Canyon Bridge telephone number for Bingham that was still answered at Cypress by the Cypress CFO’s secretary as recently as April 20, 2017. See Ex. F at 3.

54.      Second, in filings made by Lattice on November 3, 2016 with respect to communications between representatives of Canyon Bridge and Lattice employees, copies of which are attached hereto as Exhibits G and H, Bingham is touted as a “principal” of Canyon Bridge and his biography is included.

55.      Third, the Canyon Bridge website, an excerpt of which is attached as Exhibit I, describes Bingham as a “partner” and “co-founder” of Canyon Bridge.

56.      The Cypress Proxy Statement’s disclosure regarding the supposed timing of the start of Bingham’s affiliation with Canyon Bridge does not address and cannot be reconciled with these four contemporaneous and different statements, including Bingham’s quotation in the joint press release on behalf of Canyon Bridge, the identification in that press release of Bingham as a “Founding Partner” of Canyon Bridge, and the continued identification—through the date of this Complaint—of Bingham as a “co-founder” of Canyon Bridge on Canyon Bridge’s website.

57.      The Board’s failure to identify and discuss these irreconcilable statements in publicly-filed documents, as well as the omission of any explanation

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of how the Board seeks to reconcile them, constitutes an omission to state material facts necessary for a stockholder of Cypress to make an informed decision in the election of directors of Cypress because Bingham’s dual and conflicted relationships with Canyon Bridge and Cypress—and the Board’s reaction to Bingham’s conflict—is at the heart of the election.

2.

The Cypress Proxy Statement is misleading and fails to state material facts regarding the November 4, 2016 Board meeting held in reaction to the November 3 press release stating that Bingham was a “Founding Partner” of Canyon Bridge.

58.      In describing the Board’s activities immediately after learning of Bingham’s affiliation with Canyon Bridge through the November 3, 2016 Lattice-Canyon Bridge press release, the Cypress Proxy Statement states as follows:

. . . on November 4, 2016, the Board held a meeting, during which the independent directors of the Board discussed and evaluated Mr. Bingham’s continued role as Executive Chairman and determined that Mr. Bingham should continue his role as Executive Chairman until the Board determines the role is no longer needed, and that the Board would continue to monitor the need for this role.

59.      The Cypress Proxy Statement fails to disclose what, if anything, the Board discussed at the November 4, 2016 meeting with respect to Bingham’s relationship with Canyon Bridge, Bingham’s compliance with Cypress’ Code governing conflicts of interest and business ethics (or any relevant internal guidelines applicable to such conduct), and the potential risks to Cypress given

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Bingham’s affiliation with a competitor of Cypress in the semiconductor M&A space.

60.      These misstatements and omissions are material to Cypress stockholders. In its post-trial Opinion in the Section 220 Action, the Court found that “the dual hats Bingham wears suggest that his interests with respect to Canyon Bridge may well conflict with the business interests of Cypress.” Ex. B at 10. The Court also found that the evidence in the Section 220 Action showed that “Canyon Bridge competes with Cypress in acquiring companies in the semiconductor industry.” Id. at 9.

61.      Because Bingham’s dual fiduciary conflict, his apparent lack of compliance with the Code, and the Board’s efforts to understand, consider, and evaluate Bingham’s conflicted relationships are central to the election of directors, Defendants have a duty to disclose fully and accurately all Cypress director and senior executive discussions and decisions prior to, during, in connection with, or as a result of the November 4, 2016 meeting regarding Bingham’s relationship with Canyon Bridge, Bingham’s compliance with Cypress’ ethical and governance guidelines, and the risks posed to Cypress as a result of Bingham’s affiliation with Canyon Bridge.

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3.	The Cypress Proxy Statement is misleading and fails to state material facts regarding the December 19, 2016 Board meeting at which Bingham’s conflict was further discussed.

62.      In connection with its description of a December 19, 2016 meeting of the Cypress Board, the Cypress Proxy Statement states as follows:

… In order to ensure that it was handling any potential conflicts of interest that would arise in the future appropriately, the Board adopted formal guidelines for evaluating potential conflict of interest situations involving directors, including re-affirming Section B.7 of the Company’s Corporate Governance Guidelines, which states, in part, ‘The Board does not believe that directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating and Governance Committee, to review the circumstances to determine whether continued Board membership is appropriate, and recommend to the Board the appropriate course of action.’

63.      This statement is both misleading and omits facts material to each stockholder voting in the contested election.

64.      The reference to Section B.7. of Cypress’ Corporate Governance Guidelines is misleading. That section of the Corporate Governance Guidelines clearly addresses director time commitments rather than conflicts of interest.

65.      The misleading nature of Cypress’ discussion of Section B.7. is compounded by the Cypress Proxy Statement’s omission of any discussion of or

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reference to any of the multiple sections of the Corporate Governance Guidelines or the Code that deal directly with conflicts of interest.

66.      In his December 9, 2016 letter to the Cypress Board, Rodgers detailed seven ethical guidelines and procedures set forth in Cypress’ Code of Business Conduct and Ethics—and unrelated to Section B.7. of Cypress’ Corporate Governance Guidelines—that Bingham violated by founding and acting on behalf of Canyon Bridge, which is a direct competitor to Cypress in the critical semiconductor M&A space. Ex. A at 2.

67.      Not one of these seven separate and individually applicable guidelines is even mentioned in the Cypress Proxy Statement. Because Bingham’s dual fiduciary conflict, his apparent lack of compliance with the Code, and the Board’s efforts to understand, consider, and evaluate Bingham’s conflicted relationships are central to the election of directors, Defendants have a duty to disclose fully and accurately all Cypress director and senior executive discussions and decisions prior to, during, in connection with, or as a result of the December 19, 2016 meeting regarding Bingham’s relationship with Canyon Bridge, Bingham’s compliance with Cypress’ ethical and governance guidelines, and the risks posed to Cypress as a result of Bingham’s affiliation with Canyon Bridge.

68.      Rather than complying with that duty, the Board is directing attention to the wrong section of the Corporate Governance Guidelines and failing to

24

disclose to Cypress’ stockholders the sections of the Code and the Corporate Governance Guidelines that apply to conflict of interest situations rather than directors’ time commitments. For this reason, the Board should be compelled to disclose all sections of the Code and of Corporate Governance Guidelines that are applicable to Bingham’s “dual hat” conflict, that were considered by the Board, that were addressed by the Board, and how they were addressed by the Board rather than being allowed to cherry pick a section of the Corporate Governance Guidelines that is, in the most generous interpretation possible, only marginally relevant to the dual fiduciary conflict faced by Bingham.

69.      The Board has a duty to disclose whether the Nominating and Governance Committee or the Board have considered or plan to consider—prior to the June 8, 2017 annual meeting for the election of directors—whether Bingham should continue to serve as a director or Executive Chairman of Cypress.

70.      The Board also has a duty to disclose all “formal guidelines for evaluating potential conflict of interest situations involving directors” that it adopted at the December 19, 2016 Board meeting. The Cypress Proxy Statement’s reference to the adoption of such guidelines “including” the re-affirmation of Section B.7. demonstrates that additional steps were taken beyond re-affirming Section B.7. Defendants’ failure to disclose what other actions were taken, while admitting that re-affirmation of Section B.7. was not the Board’s sole reaction to

25

the November 3, 2016 revelation of Bingham’s conflict of interest, necessarily renders the Cypress Proxy Statement materially incomplete and misleading.

4.	The Cypress Proxy Statement is misleading and fails to state material facts regarding the January 13, 2017 Board meeting at which Bingham’s conflict was further discussed.

71.      The Cypress Proxy Statement states as follows with respect to a January 13, 2017 Board meeting:

As discussed below, the Board determined, at a meeting held on January 13, 2017, that there was no corporate opportunity concern with regard to Lattice. Mr. Bingham has confirmed to the Board that he was not involved in sourcing the Lattice transaction, performing due diligence or negotiating the terms of the deal whereby Lattice agreed to be acquired by Canyon Bridge.

. . .

On January 13, 2017, the Board, at its first scheduled meeting in 2017 . . . discussed: (a) Mr. Bingham’s involvement with Canyon Bridge, (b) that there was no corporate opportunity concern with regard to Lattice, and (c) the current executive structure with Mr. Bingham serving as Executive Chairman and Mr. El-Khoury serving as President and Chief Executive Officer; and the ideal length of time for Mr. Bingham to continue to serve as Executive Chairman.

72.      The Cypress Proxy Statement fails to disclose whether, at the January 13, 2017 meeting, the Board considered or evaluated the “corporate opportunity concern[s]” that necessarily will arise in the future (as opposed to the Lattice transaction, which by that time was a fait accompli) as Bingham continues his dual

26

relationships with Canyon Bridge and Cypress and does not inform Cypress, as is his duty, about M&A opportunities he discovers through his work at Canyon Bridge.

73.      The Cypress Proxy Statement also fails to disclose what, if anything, the Board discussed at the January 13, 2017 meeting with respect to Bingham’s relationship with Canyon Bridge, Bingham’s compliance with Cypress’ Code governing conflicts of interest and business ethics (or any relevant internal guidelines applicable to such conduct), and the potential risks to Cypress given Bingham’s affiliation with a competitor of Cypress in the semiconductor M&A space.

74.      These misstatements and omissions are material to Cypress stockholders. In its post-trial Opinion in the Section 220 Action, the Court found that “the dual hats Bingham wears suggest that his interests with respect to Canyon Bridge may well conflict with the business interests of Cypress.” Ex. B at 10. The Court also found that the evidence in the Section 220 Action showed that “Canyon Bridge competes with Cypress in acquiring companies in the semiconductor industry.” Id. at 9.

75.      Because Bingham’s dual fiduciary conflict, his apparent lack of compliance with the Code, and the Board’s efforts to understand, consider, and evaluate Bingham’s conflicted relationships are central to the election of directors,

27

Defendants have a duty to disclose fully and accurately all Cypress director and senior executive discussions and decisions—whether occurring prior to, during, in connection with, or as a result of the November 4, 2016 meeting, the December 19, 2016 meeting, the January 13, 2017 meeting or any other Board or Board committee meeting or other executive meeting at which Board members or senior executives were present—regarding Bingham’s relationship with Canyon Bridge, Bingham’s compliance with Cypress’ ethical and governance guidelines, and the risks posed to Cypress as a result of Bingham’s affiliation with Canyon Bridge.

5.	The Cypress Proxy Statement is misleading and incomplete in referring to a conference call on January 23, 2017 between Cypress and its counsel and Canyon Bridge and its counsel.

76.      The Cypress Proxy Statement states as follows with respect to a January 23, 2017 telephone call:

At [the January 13, 2017 Board] meeting, Mr. Bingham offered to arrange a call between a representative of the Board and the Managing Partner of Canyon Bridge, including their respective counsel. The Board agreed and directed Mr. Benhamou and outside counsel to participate in such call, which occurred on January 23, 2017.

77.      The only purpose for this statement is to provide Cypress’ stockholders with a sense that something was being done to resolve Bingham’s conflict of interest with respect to serving both as executive chairman of Cypress and a founding partner of Canyon Bridge.

28

78.      However, there is absolutely no description in the Cypress Proxy Statement of what was discussed during the call or of the outcome of the conversation.

79.      The failure to describe what was discussed, any resolutions reached, and any actions taken as a result of this call are omissions of facts material to a stockholder’s decision regarding the election of Cypress directors.

6.	The Cypress Proxy Statement fails to disclose that “proxy access” will not be available to stockholders until the 2018 annual meeting.

80.      The Cypress Proxy Statement states:

The Board also approved a bylaw amendment to implement “proxy access,” permitting stockholders to include stockholder-nominated director candidates in the Company’s proxy materials, which would also become effective upon stockholder approval of the proposal to eliminate cumulative voting.

81.      Contrary to the misleading impression conveyed by the Cypress Proxy Statement, proxy access will not be available to the Cypress stockholders until the 2018 annual meeting because the deadline for nomination of candidates for the 2017 annual meeting had long passed when the bylaw was adopted.

7.	The Cypress Fight Letter falsely claims that the proxy contest is based on a personal vendetta by Rodgers.

82.      Like the Cypress Proxy Statement, the Cypress Fight Letter contains multiple false and misleading statements and omissions relating to, among other things, (i) the reasons Rodgers has nominated two directors to serve on the Board,

29

and (ii) the basis established by Rodgers—and the basis accepted by the Court in validating Rodgers’ Section 220 rights—to infer that Bingham has an irreconcilable conflict of interest as a result of the “dual hats” he wears as a “Founding Partner” of Canyon Bridge and the Executive Chairman of Cypress.

83.      The Cypress Fight Letter repeatedly claims that Rodgers’ campaign to elect McCranie and Martino is motivated by Rodgers’ purported personal vendetta against Bingham. Ex. E at 2-3.

84.      In the Section 220 Action, Cypress cross-examined Rodgers regarding, had the opportunity to present evidence regarding, and focused its defense on, Cypress’ claim that Rodgers’ Section 220 Demand and Rodgers’ proxy contest were motivated by a personal vendetta against Bingham.

85.      Rodgers explained during his deposition and trial testimony in the Section 220 Action that he does not have a personal vendetta against Bingham and that his proxy contest is motivated by a desire to put Cypress first and to elect two directors who will address properly any conflict of interest or operational issues that arise at Cypress.

86.      The Court, after listening to Rodgers’ in-person testimony during the Section 220 Action and evaluating Cypress’ “personal vendetta” argument, rejected Cypress’ position. Specifically, the Court held that “[b]ased on Rodgers’ testimony, which [the Court] generally found to be highly credible, [the Court is]

30

not convinced that Rodgers’ actual purpose is to pursue a personal vendetta against Bingham.” Ex. B at 14.

87.      Cypress’ claim that Rodgers’ proxy contest is nothing more than a personal vendetta is a naked effort to mislead Cypress’ stockholders by distracting them from the conflict of interest issues at the heart of the director election at Cypress’ upcoming Annual Meeting.

8.	The Cypress Fight Letter falsely claims that Rodgers’ claims regarding Bingham’s conflict of interest are “unfounded.”

88.      In the Section 220 Action, Cypress argued that Rodgers’ claims regarding Bingham’s conflict were baseless, that no conflict of interest existed, and that Bingham’s relationship with Canyon Bridge does not create a conflict.

89.      The Court listened to Rodgers’ in-person trial testimony, reviewed the evidence, considered the parties’ arguments, rejected Cypress’ position and found that Rodgers established a credible basis to believe that Bingham’s dual fiduciary relationship with Canyon Bridge and Cypress does create a conflict of interest. Opinion at 10 (“The dual hats Bingham wears suggest that his interests with respect to Canyon Bridge may well conflict with the business interests of Cypress.”).

90.      The Court also found in a post-trial opinion that Rodgers established a credible basis to believe that Bingham violated Cypress’ Code in multiple respects. See Opinion at 8–9 (“Thus, a ‘credible basis’ exists to infer that Bingham violated

31

the Code’s prohibition on ‘simultaneous employment of any kind without written permission of the Company.’”); id. at 10 (finding that Bingham’s use of a Cypress telephone to conduct Canyon Bridge business provides a credible basis to infer that Bingham violated the Code’s prohibition on Cypress “employees ‘from engaging in any activity that . . . is . . . in conflict or perceived conflict with the Company.’”); id. at 10–11 (“Thus, a credible basis exists to infer that Bingham may have violated the Code’s requirement to ‘disclose to the Company any interest that [he has] that may conflict with the business of the Company.’”). While it was not an issue in the Section 220 Action, Bingham used his Cypress office to conduct Canyon Bridge business.

91.      The Cypress Fight Letter not only fails to disclose these findings but—even worse—makes a claim directly contrary to the Court’s findings that Rodgers has set forth sufficient evidence to permit an inference that Bingham has a conflict of interest and that Bingham’s conflict poses a threat to Cypress.

COUNT I:

(Breach of Fiduciary Duty of Candor)

92.      Rodgers repeats and incorporates by reference each of the allegations set forth above.

93.      Directors and officers of Delaware corporations owe stockholders a fiduciary duty of candor.

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94.      Directors have an affirmative duty to disclose fully and fairly all material information in the Board’s control when stockholder action is sought.

95.      The Defendants breached their fiduciary duty of candor by failing to disclose adequately in the Cypress Proxy Statement, Cypress 220 Press Release, and Cypress Fight Letter information concerning: (a) Bingham’s affiliation with Canyon Bridge, (b) Bingham’s compliance with Cypress’ Code and other relevant internal guidelines and procedures, (c) the Board’s assessment of Bingham’s conflict of interest, (d) the Board’s efforts to address Bingham’s conflict of interest, (e) the future corporate opportunity concerns implicated by Bingham’s conflict of interest, (f) the conversations between Cypress and Canyon Bridge regarding Bingham’s dual fiduciary relationships, and (g) the credible basis established by Rodgers demonstrating Bingham’s conflict of interest.

96.      The information contained in and omitted from the Cypress Proxy Statement, Cypress 220 Press Release, and Cypress Fight Letter is material information, the full disclosure of which is critically important to stockholders voting in the contested election that will occur at the Annual Meeting on June 8, 2017.

97.      The Defendants should be compelled to cause Cypress to file supplemental and corrective disclosures in connection with each of the deficiencies

33

identified above and any other deficiencies that may come to light prior to a final hearing in this action.

98.      Rodgers has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Rodgers respectfully requests that the Court enter an Order:

a.      Entering judgment in favor of Plaintiff and against Defendants;

b.      Ordering Defendants to cause Cypress to issue additional and sufficiently corrective proxy materials at least ten days prior to the Cypress stockholder vote at the 2017 Annual Meeting;

c.      Enjoining Defendants from proceeding with the 2017 Annual Meeting until corrective disclosures have been issued;

d.      Awarding to Plaintiff the costs and disbursements of this action, including reasonable attorneys’ fees, expert fees, costs, and expenses; and

e.      Awarding such other and further relief as the Court deems just and proper.

34

OF COUNSEL: LATHAM & WATKINS LLP 140 Scott Drive Menlo Park, California 94025 (650) 463-2606 Dated: April 22, 2017

/s/ Kevin G. Abrams

Kevin G. Abrams (#2375)

J. Peter Shindel, Jr. (#5825)

April M. Ferraro (#6152)

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

(302) 778-1000

Counsel for Plaintiff T.J. Rodgers

35

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

T.J. RODGERS,	)
)
Plaintiff,	)
)
v.	)
	)	C.A. No.
H. RAYMOND BINGHAM, ERIC A.	)
BENHAMOU, W. STEVE ALBRECHT,	)
O.C. KWON, WILBERT VAN DEN HOEK,	)
MICHAEL S. WISHART, and HASSANE	)
EL-KHOURY,	)
)
Defendants.	)

VERIFICATION OF T.J. RODGERS

I, T.J. Rodgers, being duly sworn according to law, depose and say as follows:

1.    I am the plaintiff in the above-captioned action. I make this Affidavit and Verification pursuant to Court of Chancery Rule 3(aa) in connection with the filing of a Verified Complaint (the “Complaint”) in the above-captioned action.

2.    I have reviewed the Complaint in this action. To the extent the allegations in the Complaint concern my actions, or matters of which I have direct personal knowledge, I know those allegations to be true and correct.

3.    To the extent the allegations of the Complaint concern the actions of parties other than me, or matters of which I do not have direct personal knowledge, I believe those allegations to be true and correct.

2

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Mateo

Subscribed and sworn to (or affirmed) before me on this 23 day of April , 2017, by T.J. Rodgers , proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

3

EXHIBIT A

To: Cypress board of Directors

From: T.J. Rodgers

Canyon Bridge: An Unnecessary Threat to Cypress, its Stockholders and Board

Cypress’s Code of Business Conduct and Ethics describes in detail the principles that have kept our ethical record spotless for 35 years—we earned our Wall Street reputation as an open and honest company quarter by quarter. The attached letter, signed by 22 Members of Congress, calls for an investigation of an acquisition by Canyon Bridge Capital Partners, a self-described “private equity buyout fund,” whose Managing Partners are Ray Bingham, who is also Cypress’s full-time Executive Chairman, and Benjamin Wong, formerly with China Reform Fund Management, a Chinese state-controlled investment firm.

Canyon Bridge states that it “seeks control investments” in U.S. technology companies with funding from the China Reform Fund, which, according to the Congressional letter, is “nearly exclusively-owned and operated by the Chinese State Council,” whose “investors also appear to finance numerous Chinese military industrial firms.”

The Congressional letter also states that Canyon Bridge’s incorporation in California “appears to be a legal construction intended to obfuscate the involvement of numerous PRC state-owned enterprises...” In my opinion, this is not a company that Cypress should be associated with in any way.

Canyon Bridge’s pending $1.3 billion acquisition of U.S. programmable logic maker, Lattice Semiconductor, clearly demonstrates that it competes directly with Cypress. Several years ago, Cypress tried to acquire Lattice on two occasions. My strategic intent at that time was to integrate Lattice’s advanced, low-power gate array technology into PSoC. Lattice’s CEO, Brian Billarbech, travelled to Cypress to hear my presentation on why Lattice should join with us, but as a new CEO, Billarbech wanted more time to turn Lattice around before being acquired. We put the deal on hold at that time, but kept Lattice in our M&A candidate pipeline.

This year, when Billarbech was threatened with a Chinese takeover, Lattice came back to Cypress to see if we would play “white knight” and challenge the takeover. At that time, we had two other acquisitions in process and had to turn the opportunity down. After the Lattice acquisition was eventually announced, we were shocked to find out that if we had tried to acquire Lattice, we would have been competing against Canyon Bridge and our own Executive Chairman, Ray Bingham! Our CFO, Thad Trent, said, “I learned about the Lattice acquisition when I saw the press release and so did Hassane [El-Khoury, Cypress’s CEO and board member].”

To me, the fact that this scenario could even exist demonstrates an obvious conflict of interest between Cypress and Canyon Bridge—a conflict of interest that will continue on—because the two companies will continue to compete head-to-head to acquire semiconductor companies in a world of semiconductor consolidation. What if Canyon Bridge had been around when Cypress was negotiating its spectacular low-cost/high-value Broadcom acquisition? Would it have topped our winning bid with its Chinese bankroll? That would have been a major setback for Cypress.

The Cypress Code of Ethics sets forth crystal-clear policies on conflicts of interest, seven of which were violated during the incident described above. We have always taken Cypress’s Code of Ethics seriously.

1

Confidential	RODGERS_000170

It was approved by the Cypress board, is used to train Cypress managers, resides on our public website and thus sets our investors’ reasonable expectations for our ethical behavior. It sets the standards for behavior regarding conflict of interest for all employees, including Cypress’s officers and directors, who are always expected to demonstrate leadership, not just compliance. Relevant excerpts from Cypress’s Code of Ethics are given below:

“Conflict of Interest”

“A conflict of interest exists where the interests or benefits of one person or entity conflict with the interests or benefits of the Company.” There is no question that what benefits Canyon Bridge conflicts with what benefits Cypress.

“Our policies prohibit any employee from accepting simultaneous employment of any kind without written permission of the Company [my emphasis], and prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor.” There is no question that Canyon Bridge is a competitor of Cypress and that our Executive Chairman holds a management position with our competitor.

“It is a conflict of interest to serve as a director of any company that competes with the Company.” Our Executive Chairman is more than just a director of Canyon Bridge; he is one of two Managing Partners that run it.

“Although you may serve as a director of [another company], our policy requires that you first obtain approval from the Company’s Chief Financial Officer (CFO) before accepting a directorship.” As stated earlier, our CFO was not asked for approval or even informed of our Executive Chairman’s employment at Canyon Bridge. To my knowledge, the Cypress board was also not informed.

“Employees, agents, or contractors should always try to avoid even the appearance of impropriety.” The Canyon Bridge phone in the U.S. is a Cypress phone, answered by Cypress secretaries; our “full-time” Executive Chairman spends less than half his time at Cypress on average; and he conducts Canyon Bridge business on Cypress premises.

“Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company.” If Canyon Bridge is looking at any acquisition opportunities right now, our Executive Chairman has the duty to disclose them to Cypress.

Our Executive Chairman’s simultaneous employment by a Chinese PE Firm is not just a hypothetical conflict of interest problem; it presents tangible risk to Cypress stockholders, as outlined below.

Our board knows well that due to Moore’s Law integration, Cypress’s flagship SRAM business declined more than 70% from over $1 billion in sales in 2000 to less than $300 million in 2016. The board also understands that our survival literally depended on a string of 32 acquisitions that put us into new chip businesses, such as microcontrollers and the RF chips from Broadcom. In Canyon Bridge, we now face a competitor whose Managing Partner knows about our M&A plans and can use Chinese-government funding to outbid us on semiconductor acquisitions that are critical to our survival.

2

Confidential	RODGERS_000171

There is also a significant conflict of interest over Cypress’s forward-looking M&A information. Over the years, Cypress has created and improved a formal M&A business process that starts with the identification and analysis of M&A candidates and ends with a detailed integration process. Our M&A candidate list and the associated financial analyses are regularly sent to our board, including our Executive Chairman, and discussed openly in board meetings. This situation is also a violation our Code of Ethics:

“If you are considering investing in a...competitor, you must take great care to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered...including your access to confidential information of the Company or of the other company.” There is no question that our Executive Chairman has full access to our confidential M&A information.

When faced with legal liabilities like those inherent in the Cypress-Canyon Bridge conflict of interest, some boards have attempted to deny that a problem exists by trying to prove they really did not violate their own Code of Ethics, because, for example, they 1) held all the meetings required by the Code of Ethics, but did so informally with a smaller group of [more sympathetic] board members, 2) changed the Code of Ethics to allow verbal, rather than written, permission to engage in a conflicted arrangement, and 3) modified their corporate Code of Ethics [retroactively] to reflect those changes.

I have too much respect for the Cypress board to think it would try to “paper over” these conflict of interest problems. To do so would not only in itself be another ethical violation, but would also undermine the faith of our employees, who are already widely aware of our Executive Chairman’s conflict and absenteeism problems.

Rather, the board needs to take decisive action promptly. If there are Congressional hearings on Canyon Bridge, as is likely, or if the Committee on Foreign Investment in the U.S. (CFIUS) creates more negative publicity, Cypress and its board will be dragged into a fray with intense negative publicity. Our investor conference calls and meetings will become dominated by questions on ethical misdeeds.

I believe the board has no choice but to eliminate all connections between Cypress and Canyon Bridge not only due to our Executive Chairman’s simultaneous employment with a direct competitor, but also because our stockholders should not be unwittingly associated with a Chinese PE firm under Congressional scrutiny.

This problem has already gone on far too long, and it should have been addressed immediately after the Lattice announcement exposed our Executive Chairman’s conflicting employment. I believe the board needs to do its job quickly.

Finally, this letter is about investors. We don’t want to wake up one morning, read a surprise Wall Street Journal article (like the Congressional letter story this week) and see that our stock has dropped to $6. This threat to our investment must end or it will have to be escalated. I respectfully remind you that the board’s primary duty is to its stockholders, not to its own members.

3

Confidential	RODGERS_000172

EXHIBIT B

COURT OF CHANCERY

OF THE

STATE OF DELAWARE

ANDRE G. BOUCHARD	Leonard L. Williams Justice Center
CHANCELLOR	500 N. King Street, Suite 11400
Wilmington, Delaware 19801-3734

Date Submitted: April 12, 2017

Date Decided: April 17, 2017

Kevin G. Abrams, Esquire	Edward B. Micheletti, Esquire
J. Peter Shindel, Jr., Esquire	Cliff C. Gardner, Esquire
April M. Ferraro, Esquire	Lilianna Anh P. Townsend, Esquire
Abrams & Bayliss LLP	R. Garrett Rice, Esquire
20 Montchanin Road, Suite 200	Skadden, Arps, Slate, Meagher
Wilmington, DE 19807	& Flom LLP
920 North King Street
Wilmington, DE 19899

RE:	T.J. Rodgers v. Cypress Semiconductor Corporation
Civil Action No. 2017-0070-AGB

Dear Counsel:

This letter constitutes the Court’s post-trial decision on plaintiff T.J. Rodgers’ request to inspect certain books and record of defendant Cypress Semiconductor Corporation (“Cypress”) under 8 Del. C. § 220. For the reasons explained below, judgment will be entered in Rodgers’ favor and Cypress will be required to produce the documents Rodgers sought in his demand letter dated January 19, 2017 (the “Demand”) in the manner set forth below.

The facts recited in this ruling are my findings based on the testimony and documentary evidence of record from a trial held on April 12, 2017. I accord the evidence the weight and credibility I find it deserves.

I.	Background

Cypress is a semiconductor design and manufacturing company with its principal place of business in San Jose, California. Rodgers founded Cypress in 1982 and served as its President and Chief Executive Officer for the next 34 years. He beneficially owns approximately 2.35% of Cypress’ outstanding common stock.

In April 2016, Rodgers resigned from his position as Cypress’ President and CEO, but he remained on the board until August.

On August 10, 2016, Cypress’ board of directors, including Rodgers, appointed Hassane El-Khoury as the company’s new President and CEO, and appointed Ray Bingham, who was then Chairman of the Board, as the Executive Chairman of the Board “to assist Mr. El-Khoury in his transition to the role of President and Chief Executive Officer.”1 The board meeting minutes describe the “Executive Chairman” position as “a newly created position in which Mr. Bingham will function as both an executive officer of the Company and as the Chairman of the Board of Directors.”2 Bingham’s compensation as Executive Chairman, which Rodgers believes is excessive, includes almost $900,000 in bonus

1 JX15 at 1.

2 Id.

2

and salary per year, and a grant of $4.5 million of restricted stock units. At the end of its August 10 meeting, the board accepted Rodgers’ resignation from the board.

On November 3, 2016, Lattice Semiconductor Corporation (“Lattice”) publicly announced that it had signed a definitive merger agreement with an affiliate of Canyon Bridge Capital Partners, Inc. (“Canyon Bridge”), a global private equity buyout firm, pursuant to which Lattice would be acquired by Canyon Bridge. Because Canyon Bridge received its initial funding from investors in China, the transaction is currently awaiting approval by the Committee on Foreign Investment in the United States. The press release announcing the transaction described Bingham as a “Founding Partner” of Canyon Bridge and quoted Bingham’s remarks on the merger.3

On December 1, 2016, Rodgers e-mailed Bingham, copying the rest of the board, suggesting that Bingham “lead an effort to eliminate Cypress’ Executive Chairman position.”4 In his email, Rodgers laid out the case for why he thought the substantial costs the company was incurring to pay for the Executive Chairman position—equating to about a penny per share of Cypress stock—outweighed any benefits the Company was receiving from Bingham’s service in that position. On December 7, 2016, Cypress’ Chief Legal Officer responded to Rodgers’ email,

3 JX19 at 1.

4 JX14.

3

stating that “the Board has received your email and is meeting to address each of your concerns.”5

On December 9, 2016, Rodgers sent a letter to the Cypress board, expressing concern that Canyon Bridge was competing with Cypress for acquisition opportunities in the semiconductor industry and that Bingham had violated Cypress’ Code of Business Conduct and Ethics by simultaneously serving as the Executive Chairman of Cypress and a founding partner of Canyon Bridge. The letter also stated that Bingham’s involvement in Canyon Bridge “is not just a hypothetical conflict of interest problem; it presents tangible risk to Cypress stockholders.”6

On January 19, 2017, Rodgers served on Cypress a demand to inspect certain books and records, including stocklist materials, under 8 Del. C. § 220. The Demand recited seven purposes for the requested inspection, including to:

●	Communicate with stockholders of the Company regarding matters of common interest, including but not limited to the composition of the Company’s Board of Directors.

●	Investigate possible mismanagement and breaches of fiduciary duty by members of the Company’s management and the Board.

●	Evaluate the suitability of all current members of the Board to continue serving as directors of the Company.

5 JX16.

6 JX121 at 1.

4

●

Evaluate the ability of the Board to consider impartially whether the Company should initiate litigation against Bingham, its Lead Independent Director, Chairman of the Audit Committee, and other current members of the management and/or the board.

●	Evaluate possible litigation or other corrective measures.[7]

The Demand set forth eighteen categories of requested information, and enclosed a form of confidentiality agreement Rodgers was prepared to sign.

On January 26, 2017, Cypress responded to the Demand, agreeing to provide Rodgers with the requested stocklist materials, subject to the execution of a confidentiality agreement and payment of $2,500, and directing Rodgers to where he could find Cypress’ publicly available bylaws.8 The response otherwise denied the Demand, stating that “Rodgers is not entitled under Delaware law to inspect the Company’s books and records for his remaining stated purposes because he has set forth no credible basis to infer that a non-exculpated breach of fiduciary duty has occurred.”9

On January 30, 2017, Rodgers filed his complaint in this action to compel the production of the books and records requested in his Demand.

On February 3, 2017, Rodgers, through his trust, submitted a letter to Cypress in connection with Cypress’ 2017 annual meeting of stockholders,

7 JX24 at 2.

8 JX11 at 1-2.

9 Id. at 2-3.

5

announcing his intention to nominate J. Daniel McCranie and Camillo Martino to the board. On February 17, 2017, Rodgers publicly announced a proxy contest for this purpose.

II.	Analysis

Section 220(b) of the Delaware General Corporation Law provides that “any stockholder … shall, upon written demand under oath stating the purpose thereof, have the right … to inspect for any proper purpose … (1) the corporation’s stock ledger, a list of its stockholders, and its other books and records.” Cypress does not dispute that the Demand satisfies the form and manner requirements of Section 220. Rather, the basis of Cypress’ defense is that Rodgers has failed to carry his burden to demonstrate a proper purpose.

A.	Rodgers Has Established a Proper Purpose for his Demand

Under Section 220(b), a proper purpose is one that is “reasonably related to such person’s interest as a stockholder.”10 In GM & M Group Inc. v. Carroll, our Supreme Court held that, “once a proper purpose has been established, any secondary purpose or ulterior motive of the stockholder becomes irrelevant.”11

A stockholder bears the burden of establishing a proper purpose “to inspect the corporation’s books and records, other than its stock ledger or list of

10 8 Del. C. § 220(b).

11 CM & M Gp., Inc. v. Carroll, 453 A.2d 788, 792 (Del. 1982).

6

stockholders.”12 In Seinfeld v. Verizon Communications, Inc., the Supreme Court explained the nature of this burden when documents are sought to investigate possible mismanagement, as follows:

A stockholder is not required to prove by a preponderance of the evidence that waste and [mis]management are actually occurring. Stockholders need only show, by a preponderance of the evidence, a credible basis from which the Court of Chancery can infer there is possible mismanagement that would warrant further investigation – a showing that may ultimately fall well short of demonstrating that anything wrong occurred. That threshold may be satisfied by a credible showing, through documents, logic, testimony or otherwise, that there are legitimate issues of wrongdoing.

Although the threshold for a stockholder in a section 220 proceeding is not insubstantial, the “credible basis” standard sets the lowest possible burden of proof.13

Rodgers asserts that his “primary purpose for seeking inspection of the Demanded Materials is to investigate wrongdoing by Bingham and the Board. Specifically, [he] seeks to investigate the extent of Bingham’s conflict of interest and to identify what steps, if any, the Board has taken to prevent harm to Cypress as a result of that conflict.”14

12 8 Del. C. § 220(c).

13 Seinfeld v. Verizon Commc’ns, Inc., 909 A.2d 117, 123 (Del. 2006) (internal quotations omitted).

14 Rodgers’ Opening Pre-Trial Br. 16.

7

“It is well established that a stockholder’s desire to investigate wrongdoing or mismanagement is a ‘proper purpose.’”15 Here, I find that Rodgers has demonstrated, through documents, logic, and testimony, a credible basis to infer potential wrongdoing by Bingham. Specifically, Rodgers has established a credible basis to infer that Bingham may have violated Cypress’ Code of Business Conduct and Ethics (the “Code”), which applies to all “employees” of Cypress.

Section III.C.(i) of the Code states, as follows:

You are prohibited from engaging in any activity that interferes with your performance or responsibilities to the Company or is otherwise in conflict or perceived conflict with the Company. Our policies prohibit any employee from accepting simultaneous employment of any kind without written permission of the Company, and prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor. Employees are prohibited from taking part in any activity that enhances or supports a competitor’s position. Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company.16

Cypress does not dispute that Bingham simultaneously serves as the Executive Chairman of Cypress and a partner at Canyon Bridge, nor does Cypress assert that it was made aware of or approved Bingham’s affiliation with Canyon Bridge before November 3, when Lattice announced its proposed acquisition by Canyon Bridge. Thus, a “credible basis” exists to infer that Bingham violated the Code’s

15 Seinfeld, 909 A.2d at 121.

16 JX20 at 2.

8

prohibition on “simultaneous employment of any kind without written permission of the Company.”

Rodgers also credibly testified, consistent with other evidence in the record, that Canyon Bridge competes with Cypress in acquiring companies in the semiconductor industry. According to Rodgers, who is intimately familiar with Cypress from having led the company for 34 years until fairly recently, M&A has been critical to Cypress’ survival in the constantly consolidating semiconductor industry and, in fact, Cypress made 32 acquisitions during his tenure.17 On the other side of the ledger, Canyon Bridge describes itself as a “global private equity buyout firm” that seeks “control investments” in technology companies,18 and it recently signed an agreement to acquire Lattice, which was an acquisition target of Cypress twice during the past five years, and which approached Cypress in 2016 as a potential “white knight” in response to Canyon Bridge’s overture.19 It thus is certainly reasonable to infer from the record that Cypress and Canyon Bridge are competitors for semiconductor-related acquisition targets.

Bingham, as Cypress’ Executive Chairman and a member of its M&A evaluation team,20 presumably has intimate knowledge of Cypress’ M&A strategy

17 Tr. 8-11.

18 JX19 at 2.

19 Tr. 29.

20 Tr. 12.

9

and related confidential information. At the same time, he is a “Founding Partner” of Canyon Bridge. The dual hats Bingham wears suggest that his interests with respect to Canyon Bridge may well conflict with the business interests of Cypress.

Rodgers also testified, and Cypress did not dispute, that the telephone number listed under Canyon Bridge’s investor contact information in its November 3 press release is a Cypress telephone, which has been answered by a Cypress secretary.21 Cypress’ Code prohibits its employees “from engaging in any activity that … is … in conflict or perceived conflict with the Company,” and a credible basis exists to infer that Bingham has violated this prohibition of the Code.

Finally, Rodgers testified that, until seeing Lattice’s November 3 press release, he as well as Cypress’ CEO and Chief Financial Officer at the time did not know about Bingham’s relationship with Canyon Bridge.22 Cypress offered no contrary evidence on this point. Because Bingham was quoted in the press release as the “Founding Partner” of Canyon Bridge, it would be logical to infer that Bingham already was involved with Canyon Bridge before November 3. Thus, a credible basis exists to infer that Bingham may have violated the Code’s

21 Tr. 36-37.

22 Tr. 28, 33. Rodgers’ testimony on this point differed in certain respects from the contents of an anonymous letter he received in the mail. JX22. Cypress objected to the admissibility of this document on hearsay grounds. Since I have placed no weight on the document in question, that issue is moot.

10

requirement to “disclose to the Company any interest that [he has] that may conflict with the business of the Company.”

B.	Cypress’ Challenges to the Purpose of the Demand Are Without Merit

Relying on this Court’s decision in Southeastern Pennsylvania Transportation Authority v. AbbVie, Cypress argues that because Cypress has a Section 102(b)(7) exculpatory provision in its certificate of incorporation, “to establish a proper purpose to inspect the Company’s books and records, Rodgers must set forth a credible basis to believe that the Board breached its duty of loyalty or acted in bad faith.”23 According to Cypress, Rodgers cannot make this showing because his allegations of misconduct focus on Bingham, and he has not provided any evidence of a non-exculpated breach of duty by a majority of Cypress’ directors. Cypress’ reliance on AbbVie is misplaced.

In AbbVie, the Court found that certain stockholders of AbbVie, Inc. were not entitled to conduct a Section 220 inspection because they had failed to demonstrate a credible basis to infer that AbbVie’s directors had breached a non-exculpated duty in connection with their approval of a substantial breakup fee that the company ended up paying when it withdrew from a proposed merger with Shire plc for tax reasons. The Court observed that, “[t]here are a number of acceptable reasons why stockholders may seek to investigate corporate

11

wrongdoing—they may seek to institute possible derivative litigation, or they may seek an audience with the board to discuss reforms or, failing in that, they may prepare a stockholder resolution for the next annual meeting, or mount a proxy fight to elect new directors.”24 Critically, in finding that the plaintiffs were not entitled to conduct the requested inspection, the Court expressly found that initiating derivative litigation was “the sole motivation for the Plaintiffs’ investigations into corporate wrongdoing among AbbVie’s directors and officers.”25 That is not the case here.

Unlike in AbbVie, I find here that the pursuit of derivative litigation is not Rodgers’ sole motivation for investigating wrongdoing. Rodgers’ Demand states several purposes, including his desire “to communicate with stockholders of the Company regarding matters of common interest,” to “evaluate the suitability of all current members of the Board to continue serving as directors of the Company,” and “to evaluate possible litigation or other corrective measures.”26

23 Cypress’ Pre-Trial Answering Br. 10 (emphasis added).

24 Se. Pa. Transp. Auth. v. AbbVie, Inc., 2015 WL 1753033, at *11 (Del. Ch. Apr. 15, 2015).

25 AbbVie, 2015 WL 1753033, at *12 (emphasis added). The Court in AbbVie further stated that nothing in its decision “should be read to hold that directors’ breaches of exculpated duties can never be a basis to support a Section 220 request on grounds other than pursuit of derivative litigation.” Id. at * 13 n.107 (emphasis added).

26 JX24 at 2.

12

The record supports that these other purposes are genuine. For example, before making his Demand, Rodgers twice communicated with the Cypress board privately in an effort to address his concerns about the company’s continued expenditure of funds on the Executive Chairman position, and about the apparent conflicts of interest arising from Bingham’s involvement with Canyon Bridge.27

Rodgers, a significant stockholder who would have no apparent reason to hurt the company, also testified credibly that, depending on what he discovered as a result of his Demand, he hoped to pursue further dialogue with the board to work out resolutions outside of litigation.28 In sum, because Rodgers has demonstrated credible bases to infer wrongdoing by Bingham and a genuine desire to pursue corrective actions outside of derivative litigation, it is irrelevant whether Rodgers has established a credible basis to infer a non-exculpated breach of fiduciary duty by any of the other members of Cypress’ board.

Cypress also argues that investigating wrongdoing is not Rodgers’ actual purpose for making his Demand. According to Cypress, the real reasons for Rodgers’ Demand is to exact revenge against Bingham, and to serve as an impermissible tactic in furtherance of his proxy contest.29

27 See Tr. 40-44; JX14; JX121.

28 Tr. 49-50.

29 Tr. 163, 166.

13

In Pershing Square, L.P. v. Ceridian Corp., then-Chancellor Chandler held that:

A corporate defendant may resist demand where it shows that the stockholder’s stated proper purpose is not the actual purpose for the demand. This showing is not made where a secondary improper purpose exists. Instead, in order to succeed, the defendant must prove that the plaintiff pursued its claim under false pretense, and its primary purpose is indeed improper. Such a showing is fact intensive and difficult to establish.30

Based on Rodgers’ testimony, which I generally found to be highly credible, and the other evidence of record, I am not convinced that Rodgers’ actual purpose is to pursue a personal vendetta against Bingham. As this Court has observed, “our courts have given credence to such [personal animosity] defenses only where it is evident from the facts on the record that the plaintiff’s actual, predominating, purpose is something unrelated to the plaintiff’s purpose as a stockholder.”31 The evidence here does not support such a conclusion.

As to the proxy contest, Rodgers testified at trial that he “did not file this action for the purpose of [the] proxy contest,” and that this action “is not a part of [his] strategy in the proxy contest.”32 In his preliminary proxy statement filed on March 7, 2017, he further stated that:

30 Pershing Square, L.P. v. Ceridian Corp., 923 A.2d 810, 817 (Del. Ch. 2007).

31 Sutherland v. Dardanelle Timber Co., 2006 WL 1451531, at *9 (Del. Ch. May 16, 2006).

32 Tr. 96.

14

My efforts to address these matters privately have met no success, so I had to submit a demand letter . . . for the Company’s books and records to obtain further information. Despite my request . . . , the Board has refused to provide the requested information.

It was against this background that I felt I had no choice but to file the required papers to nominate Messrs. McCranie and Martino for election to the Cypress Board.33

Rodgers similarly testified at trial that the proxy contest was the result of Cypress’ refusal of his Demand, not the other way around.34 In my view, Rodgers’ Demand and the proxy contest appear to be parallel efforts to address the same perceived misconduct, but Cypress has not sustained its burden to prove that Rodgers’ actual purpose for making the Demand was to aid his proxy contest in an improper manner.

Although I conclude that Rodgers’ ongoing proxy contest against Cypress does not bar him from inspecting Cypress’ books and records, that does not mean Rodgers may freely use Cypress’ confidential information in his proxy contest. In Disney v. Walt Disney Co., then-Vice Chancellor Lamb explained that there is a “presumption that the production of nonpublic corporate books and records to a stockholder making a demand pursuant to Section 220 should be conditioned upon a reasonable confidentiality order.”35 The Disney Court commented that it would

33 JX132 at 3.

34 Tr. 48-49.

35 Disney v. Walt Disney Co., 857 A.2d 444, 447 (Del. Ch. 2004).

15

“entertain an application for relief from a Section 220 confidentiality agreement” for purposes of allowing information to be used in an active proxy solicitation, but it emphasized that “the burden on the moving party would be heavy.” 36

A confidentiality order is in place in this case. Consistent with the Court’s decision in Disney, the documents to be produced in response to the Demand (discussed below) will be produced subject to the terms of that order. If Rodgers believes that the company has designated a document confidential or highly confidential improperly, or that there is otherwise a legitimate basis for permitting the public disclosure of information produced in response to the Demand, the parties should confer in good faith immediately to resolve the matter, and only then seek the Court’s assistance, if necessary.

C.	The Scope of the Production

The Demand seeks eighteen categories of documents. Categories 10 and 11 have been satisfied.37 Categories 12-18 concern stocklist materials. Cypress produced certain stocklist materials to Rodgers in March, and has agreed to produce updated stocklist materials to him upon request on the condition that he reimburses the company for the associated costs.38 That leaves categories 1-9.

36 Id. at 448-49.

37 See Tr. 91-92; JX11 at 1-2.

38 Given that the parties are engaged in an active proxy contest, those materials should be provided promptly when requested to ensure a level playing field. See Hatleigh Corp. v.

16

Categories 1-9 each seek “[a]ll documents provided to the Board, Senior Management (meaning the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, or Chief Technical Officer), and/or any members of the Board or Senior Management relating to or referencing:”

1.	Bingham’s employment by, or affiliation with, Canyon Bridge or any entities related to Canyon Bridge.

2.	Bingham’s employment by, or affiliation with, any competitor of the Company other than Canyon Bridge.

3.	Canyon Bridge’s affiliation or association with the Chinese government.

4.	Canyon Bridge’s acquisition of Lattice.

5.	A potential acquisition of Lattice by the Company.

6.	Canyon Bridge’s acquisition of, or intent to acquire, any other semiconductor-related entity.

7.

Bingham’s compliance with the Code, including without limitation Board minutes, Board committee minutes, and notes of discussions (whether formal or informal) between or among the Chairman of the Audit Committee, the Executive Chairman, and any other Board Members or Senior Management.

8.	Any proposed or actual amendments or modifications to the Code.

Lane Bryant, Inc., 428 A.2d 350, 354-55 (Del. Ch. 1981) (“Once having established a proper purpose, a stockholder is entitled to the same lists and data relating to stockholders as is available to the corporation. To hold otherwise would be to give the corporation an unfair advantage in a proxy solicitation battle. The best interest of the stockholders requires that they quickly receive all the information generated by the competing interests.”).

17

9.	Any waiver(s) from compliance with the Code by any member of the Board or of Senior Management.

Rodgers has established in my view that each of these categories is essential to the purposes in his Demand,39 and Cypress does not seriously contend otherwise. Accordingly, subject to the qualifications discussed next, the documents requested in categories 1-9 will be produced.

During post-trial argument, Rodgers agreed to limit the time period for the documents for each category to the period from January 1, 2016 to the present. This is reasonable and will be ordered.

Two points of disagreement remain concerning (1) the scope of individuals for whom documents will be produced, and (2) whether “communications” involving these individuals must be produced.

On the first issue, Cypress contends that Rodgers only should receive documents provided to Cypress’ directors, and not those that were provided to members of Senior Management, as defined in the Demand. Rodgers, on the other hand, requests documents that were provided to Cypress’ directors as well as its CFO, who is not a director, because the CFO has certain responsibilities under the

39 “A shareholder who has discharged his burden of showing his entitlement to a Section 220 inspection must also satisfy an additional burden—to show that the specific books and records he seeks to inspect are essential to the accomplishment of the stockholder’s articulated purpose for the inspection.” Espinoza v. Hewlett-Packard Co., 32 A.3d 365, 371 (Del. 2011). “A document is essential for Section 220 purposes if, at a minimum, it

18

Code that are relevant to the purposes in his Demand. I agree with Rodgers that documents provided to the CFO—which were specifically requested in the Demand—are essential to Rodgers’ purposes and should be produced along with documents that were provided to the board or any of its members individually.

On the second issue, Rodgers seeks to expand his inspection to include “communications involving any of the directors” and the CFO concerning the topics in categories 1-9.40 Cypress objects, noting that the Demand did not seek such “communications.” I agree with Cypress, with one qualification. Because the Demand did not seek “communications involving” the directors or others, I will not allow Rodgers to expand the scope of his requested inspection now. In other words, consistent with the Demand, Cypress is only required to produce documents “provided to” the board or any of its members individually, as well as the CFO, concerning each of the topics in categories 1-9.

The one qualification is that category 7 specifically seeks “notes of discussions (whether formal or informal) between or among the Chairman of the Audit Committee, the Executive Chairman, and any other Board Members or Senior Management” concerning Bingham’s compliance with the Code. These addresses the crux of the shareholder’s purpose, and if the essential information the document contains is unavailable from another source.” Id. at 371-72.

40 See Tr. 178; Letter from Abrams & Bayliss LLP dated Apr. 13, 2017.

19

materials are relevant and essential to Rodgers’ purposes and thus will be produced as well in whatever format such “notes” may exist, including e-mails.

* * * * *

The parties are directed to confer and submit a form of order in accordance with this ruling within two business days. The order should provide for all responsive documents to be produced within five business days from the date of its entry.

Sincerely,

/s/ Andre G. Bouchard

Chancellor

AGB/gm

20

EXHIBIT C

April 18, 2017

Cypress Resolves Lawsuit Brought by Departed CEO T.J. Rodgers

SAN JOSE, Calif., April 18, 2017 /PRNewswire/ -- Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today announced that the Delaware Court of Chancery has determined to allow Mr. Rodgers access to certain books and records of Cypress pursuant to Section 220 of the Delaware General Corporation Law, and has granted Cypress’ request to limit Mr. Rodgers’ use of that information to appropriate purposes. The Company issued the following statement in response:

“In a second attempt to settle this matter, Cypress had already offered to provide all Board minutes and presentations that Mr. Rodgers had requested in his demand, subject to agreeing to maintain the confidentiality of such information. We are pleased that the Delaware court ruled only that, in large part, Mr. Rodgers could have access to what we had already said Cypress was willing to provide and subject to the confidentiality restrictions we had sought. While we disagree with the court’s determination, and many of the court’s extraneous comments, we are pleased that it has recognized the overly broad nature of Mr. Rodgers’ demands and has appropriately limited the information to be made available to him and its use.

“We do not believe it is in the best interests of Cypress or our stockholders to appeal the court’s decision, and will promptly comply with it by providing the requested documents to Mr. Rodgers. We continue to view his litigation as nothing more than a blatant attempt by Mr. Rodgers, who was forced by the Board of Cypress to resign, to further a proxy campaign motivated by a personal vendetta.

“Cypress remains fully focused on executing our Cypress 3.0 strategy to drive long-term stockholder value, and we look forward to discussing with stockholders the merits of how the Board and management team are driving the Company forward.”

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees are participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

On April 5, 2017, the Company filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting. Prior to the 2017 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2017 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website

(https://www.cypress.com) or via the Company’s Investor Relations portal (http://investors.cypress.com/contactus.cfm). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or toll-free at (877) 285-5990.

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy; the composition of our Board of Directors; our 2017 Annual Meeting; the Company’s financial performance; our corporate governance policies and practices; our plans to file certain materials with the SEC; and the possible resolution of any pending legal proceedings. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com

To view the original version on PR Newswire, visit: http://www.prnewswire.com/news-releases/cypress-resolves-lawsuit-brought-by-departed-ceo-tj-rodgers-300441277.html

SOURCE Cypress Semiconductor Corp.

News Provided by Acquire Media

EXHIBIT D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 19, 2017

Dear Fellow Stockholder:

You are cordially invited to attend Cypress Semiconductor Corporation’s 2017 Annual Meeting of Stockholders. We will hold the meeting on June 8, 2017, at 10:00 a.m. Pacific Daylight Time, at our principal executive offices located at 198 Champion Court, San Jose, California 95134. We look forward to your attendance in person or by proxy at the meeting.

Please refer to the Proxy Statement for detailed information on each of the proposals to be presented at the Annual Meeting. Your vote is important, and we strongly urge you to cast your vote whether or not you plan to attend the Annual Meeting.

If you are a stockholder of record, meaning that you hold shares directly with Computershare Trust Company N.A., the inspector of elections will have your name on a list and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification (e.g., driver’s license, state-issued ID card, passport). If you hold stock in a brokerage account or in “street name” and wish to attend the Annual Meeting in person, you will also need to bring a letter from your broker reflecting your stock ownership as of the record date, which is April 18, 2017.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

Hassane El-Khoury
President and Chief Executive Officer

CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date: June 8, 2017

Time: 10:00 a.m. Pacific Daylight Time

Place: Cypress’s principal executive offices located at 198 Champion Court, San Jose, California 95134

Items of Business:

1.

The election of seven directors to serve on our Board of Directors for a one-year term, with each director to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017;

3.	Annual advisory vote to approve the compensation of our named executive officers;

4.	Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

5.	Amendment and restatement of our 2013 Stock Plan to approve (i) adding additional shares to the plan, and (ii) making certain administrative and clerical changes to the plan; and

6.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of the 2017 Annual Meeting of Stockholders. This Notice, the 2016 Annual Report and our 2017 Proxy Statement are being made available to stockholders on or about April 19, 2017.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on April 18, 2017, are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a WHITE proxy card or voted by telephone or online. We have provided voting instructions in the attached Proxy Statement on how you can vote your shares at or before the Annual Meeting. The attached Proxy Statement and our 2016 Annual Report to stockholders are also available online at www.cypress.com/2016annualreport. You are encouraged to access and review all of the important information contained in these materials prior to voting.

Our Board of Directors has selected the seven persons named in the Proxy Statement as its nominees for election to the Board of Directors at the Annual Meeting. Each of our nominees is currently serving as a director of Cypress. We believe that the seven nominees named in the attached proxy statement have a well-rounded combination of experience, expertise and insight, all necessary to provide the right leadership to build value for all Cypress stockholders.

Please note that Cypress’s former Chief Executive Officer and Director, T.J. Rodgers, has submitted nominations for two candidates for election to the Board of Directors at the Annual Meeting. We do not endorse the election of either of Mr. Rodgers’ nominees as a director. You may receive proxy solicitation materials from Mr. Rodgers or other persons or entities affiliated with them in support of his nominees, including an opposition proxy statement and a gold proxy card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY OR ON BEHALF OF

MR. RODGERS. Even if you have previously submitted a proxy or voting instructions with respect to the director nominees solicited by Mr. Rodgers, you have the right to change your vote. If you are a stockholder of record, you may change your vote by marking, dating, signing and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by following the instructions on the WHITE proxy card to submit your proxy electronically over the Internet or by telephone. Only the latest dated proxy you submit will be counted. If you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any gold proxy card or voting instruction form sent to you by Mr. Rodgers or on behalf of any person other than Cypress.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Okapi Partners LLC

1212 Avenue of the Americas

24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

FOR THE BOARD OF DIRECTORS

Pamela Tondreau
Corporate Secretary

San Jose, California, April 19, 2017

2017 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page

CYPRESS SEMICONDUCTOR CORPORATION 2017 PROXY STATEMENT SUMMARY	1

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING	3

CERTAIN BACKGROUND INFORMATION	10

CERTAIN LEGAL PROCEEDINGS	14

PROPOSAL ONE - ELECTION OF DIRECTORS	15

PROPOSAL TWO - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

PROPOSAL THREE - ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	20

PROPOSAL FOUR - ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	21

PROPOSAL FIVE - AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN	22

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	33

CORPORATE GOVERNANCE	34
STOCK OWNERSHIP REQUIREMENTS

POLICY ON DERIVATIVE TRADING

POLICY ON PLEDGING

COMMUNICATIONS FROM STOCKHOLDERS AND OTHER INTERESTED PARTIES

CORPORATE GOVERNANCE GUIDELINES

BOARD STRUCTURE

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

BOARD’S COMMITTEES

DIRECTOR COMPENSATION	42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44

COMPENSATION COMMITTEE REPORT	47

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)	48
EXECUTIVE SUMMARY

COMPENSATION PROCESSES AND PHILOSOPHY

ELEMENTS OF COMPENSATION

CYPRESS 2016 EXECUTIVE COMPENSATION

CYPRESS 2017 COMPENSATION ACTIONS

EXECUTIVE COMPENSATION TABLES	65
SUMMARY COMPENSATION TABLE

GRANTS OF PLAN-BASED AWARDS

OUTSTANDING EQUITY AWARDS

OPTION EXERCISES AND STOCK VESTING

NON-QUALIFIED DEFERRED COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Cypress Semiconductor Corporation - 2017 Proxy Statement	i

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	75

OTHER REQUIRED DISCLOSURES	77
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PERSON TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

OTHER MATTERS	78

APPENDICES	A-1
APPENDIX A - INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES	B-1

APPENDIX B - AMENDED AND RESTATED 2013 STOCK PLAN

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CYPRESS SEMICONDUCTOR CORPORATION 2017 PROXY STATEMENT SUMMARY

CYPRESS SEMICONDUCTOR CORPORATION 2017 PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

2017 Annual Meeting Information (Begins on Page 3)	Items of Business
	Proposal	Board Recommendation	Page Number
Date: June 8, 2017 Time: 10:00 AM Pacific Daylight Time Location: Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134 Record Date: April 18, 2017 Admission: To attend the meeting in person, you will need proof of your share ownership and valid picture identification	1. The election of seven directors to serve on our Board of Directors for one-year terms, with each director to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal.	For	15
	2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2017.	For	19
	3. Annual advisory vote to approve the compensation of our named executive officers.	For	20
	4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.	One Year	21
	5. Amendment and restatement of the 2013 Stock Plan to approve (i) adding additional shares to the plan, and (ii) certain administrative and clerical changes to the plan.	For	22
Executive Compensation Highlights (Begins on Page 48)

We pay for performance:

- significant portion of named executive officer (NEO) compensation is 100% at-risk performance-based equity

- target total NEO compensation is aligned with peer group

- delivered NEO cash compensation for fiscal year 2016 was 53% of target

- for fiscal year 2016, performance-based equity awards granted were contingent on gross margin and new product performance milestones

- NEO performance compensation includes multi-year component

We seek to mitigate compensation-related risk through a variety of vehicles, including through the following:

- anti-hedging policy

- stock ownership and retention guidelines for all named executive officers

- anti-pledging policy for all named executive officers and directors

Cypress Semiconductor Corporation - 2017 Proxy Statement	1

CYPRESS SEMICONDUCTOR CORPORATION 2017 PROXY STATEMENT SUMMARY

Our Corporate Governance Policies Reflect Best Practices

- annual election of directors

- Lead Independent Director

- majority voting in uncontested director elections

- proxy access provisions

- 71% of directors are independent

- all board committee members are independent

- anti-hedging policy

- annual “say-on-pay” votes

- stock ownership and retention guidelines for named executive officers

- annual board and committee self-evaluations

Director Nominees				Board Committee Composition
Name	Director Since	Independent	Position	Audit	Comp.	Nom. & Corp. Governance	Ops.**
W. Steve Albrecht*	2003	x	Director	Chair		✓
Eric A. Benhamou	1993	x	Lead Independent Director	✓	Chair	✓
H. Raymond Bingham	2015		Executive Chairman
Hassane El-Khoury	2016		President, CEO and Director
Oh Chul Kwon	2015	x	Director
Wilbert van den Hoek	2011	x	Director		✓		Chair
Michael Wishart	2015	x	Director	✓	✓	Chair

* Mr. Albrecht has been designated as the “audit committee financial expert” in accordance with the requirements of the SEC and the Nasdaq Listing Rules.

** Dissolved in April 2017.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Cypress Semiconductor Corporation (sometimes referred to as “we,” “us,” “our,” the “Company” or “Cypress”) is providing these proxy materials to solicit your vote at the 2017 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on June 8, 2017, at 10:00 a.m. Pacific Daylight Time at our principal executive offices located at 198 Champion Court, San Jose, California 95134. The telephone number at this address is (408) 943-2600.

The Company has received notice from T.J. Rodgers, our former Chief Executive Officer and Director, that he is nominating two individuals, J. Daniel McCranie and Camillo Martino (the “Rodgers Nominees”) for election to the Board at the Annual Meeting and soliciting proxies from Cypress stockholders in support of the Rodgers Nominees.

The Rodgers Nominees are not endorsed by our Board. We urge stockholders NOT to vote any gold proxy card or voting instruction form that you may receive from or on behalf of Mr. Rodgers. We are not responsible for the accuracy of any information provided by or relating to Mr. Rodgers contained in any proxy solicitation materials filed or disseminated by or on behalf of Mr. Rodgers or any other statements that Mr. Rodgers may otherwise make. Mr. Rodgers chooses which stockholders receive his proxy solicitation materials.

Our Board of Directors urges you to vote “FOR” all of our nominees for director: W. Steve Albrecht, Eric A. Benhamou, H. Raymond Bingham, Hassane El-Khoury, Oh Chul Kwon, Wilbert van den Hoek and Michael S. Wishart.

Who may attend the Annual Meeting?

All stockholders and holders of proxies for those stockholders as of April 18, 2017 (the “Record Date”), as well as other persons invited by Cypress, may attend the Annual Meeting. If you are a stockholder of record, meaning that you hold shares directly with Computershare Trust Company, N.A., the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification (e.g., driver’s license, state-issued ID card, passport). Stockholders holding stock in brokerage accounts or in “street name” wishing to attend the Annual Meeting in person will also need to bring a letter from their broker reflecting their stock ownership as of the Record Date.

Who is entitled to vote?

Only Cypress stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were approximately 329,380,510 shares outstanding of Cypress’s common stock, par value $0.01 per share.

What may I vote on?

You may vote on all items listed below:

1.

The election of seven directors to serve on our Board of Directors for one-year terms, with each director to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2017;

3.	Annual advisory vote to approve the compensation of our named executive officers;

4.	Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

5.	Amendment and restatement of the 2013 Stock Plan to approve (i) adding additional shares to the plan, and (ii) certain administrative and clerical changes to the plan; and

6.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

As described above, the Board has selected the seven persons named in Proposal 1 as its nominees for election to the Board at the Annual Meeting. Cypress has also received notice from Mr. Rodgers that he is nominating the Rodgers Nominees for election as directors at the Annual Meeting and soliciting proxies from stockholders in support of the Rodgers Nominees. The Rodgers Nominees are not endorsed by our Board. We urge stockholders to vote “FOR” all of the seven director nominees named in Proposal 1 on the WHITE proxy card and NOT to vote any gold proxy card or voting instruction form that you may receive from or on behalf of Mr. Rodgers.

What is the difference between a registered stockholder or stockholder of record and a beneficial stockholder?

Registered Stockholder or Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Shares you hold in a bank or brokerage account are not generally registered directly in your name.

Beneficial Stockholder: Shares Registered in the Name of a Bank or Broker

If your shares were held in an account at a bank, brokerage firm, dealer, or other similar organization on the Record Date, then you are the beneficial stockholder of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to instruct your bank or broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. You will be able to gain entry to the Annual Meeting with any form of government-issued photo identification (e.g., driver’s license, state-issued ID card, passport), along with a copy of a letter from your bank or broker reflecting your stock ownership as of the Record Date.

However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank or broker in advance of the Annual Meeting.

How do I vote and what are the voting deadlines?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may vote your shares by proxy without attending the Annual Meeting. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: If you are a stockholder of record, there are several ways for you to vote your shares.

In person at the Annual Meeting
By mail	By telephone or online

If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the WHITE proxy card. Proxy cards submitted by mail must be received no later than June 7, 2017 at 5:00 p.m. Eastern Daylight Time to be voted at the Annual Meeting.

You may vote your shares by telephone or online by following the instructions provided in the proxy materials. If you vote by telephone or online, you do not need to return a proxy card by mail. Online and telephone voting are available 24 hours a day. Votes submitted by telephone or online must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2017.

You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your WHITE proxy card or voting instructions, or vote by telephone or online by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Stockholders: If you are the beneficial owner of your shares, you should have received the proxy materials and voting instructions from the bank or broker holding your shares. You should follow the instructions in the proxy materials and voting instructions to instruct your bank or broker on how to vote your shares. The availability of telephone and online voting will depend on the voting process of the bank or broker. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank or broker in advance of the Annual Meeting giving you the right to vote your shares.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

What shares may be voted and how may I cast my vote for each proposal?

You may vote all shares you own as of the close of business on the Record Date. You may cast one vote per share of common stock for each proposal.

What is the effect of a broker vote?

Banks and brokers who hold shares of our common stock for a beneficial owner have the discretion to vote on “routine” proposals even if they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Proposal 2 is considered a “routine” matter under the applicable standards. A “broker non-vote” occurs when a bank or broker does not receive voting instructions from the beneficial owner on a particular matter and does not have the discretion to direct the voting of the shares on a particular proposal. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the final vote with respect to a particular proposal. Thus, a broker non-vote may impact our ability to obtain a quorum, but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed to approve each proposal?

With respect to Proposal 1, Cypress has adopted a majority voting standard for uncontested director elections and a plurality voting standard for contested elections. The voting standard is discussed further under the section titled “Proposal 1-Election of Directors.” Because the number of nominees timely nominated for election at the annual meeting exceeds the number of directors to be elected at the meeting, the election of directors at the annual meeting is a contested election. As a result, directors will be elected by a plurality of the votes cast at the annual meeting, meaning that, the seven director nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR” all nominees, “WITHHOLD” your vote for all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. If you return the WHITE proxy card, unless indicated otherwise thereon, your shares will be voted “FOR” all of the seven nominees named in Proposal 1 in this Proxy Statement. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than seven directors. If you hold your shares in “street name,” your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

With respect to Proposals 2, 3 and 5, we must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy in order for such proposal to be approved. Under Delaware law, if you “ABSTAIN” from voting for Proposals 2, 3 and 5, it will have the same effect as an “AGAINST” vote.

Proposal 4 is an advisory, or “non-binding” vote to provide stockholders with a mechanism to provide input to the Board about the matters described therein. The voting standard is discussed further under the section titled “Proposal 4 - Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Our Named Executive Officers.”

Proposal	Vote Required	Broker Vote Allowed
Proposal 1 - Election of seven directors	Plurality of votes cast	No
Proposal 2 - Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017	Majority of shares entitled to vote and present in person or represented by proxy	Yes
Proposal 3 - Annual advisory vote to approve the compensation of our named executive officers	Majority of shares entitled to vote and present in person or represented by proxy	No

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Proposal	Vote Required	Broker Vote Allowed
Proposal 4 - Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers	N/A	No
Proposal 5 - Amendment and restatement of the 2013 Stock Plan to approve (i) adding additional shares to the plan, and (ii) certain administrative and clerical changes to the plan	Majority of shares entitled to vote and present in person or represented by proxy	No

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank or broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another time or date.

How can I change my vote or revoke my proxy?

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated WHITE proxy card, or (ii) voting again online or by telephone, as more fully described in your proxy materials or WHITE proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. If your shares are held by a bank or broker, you may change your vote by submitting new voting instructions to your bank, broker, trustee or agent, or, if you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

What does it mean if I get more than one WHITE proxy or voting instructions card?

It means you hold shares in more than one registered account. You must vote all of your WHITE proxy cards in one of the manners described above (under “How do I vote and what are the voting deadlines?”) to ensure that all your shares are voted.

What should I do if I receive a proxy card or voting instruction form from or on behalf of Mr. Rodgers?

Mr. Rodgers has provided notice that he is nominating the Rodgers Nominees for election as directors at the Annual Meeting and soliciting proxies from stockholders in support of the Rodgers Nominees. The Rodgers Nominees are not endorsed by our Board. You may receive proxy solicitation materials from Mr. Rodgers, including an opposition gold proxy statement and proxy card. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY OR ON BEHALF OF MR. RODGERS. Even if you have previously submitted a gold proxy card or voting instructions with respect to the director nominees solicited by Mr. Rodgers, you have the right to change your vote. If you are a stockholder of record, you may change your vote by marking, dating, signing and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by following the instructions on the WHITE proxy card to submit your proxy electronically over the Internet or by telephone. Only the latest dated proxy you submit will be counted. If you are a beneficial holder, please follow the voting instructions provided by your bank, broker or other nominee to change your vote.

We urge you to disregard any gold proxy card or voting instruction form sent to you by Mr. Rodgers or on behalf of any person other than the Company. Please note that if you submit a gold proxy card or voting instruction form to “WITHHOLD AUTHORITY” to vote your shares with respect to any of the Rodgers Nominees, that submission will not cause your shares to be counted as a vote “FOR” any of the Board’s nominees and will result in the revocation of any previous proxy or voting instructions you may have submitted using Cypress’s WHITE proxy card or voting instruction form.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Who will count the votes?

Representatives of an independent proxy tabulator will count the votes and will act as the Inspector of Elections. The procedures to be used by the Inspector of Elections are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

How much did this proxy solicitation cost and who will pay for the cost?

This solicitation is made on behalf of Cypress’s Board of Directors and the Company will bear the cost of soliciting your vote in connection with this proxy statement (the “Proxy Statement”). These costs will include the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. We have requested that banks, brokers and other custodians, agents and fiduciaries send these proxy materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, agents and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

Such solicitations may be made by telephone, facsimile transmission, over the Internet or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. The Company may also solicit shareholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website at www.cypress.com.

The Company has retained Okapi Partners LLC (“Okapi”) to assist it in soliciting proxies and related services for a fee estimated to be approximately $375,000, plus certain other service fees and expenses. The Company has also agreed to certain indemnification provisions with Okapi. Okapi expects that approximately 100 of its employees will assist in soliciting proxies. The Company may incur other expenses in connection with the solicitation of proxies for the Annual Meeting.

Who are the participants in this proxy solicitation?

Our director nominees, as well as certain of our officers and employees are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf. See the section titled “Security Ownership of Certain Beneficial Owners and Management” and Appendix A for additional information with respect to such individuals.

How can I receive the Proxy Statement and annual report by electronic delivery?

You may sign up for Cypress’s e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by e-mail whenever our annual report or proxy statement is available for viewing online. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or until you cancel your enrollment.

How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for fiscal year 2016?

Online: Visit our website at www.cypress.com/2016annualreport to view the Annual Report online or print a copy.

By Mail: Send a written request for a copy of our Annual Report on Form 10-K to: Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a printed copy of our Annual Report on Form 10-K without charge. Our Annual Report on Form 10-K for the fiscal year ended January 1, 2017 was filed with the SEC on March 1, 2017.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

How and when may I submit proposals or director nominations for consideration at next year’s annual meeting of stockholders?

For stockholder proposals to be considered for inclusion in our 2018 Proxy Statement, the written proposal must be received by our Corporate Secretary, at our principal executive offices located at 198 Champion Court, San Jose, California 95134, no later than December 20, 2017, in accordance with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of stockholder proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act would instead be publicly announced to stockholders and would be a reasonable time before we begin to print and mail our proxy materials.

In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters or nominate director candidates before or at an annual meeting of stockholders. Stockholders who wish to submit a proposal or director nomination under the Company’s bylaws must deliver written notice to our Corporate Secretary at the address above no earlier than February 3, 2018 and no later than March 5, 2018. Any such proposal or nomination must contain the specific information required by the Company’s bylaws.

In the event the date of next year’s annual meeting is moved more than 30 days before or 60 days after the anniversary date of this year’s annual meeting, you may submit a proposal or director nomination under the Company’s bylaws by delivering written notice to our Corporate Secretary at the address above no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, including Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in the Company’s proxy materials.

The Company’s bylaws also provide for separate notice procedures for eligible stockholders who wish to include their director nominees in the Company’s annual meeting proxy materials. Eligible stockholders who wish to submit a director nomination under the Company’s proxy access bylaw must deliver written notice to our Corporate Secretary at the address above no earlier than January 9, 2018 and no later than February 8, 2018 (assuming an Annual Meeting date of June 8, 2017). Any such nomination must contain the specific information required by the Company’s bylaws.

If you would like a copy of Cypress’s current bylaws, please write to: Corporate Secretary, 198 Champion Court, San Jose, California 95134. A copy is also filed with the SEC and can be accessed at www.sec.gov.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and file a Current Report on Form 8-K announcing the final voting results after the Annual Meeting.

How many copies of the proxy materials will you deliver to stockholders sharing the same address?

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver a single copy of the Proxy Statement and annual report to stockholders who share the same address, unless otherwise requested by one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of such proxy materials to stockholders who share an address. You may request separate proxy materials for the Annual Meeting or for future annual meetings, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134 or by calling (408) 943-2600.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

Please contact Okapi Partners, the firm assisting us in our solicitation of proxies, at:

Okapi Partners LLC

1212 Avenue of the Americas

24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

Cypress Semiconductor Corporation - 2017 Proxy Statement	9

CERTAIN BACKGROUND INFORMATION

CERTAIN BACKGROUND INFORMATION

As noted in the section titled Frequently Asked Questions About The Proxy Materials and Voting, Mr. Rodgers has notified the Company that he is submitting J. Daniel McCranie and Camillo Martino (the “Rodgers Nominees”) for election to the Company’s Board of Directors (the “Board”) at the 2017 Annual Meeting. This section outlines material discussions and contacts the Company has had with Mr. Rodgers and his affiliates and representatives and other relevant events from March 12, 2015 to April 19, 2017.

On March 12, 2015, H. Raymond Bingham was appointed as director and Chairman of the Board of the Company in connection with the completion of the Company’s merger with Spansion Inc.

In February 2016, the Company’s management team, in consultation with the Company’s financial and legal advisors, evaluated a potential business combination transaction with Lattice Semiconductor Corporation (“Lattice”) and ultimately decided not to pursue this transaction. In light of this decision, the Board did not review (or vote on) a potential transaction with Lattice, as it was not considered a viable acquisition opportunity. Mr. Rodgers was both a member of the Board and Chief Executive Officer of the Company at this time.

On April 24, 2016, Mr. Rodgers attended a dinner with directors Ray Bingham and Wilbert van den Hoek and one of the Company’s outside counsel. At this dinner, Mr. Rodgers was informed that, among other things, major stockholders were unhappy with the direction in which the Company was headed, the Company’s operational performance was below expectations, and the Board had unanimously (along with members of the Company’s executive team) expressed a desire for a change in management, including that Mr. Rodgers be replaced as President and Chief Executive Officer of the Company immediately. During the course of the dinner and after conveying this message to Mr. Rodgers, Mr. Rodgers threatened the directors, telling them that in a matter of weeks he would be back, and they would be out of the Company as directors.

On April 28, 2016, Mr. Rodgers stepped down as President and Chief Executive Officer of the Company.

On August 10, 2016, the Board, which included Mr. Rodgers at the time, voted unanimously (with Mr. Bingham abstaining) to approve Mr. Bingham’s appointment as Executive Chairman of the Company and his compensation package. Mr. Bingham’s compensation was established by the Board working with an independent compensation advisor. Thereafter, Mr. Rodgers resigned as a member of the Board and as Technical Advisor to the Company.

In September 2016, following another outreach by Lattice’s financial advisor, the Company’s Chief Financial Officer again declined to pursue a business combination transaction with Lattice, consistent with the Company’s previous response.

On November 3, 2016, Lattice announced that it had agreed to be acquired by Canyon Bridge Capital Partners (“Canyon Bridge”). While Mr. Bingham had reached an understanding to join Canyon Bridge’s founding team in October 2016, and the Lattice / Canyon Bridge press release announcing the transaction prematurely referred to Mr. Bingham as a Founding Partner of Canyon Bridge, Mr. Bingham had not joined Canyon Bridge at the time the Lattice transaction was announced, and would not officially join until December 2016.

The following day, on November 4, 2016, the Board held a meeting, during which the independent directors of the Board discussed and evaluated Mr. Bingham’s continued role as Executive Chairman and determined that Mr. Bingham should continue his role as Executive Chairman until the Board determines the role is no longer needed, and that the Board would continue to monitor the need for this role. As discussed below, the Board determined, at a meeting held on January 13, 2017, that there was no corporate opportunity concern with regard to Lattice. Mr. Bingham has confirmed to the Board that he was not involved in sourcing the Lattice transaction, performing due diligence or negotiating the terms of the deal whereby Lattice agreed to be acquired by Canyon Bridge.

On November 23, 2016, the Company received a letter from California State Teachers’ Retirement System (“CalSTRS”) containing a stockholder proposal for the 2017 Annual Meeting that the Company amend its charter documents to implement a majority voting standard in uncontested director elections, with a plurality voting standard in contested director elections.

On December 1, 2016, Mr. Rodgers emailed a letter to Mr. Bingham, copying the Board, advocating for an elimination of the Executive Chairman position which he, together with the other directors of the Board, had unanimously approved (with Mr. Bingham abstaining) less than four months earlier.

On December 9, 2016, Mr. Rodgers sent another letter to the Board asking that the Board take action to address purported conflicts of interest involving Mr. Bingham serving as Executive Chairman of the Company and as a partner of Canyon Bridge.

On December 12, 2016, following discussions with CalSTRS, the Company sent a letter informing CalSTRS that the Company’s Board, at its first scheduled meeting in 2017, would consider CalSTRS’s November 23 proposal in connection with eliminating cumulative voting in director elections, and, if approved by the Board, intended to submit such proposal, along with a proposal to eliminate cumulative voting, to the Company’s stockholders for approval.

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CERTAIN BACKGROUND INFORMATION

On December 14, 2016, the Company received a letter from CalSTRS withdrawing its November 23 proposal on the basis of the Company’s intention to replace cumulative voting with majority voting in director elections and to submit such items for consideration by the Company’s stockholders at the 2017 Annual Meeting.

On December 19, 2016, the Board held a meeting to consider Mr. Rodgers’ December 9 letter. At this meeting, the independent directors of the Board determined that there was no such conflict of interest with respect to Lattice, since the Company had already determined that it was not interested in acquiring Lattice. In order to ensure that it was handling any potential conflicts of interest that would arise in the future appropriately, the Board adopted formal guidelines for evaluating potential conflict of interest situations involving directors, including re-affirming Section B.7 of the Company’s Corporate Governance Guidelines, which states, in part, “The Board does not believe that directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating and Corporate Governance Committee, to review the circumstances to determine whether continued Board membership is appropriate, and recommend to the Board the appropriate course of action.”

On January 13, 2017, the Board, at its first scheduled meeting in 2017 considered, among other things, replacing cumulative voting in the election of directors with a majority voting standard in uncontested elections and a plurality voting standard in contested elections. The Board also discussed: (a) Mr. Bingham’s involvement with Canyon Bridge, (b) that there was no corporate opportunity concern with regard to Lattice, and (c) the current executive structure with Mr. Bingham serving as Executive Chairman and Mr. El-Khoury serving as President and Chief Executive Officer; and the ideal length of time for Mr. Bingham to continue to serve as Executive Chairman. At this meeting Mr. Bingham offered to arrange a call between a representative of the Board and the Managing Partner of Canyon Bridge, including their respective counsels. The Board agreed and directed Mr. Benhamou and outside counsel to participate in such call, which occurred on January 23, 2017.

On January 19, 2017, the Company received from Mr. Rodgers a demand letter pursuant to Section 220 of the Delaware General Corporation Law (the “Demand”) for the Company’s books and records.

On January 24 and January 26, 2017, the Board held meetings to consider the Demand and the Company’s proposed response. On January 26, 2017, the Company sent a letter rejecting the Demand for information other than the Company’s stockholder list and related materials. The Company’s response letter explained that Mr. Rodgers was not entitled to inspect the Company’s books and records since he did not set forth in his Demand a credible basis to infer that a non-exculpated breach of fiduciary duty had occurred, as required by Delaware law. The Company’s response letter also informed Mr. Rodgers that, under Delaware law, speculation and conjecture does not amount to a “credible basis.”

On January 30, 2017, Mr. Rodgers filed a complaint in the Delaware Court of Chancery to compel production of the Company’s books and records (the “220 Complaint”). For more information regarding the 220 Complaint, please see the Section of this Proxy Statement titled Certain Legal Proceedings.

On February 3, 2017, the Company received from Mr. Rodgers a notice of his intention to nominate the Rodgers Nominees for election to the Board at the 2017 Annual Meeting.

On February 6, 2017, the Company’s counsel, on behalf of the Company’s Nominating and Corporate Governance Committee, contacted Mr. Rodgers’ counsel to request interviews with the Rodgers Nominees. From February 6 to February 9, 2017, members of the Board conducted interviews with the Rodgers Nominees, and the Board held meetings on February 7 and February 10, 2017 to discuss such interviews.

On February 10, 2017, the Company proposed a settlement with Mr. Rodgers to expand the Board from seven to eight directors and appoint Mr. McCranie to the Board prior to the 2017 Annual Meeting, in exchange for Mr. Rodgers’ dismissal of the 220 Complaint and entry into a customary agreement containing standstill and non-disparagement provisions.

On February 13, 2017, Mr. Rodgers rejected the Company’s settlement proposal. The following day, the Board held a meeting to discuss Mr. Rodgers’ rejection and next steps.

On February 16, 2017, the Board held a meeting. At this meeting, the Board approved an amendment to the Company’s Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate cumulative voting in the election of directors, subject to stockholder approval. In accordance with the Company’s correspondence with CalSTRS, the Board also approved an amendment to the Company’s bylaws to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard in contested elections, which would become effective upon stockholder approval of the proposal to eliminate cumulative voting. The Board also approved a bylaw amendment to implement “proxy access,” permitting stockholders to include stockholder-nominated director candidates in the Company’s proxy materials, which would also become effective upon stockholder approval of the proposal to eliminate cumulative voting.

Cypress Semiconductor Corporation - 2017 Proxy Statement	11

CERTAIN BACKGROUND INFORMATION

On February 17, 2017, the Company filed a preliminary consent solicitation statement with the Securities and Exchange Commission (the “SEC”), seeking stockholder consent for the amendment to the Certificate of Incorporation to eliminate cumulative voting. Later that day, Mr. Rodgers issued a press release announcing his nomination of the Rodgers Nominees. That same morning, prior to the opening of trading, the Company issued a press release announcing the filing of the Company’s preliminary consent solicitation statement and Mr. Rodger’s rejection of the Company’s settlement proposal.

On February 23, 2017, Mr. Rodgers, together with the Rodgers Nominees, issued a press release that included a letter to the Board, commenting on the Company’s consent solicitation, among other things.

On February 28, 2017, the Company filed a definitive consent solicitation statement with the SEC, which was mailed to stockholders of record on or about March 1, 2017 along with a letter. Among other things, this letter:

•

corrected numerous misstatements made by Mr. Rodgers’ in his various public filings and his 220 Complaint, relating to the alleged conflict of interest involving Mr. Bingham, including by setting straight the sequence of events of the Lattice transaction and Mr. Bingham’s onboarding at Canyon Bridge;

•	explained that Mr. Rodgers himself approved Mr. Bingham’s appointment as Executive Chairman and his compensation; and

•	emphasized the need to insulate the Company and its stockholders from Mr. Rodgers’ attempt to regain influence and pursue his personal agenda after being forced out of the Company.

On March 7, 2017, Mr. Rodgers filed a preliminary consent information statement with the SEC, purporting to provide additional information relating to the Company’s solicitation of consents to amend its Certificate of Incorporation to eliminate cumulative voting. Mr. Rodgers did not make any recommendation with respect to the Company’s proposed amendment to its Certificate of Incorporation to eliminate cumulative voting.

On March 13, 2017, Mr. Rodgers filed an investor presentation with the SEC addressing the Company’s consent solicitation to eliminate cumulative voting and providing information regarding the Rodgers Nominees, among other things. Also on that date, Mr. Rodgers issued a press release announcing the filing of his investor presentation, and sent an email letter to certain holders of the Company’s common stock, linking to Mr. Rodgers’ investor presentation and urging such holders to vote for the Rodgers Nominees.

On March 14, 2017, Mr. Rodgers filed a preliminary proxy statement relating to the 2017 Annual Meeting. Also on March 14, 2017, Mr. Rodgers issued a press release announcing the filing of his preliminary proxy statement, reiterating that he was not making any recommendation with respect to the Company’s consent solicitation, and indicating that he would vote his shares “in proportion with the Company’s other stockholders.”

On March 15, 2017, Mr. Rodgers issued a press release announcing that the Rodgers Nominees will run against Mr. Bingham and Mr. Benhamou in the election of directors at the 2017 Annual Meeting.

On March 20, 2017, Mr. Rodgers filed a definitive consent information statement with the SEC relating to the Company’s consent solicitation to eliminate cumulative voting.

On March 22, 2017, Mr. Rodgers issued a press release that included a letter to the independent directors of the Company, requesting that the Board announce a date for the 2017 Annual Meeting.

On March 23, 2017, the Company received consents from holders of a majority of its outstanding shares of common stock to approve the Company’s proposal to amend its Certificate of Incorporation to eliminate cumulative voting, and subsequently filed the requisite amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Also on that date, amendments to the Company’s bylaws to adopt proxy access, as well as a majority voting standard for uncontested director elections, and a plurality voting standard for contested director elections, became effective. On the same day, the Company issued a press release announcing the completion of the Company’s consent solicitation to eliminate cumulative voting and the effectiveness of the bylaw amendments, and providing information regarding the Company’s seven director nominees. Also on March 23, 2017, Mr. Rodgers issued a press release commenting on the Company’s completed consent solicitation.

On March 27, 2017, Mr. Rodgers issued a press release regarding a restricted stock unit award granted to Mr. Bingham on March 16, 2017.

On March 31, 2017, Mr. Rodgers issued a press release regarding the Company’s annual analyst day.

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12

CERTAIN BACKGROUND INFORMATION

On April 5, 2017, the Company filed a preliminary proxy statement relating to the 2017 Annual Meeting.

On April 10, 2017, Mr. Rodgers filed a definitive proxy statement relating to the 2017 Annual Meeting and issued a press release announcing the filing.

On April 11, 2017, the Company issued a press release that included a letter to the Company’s stockholders, informing them that they did not need to take any immediate action in response to Mr. Rodger’s proxy materials, and that the Company would be sending its proxy materials shortly.

On April 12, 2017, a trial was held in the Delaware Court of Chancery in connection with the 220 Complaint.

On April 17, 2017, the Delaware Court of Chancery issued a post-trial decision permitting Mr. Rodgers to inspect certain of the Company’s books and records and conditioning that inspection on compliance with the terms of the confidentiality order ordered by the Court on March 15, 2017.

On April 18, 2017, the Company issued a press release regarding the Delaware Court of Chancery’s post-trial decision.

On April 19, 2017, the Company filed this definitive Proxy Statement relating to the 2017 Annual Meeting.

Cypress Semiconductor Corporation - 2017 Proxy Statement	13

CERTAIN LEGAL PROCEEDINGS

CERTAIN LEGAL PROCEEDINGS

On January 19, 2017, Mr. Rodgers sent Cypress Semiconductor Corporation (the “Company”) a demand letter pursuant to Section 220 of the Delaware General Corporation Law (the “Demand”), seeking to inspect certain Cypress books, records and stocklist materials, purportedly to investigate potential breaches of fiduciary duty by the Board and Mr. Bingham. The Demand repeated the same allegations relating to Mr. Bingham and Canyon Bridge that Mr. Rodgers made in his December 9 letter to the Board and the same allegations related to the elimination of the Executive Chairman position made in the December 1 letter. The Demand did not even attempt to set forth any basis from which to suspect wrongdoing by any of the Cypress directors other than Mr. Bingham. The Demand sought 18 categories of documents, most of which were overbroad and would be costly and burdensome for the Company to produce.

On January 26, 2017, the Company agreed to produce the requested stocklist materials, directed Mr. Rodgers to certain requested materials that were publicly available and otherwise denied Mr. Rodgers’ request for books and records. The Company explained to Mr. Rodgers that he “[was] not entitled under Delaware law to inspect the Company’s books and records for his remaining stated purposes because he has set forth no credible basis to infer that a non-exculpated breach of fiduciary duty has occurred.” Specifically, the Company explained that Mr. Rodgers’ “speculation and conjecture” set forth in the Demand did not satisfy the “credible basis” standard required by Delaware law. The Company also informed Mr. Rodgers that they were “willing to discuss any of the foregoing points” with Mr. Rodgers.

Mr. Rodgers ignored the Company’s invitation, and on January 30, 2017, Mr. Rodgers filed the 220 complaint (the “220 Complaint”) in the Delaware Court of Chancery (the “220 Litigation”).

On February 20, 2017, the Company filed its answer and affirmative defenses to the 220 Complaint. On March 24, 2017, the parties agreed to an April 12, 2017 trial date, subject to the approval of the Court of Chancery and the entry of a scheduling order for the 220 Litigation.

On February 22, 2017, the Company served interrogatories and requests for production of documents on Mr. Rodgers. Mr. Rodgers provided written interrogatory responses and produced documents in response to these requests; however, many of the documents he produced were redacted and many more were withheld on privilege grounds.

On March 6, 2017, Mr. Rodgers served requests for production of documents and a notice of deposition on the Company. On March 10, 2017, the Company denied Mr. Rodgers’ requests, explaining to Mr. Rodgers that, as a matter of Delaware law, he was not entitled to such requests in the context of a Delaware Section 220 action. On March 16, 2017, Mr. Rodgers filed a Motion to Compel. Thereafter, the Court informed the parties that it could not schedule a hearing on Mr. Rodgers’ Motion to Compel in advance of the April 12, 2017 trial date. The parties were further advised that the earliest available trial date, if a trial was not held on April 12, 2017, would be in the first week of May 2017. Thereafter, Mr. Rodgers withdrew his Motion to Compel.

On March 27, 2017, the Company filed a Motion to Compel the production of books and records improperly withheld on the purported grounds of “business strategy privilege.”

The Company deposed Mr. Rodgers on March 28, 2017. On April 4, 2017, Mr. Rodgers agreed to produce certain documents withheld on the purported grounds of “business strategy privilege” in order to resolve the Company’s pending Motion to Compel. The Company withdrew the Motion to Compel as a result.

On April 12, 2017, the Delaware Court of Chancery held a half-day trial on the Demand.

On April 17, 2017, the Delaware Court of Chancery issued a post-trial decision permitting Mr. Rodgers to inspect certain of the Company’s books and records and conditioning that inspection on compliance with the terms of the confidentiality order ordered by the Court on March 15, 2017.

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14

ELECTION OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

Seven directors are to be elected to Cypress’s Board of Directors (the “Board”) at the 2017 Annual Meeting. Proxies can only be voted for the number of nominees named in this Proxy Statement. All directors are elected annually and serve a one-year term until the next annual meeting, with each director to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. If you submit a signed WHITE proxy card that does not specify how you wish to vote, your shares will be voted “FOR” all seven director nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee. All nominees are standing for re-election except for Hassane El-Khoury, who was appointed as a director by the Board on August 10, 2016 and is standing for election for the first time.

Our Board members are encouraged, but are not required, to attend annual meetings of stockholders. All of our Board members attended our annual meeting of stockholders in fiscal year 2016.

Except as set forth below, each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among our directors and executive officers.

W. Steve Albrecht is the Gunnell Endowed Professor of Accounting and a Wheatley Fellow at Brigham Young University (BYU). He served as the associate dean of the Marriott School of Management until July 2008. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche, an accounting firm. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He is a former trustee of the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board. He is also a former member of COSO, the organization that developed the internal control framework used by most companies. He has consulted with numerous corporations on fraud, controls and financial reporting issues. He has been an expert witness in several large financial statement fraud cases. Mr. Albrecht authored a text on corporate governance and boards of directors and teaches the same topics to MBA students at BYU. In 2013 he was included in the NACD Directorship 100, being named one of the top 50 Corporate Directors in America. Mr. Albrecht holds a bachelor of science degree from BYU, a master’s degree in business administration and a doctorate degree in accounting from the University of Wisconsin.

Qualifications: Extensive experience with financial accounting & reporting and compliance, especially with respect to multi-national companies

Other Public Directorships: Red Hat, SkyWest, Inc.

Former Public Directorships: SunPower Corporation

Age: 70

Director Since: 2003

Eric A. Benhamou is the former chairman of the Board and a current director of Cypress. He is also the former chairman of the board of 3Com Corporation, a digital electronics manufacturer best known for its computer network infrastructure products. He served as chief executive officer of Palm, Inc., a personal digital assistant and smartphone manufacturer, from October 2001 until October 2003 and as chairman until October 2007. He also served as chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. Mr. Benhamou is currently a member of the board of directors of Finjan Holdings and serves on its audit committee. He is also a member of the board of directors of Silicon Valley Bank and serves on its finance committee. Until 2014, he served on the Stanford University School of Engineering board and as vice chairman of the board of governors of Ben Gurion University of the Negev. He is the managing director of Benhamou Global Ventures, a venture capital firm he established in 2003. Mr. Benhamou has extensive corporate governance experience. Mr. Benhamou holds a master of science degree from Stanford University’s School of Engineering and a diplôme d’ingénieur and doctorate from Ecole Nationale Supérieure d’Arts et Métiers, Paris.

Qualifications: Engineering expertise; extensive experience managing public companies in the technology sector; expertise in venture and other financial transactions

Other Public Directorships: Silicon Valley Bank, Finjan Holdings

Former Public Directorships: 3Com Corporation, Palm, Inc., Netscape, Real Networks

Age: 61

Director Since: 1993

Cypress Semiconductor Corporation - 2017 Proxy Statement	15

ELECTION OF DIRECTORS

H. Raymond Bingham is the Executive Chairman of our board of directors. He was appointed to this role in August 2016. Mr. Bingham previously served as the chairman of our board of directors, and prior to that as the chairman of the board of Spansion Inc. from 2010 to 2015. In December 2016, Mr. Bingham formally joined Canyon Bridge Capital Partners, a global private equity investment firm, as a partner. In January 2016, Mr. Bingham joined Riverwood Capital Management, a private equity firm that invests in high growth technology companies, as an Advisory Director. Prior to joining Riverwood Capital, Mr. Bingham was an advisory director with General Atlantic LLC, a global private equity firm, from 2010 to 2015 and a managing director from 2006 to 2009, leading the firm’s Palo Alto office. From 1993 to 2005, Mr. Bingham served in executive management roles at Cadence Design Systems, Inc., the world’s leading electronic design automation (EDA) software company. He served as a director of Cadence from 1997 to 2005, and was named executive chairman in 2004. Prior to being named executive chairman, he served as president and chief executive officer of Cadence from 1999 to 2004 and as executive vice president and chief financial officer from 1993 to 1999. During Mr. Bingham’s tenure as chairman and CEO of Cadence, he helped grow that company’s industry leadership through a series of strategic acquisitions, organic research and development and venture investments. Mr. Bingham also directed Cadence’s global expansion in China, India and Russia.

Mr. Bingham serves as the chairman of the board of Flextronics International Ltd. and of the board of TriNet Group, Inc. In 2009, Mr. Bingham was awarded the Outstanding Directors Award by the Financial Times and the Outstanding Directors Exchange. He helped found and serves as a director of the Silicon Valley Education Foundation and is a board member of the National Parks Conservation Association. In 2015, Mr. Bingham became a trustee of the United States Olympic Committee.

Mr. Bingham received a master of business administration degree from the Harvard Business School and a bachelor of science degree in economics (with honors) from Weber State University. In addition, he was awarded an honorary doctorate of humanities from Weber State University.

Qualifications: Extensive senior

leadership and governance

experience, with more than 30

years in high tech, and real estate development, with

accomplishments in mergers and

acquisitions, global trade and

venture capital; extensive and

significant senior leadership,

industry and financial experience;

service as a public company

director since 1979

Other Public Directorships: Flextronics International Ltd., TriNet Group, Inc.

Former Public Directorships: DHI Group, Inc. (formerly known as Dice Holdings, Inc.), Fusion-io,

Cadence Design Systems, Oracle Corporation, STMicroelectronics, Spansion Inc.

Age: 71

Director Since: 2015

Hassane El-Khoury has served as the president and chief executive officer of Cypress since August 2016. He was previously executive vice president of Cypress’s Programmable Systems Division (from 2012 to 2016), managing the company’s standard and programmable microcontroller portfolio, including its Platform PSoC family of devices, and its automotive business. Prior to that, from 2010 to 2012, he served as a senior director of Cypress’s automotive business unit. Prior to joining Cypress, Mr. El-Khoury served in various engineering roles with subsystem supplier Continental Automotive Systems, where he spent time based in the U.S., Germany and Japan. He holds a bachelor of science degree in electrical engineering from Lawrence Technological University and a master’s degree in engineering management from Oakland University.

Qualifications: Extensive product development and technology experience; leadership and operational management skills;

and a wealth of experience with

the automotive industry

Other Public Directorships: None

Former Public Directorships: None

Age: 37

Director Since: 2016

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16

ELECTION OF DIRECTORS

Oh Chul Kwon served as chief executive officer of SK Hynix Semiconductor, a South Korean memory semiconductor supplier of dynamic random access memory (DRAM) chips and flash memory chips, from 2010 to 2013. Following his retirement from SK Hynix in 2013, Mr. Kwon has continued to serve as a senior advisor of SK Hynix. Mr. Kwon spent almost 30 years at SK Hynix (formerly Hyundai Electronics) in a number of executive roles, including President of Hynix Neumonics Semiconductor, a joint venture between SK Hynix and ST Microelectronics, in Wuxi, the People’s Republic of China, from 2009 to 2010, and senior vice president of strategic planning and corporate relations of SK Hynix Semiconductor from 2003 to 2009. Mr. Kwon also served on the board of directors of SK Hynix from 2006 to 2013 and of Spansion Inc. from 2014 to 2015. Mr. Kwon has served as an economic advisor to the Jiangsu Provincial Government, People’s Republic of China, since 2011, and as chairman of the Korea Semiconductor Industry Association from 2011 to 2013. Mr. Kwon holds a bachelor of arts degree in international economics from Seoul National University, South Korea.

Qualifications: Significant senior leadership, industry, financial and operational experience; international experience; extensive business development experience in the semiconductor industry

Other Public Directorships:

None

Former Public Directorships:

Spansion Inc.

Age: 58

Director Since: 2015

Wilbert van den Hoek retired from Novellus Systems, Inc., a semiconductor equipment manufacturer, in 2008, where he was executive vice president and chief technology officer. He also served as president and chief executive officer of Novellus Development Company, LLC, a wholly-owned subsidiary of Novellus Systems, Inc. from 2005 until 2008. He joined Novellus Systems, Inc. in 1990 and served in various senior executive positions until his retirement in 2008. From 1980 to 1990, he held various positions at Philips Research Laboratories, a global organization that helps introduce meaningful innovation to improve people’s lives. From 2004 until 2006 when the company went public, he served on the board of directors of Neah Power Systems, Inc., a developer of innovative, long-lasting, efficient and safe power solutions for military, transportation and portable electronics applications. Since 2005, he has served on the technical advisory boards of various organizations, including Cavendish Kinetics, Inc., a fabless supplier of tunable components for RF circuits, Innopad, Inc., a manufacturer of polishing pads for use in semiconductor manufacturing, Innovent Technologies, LLC, a manufacturer of customized substrate handling products for the semiconductor, LED and solar panel industries, and Process Relations, an independent software vendor and consulting company specializing in supporting customers develop and transfer high-tech manufacturing processes in various markets including the semiconductor market. Mr. van den Hoek received a doctorandus degree cum laude in chemistry from the Rijks Universiteit Utrecht, The Netherlands.

Qualifications: Extensive experience as a senior executive, consultant and director in the semiconductor industry and other high technology companies; thorough understanding of semiconductor industry business models and competition

Other Public Directorships:

None

Former Public Directorships: Intermolecular, Inc.

Age: 60

Director Since: 2011

Michael S. Wishart served as a managing director and advisory director of Goldman, Sachs & Co. from 1999 until he retired in June 2011. Since his retirement, Mr. Wishart has provided strategic and business consulting as the president of Roehampton Road, LLC and since June 2015, he has served as chief executive officer of efabless corporation, an early stage company creating a platform for community-based design of semiconductors. From 1991 to 1999, he served as managing director, including as head of the global technology investment banking group for Lehman Brothers. From 1978 to 1992 he held various positions in the investment banking division at Smith Barney, Harris Upham & Co. Mr. Wishart holds a bachelor of science from St. Lawrence University and a masters in business administration from the Stanford Graduate School of Business. He served on the board of directors of Spansion Inc. from 2013 to 2015.

Qualifications: Extensive experience advising technology companies as an investment banker

Other Public Directorships: None

Former Public Directorships:

Spansion Inc., Brooktree Corporation

Age: 62

Director Since: 2015

In addition to the biographical information above regarding each nominee’s specific experience, attributes, positions and qualifications, we believe that each of our director nominees currently serving as a director has performed his duties with critical attributes such as honesty, integrity, diligence and an adherence to high ethical standards. Furthermore, each of our current directors has demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment to the Company and its core values. Finally, we value their significant leadership and experience on other public company boards and board committees.

Cypress Semiconductor Corporation - 2017 Proxy Statement	17

ELECTION OF DIRECTORS

Required Vote

Stockholders are not entitled to cumulate votes in the election of directors. Our bylaws provide that, in an uncontested election, each director would be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “FOR” a director exceeds the number of shares voted “AGAINST” that director. The majority voting standard does not apply, however, in a contested election. An election is deemed to be contested if the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice or proxy access requirements for stockholder nominees for director set forth in Sections 2.15 or 2.16 of our bylaws, respectively, and the nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting for the annual meeting of stockholders. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors to serve until our next annual meeting, with each director to hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Because the number of nominees timely nominated for election at the Annual Meeting exceeds the number of directors to be elected at the Annual Meeting, the election of directors at the Annual Meeting is a contested election. As a result, directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the seven nominees receiving the most votes will be elected. Only votes cast “FOR” a nominee will be counted, and votes withheld from this proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

☑	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE BY SIGNING AND RETURNING THE WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY OR ON BEHALF OF MR. RODGERS.

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18

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2017 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress by PricewaterhouseCoopers LLP for fiscal years 2015 and 2016 were pre-approved by the Audit Committee and were as follows:

Services	2015	2016
Audit Fees	$5,740,000	$6,347,211
Audit-Related Fees	$17,000	$625,000
Tax Fees	$1,790,000	$1,507,144
All Other Fees	-	-
Total	$7,547,000	$8,479,355

Audit Fees. Includes fees associated with the annual audit of our financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, assistance with and review of other documents we file with the Securities and Exchange Commission (the “SEC”), and statutory audits required internationally. The fees for fiscal year 2015 include fees related to business combination accounting for our merger with Spansion Inc. (“Spansion”) in the first quarter of fiscal year 2015.

Audit-Related Fees. Audit-related services principally include employee benefit plan audits and accounting consultations not associated with the regular audit.

Tax Fees. Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services for acquisitions, and international tax consulting. The fees for fiscal year 2015 include fees related to our merger with Spansion in the first quarter of fiscal year 2015.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit services, audit-related services, tax, and other services performed by the Company’s independent registered public accounting firm. With the exception of certain de-minimis amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☑    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Cypress Semiconductor Corporation - 2017 Proxy Statement	19

ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL THREE

ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (our “NEOs”) as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (the “SEC”) rules. We are providing this proposal for the vote of our stockholders pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

At our 2011 Annual Meeting, as recommended by our Board of Directors (the “Board”), a majority of our stockholders voted in favor of including an annual advisory vote to approve the compensation of our NEOs identified in our proxy statement (also known as “say-on-pay”) to be held at each annual meeting of stockholders. Therefore, we have included Proposal 3 in this Proxy Statement to provide our stockholders with a non-binding advisory, or “say-on-pay,” vote relating to the compensation of our NEOs as disclosed in this Proxy Statement. Your vote on this proposal will provide us with valuable insight into our stockholders’ view on our compensation practices pertaining to our NEOs.

Our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success and have played material roles in our ability to drive strong financial results and attract and retain an experienced, successful team to manage our Company. Under these programs, our NEOs are rewarded for achieving specific short- and long-term strategic and corporate goals, and for realizing increased stockholder value. Please read the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement for additional details about our executive compensation programs, specifically information about the fiscal year 2016 compensation of our NEOs.

The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and with current market practices. We have held stockholder advisory votes to approve the compensation of our NEOs annually since 2011. The recommendation provided by Institutional Shareholder Services and Glass Lewis (the two primary independent proxy advisory firms) and the overall approval rating by our voting stockholders for the last two proxy years is set forth below:

Proxy Year	Stockholder Approval Rating	ISS Recommendation	Glass Lewis Recommendation
2016	90%	FOR	FOR
2015	97%	FOR	FOR

In fiscal year 2016, we gave no base salary increases to our NEOs (other than to our newly appointed CEO), the annual cash-based incentive program paid out at 43% of salary or less, and only two of five of the fiscal year 2016 performance goals for our long-term performance-based equity awards was achieved. We believe this demonstrates that our compensation program and incentive plans are functioning as intended, resulting in alignment between realized pay and Company performance. Please refer to the “Compensation Discussion and Analysis (“CD&A)” section of this Proxy Statement for additional details.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure pursuant to Item 402 of Regulation S-K.”

The “say-on-pay” vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will seriously consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

☑    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED

IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF

THE SECURITIES AND EXCHANGE COMMISSION.

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ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Introduction

The Dodd-Frank Act also requires public companies to provide their stockholders with a non-binding vote to advise the Company on how often stockholders believe the Company should conduct a stockholder advisory vote on executive compensation, which we refer to as “say-on-pay.” This year’s “say-on-pay” proposal can be found in Proposal 3. In accordance with the Securities and Exchange Commission’s (the “SEC’s”) rules, at least once every six years, stockholders must be given the opportunity to vote on one of four alternatives concerning how frequently the Company should have a “say-on-pay” vote: every year, every two years, every three years or abstain from voting. We are providing this stockholder advisory vote in accordance with Section 14A of the Exchange Act.

Our Board’s Recommendation

Our Board of Directors (the “Board”) recommends that you vote in favor of advising the Company to conduct a “say-on-pay” vote every year at each annual meeting of stockholders. Our Board values continuing, constructive feedback from our stockholders on executive compensation and other important corporate governance topics. The Board believes that an annual vote will continue to provide valuable feedback on executive compensation. The Board further believes that an annual vote makes the most sense for the Company because the Compensation Committee evaluates the compensation of our named executive officers (“NEOs”) on an annual basis (as described in detail in the Compensation Discussion & Analysis section of this Proxy Statement). In addition, our Board believes that an annual vote will foster strong communication from our stockholders to the Board and the Compensation Committee. An annual “say-on-pay” vote offers a strong mechanism for stockholders to provide ongoing input on how the Company compensates its NEOs and about how stockholders view the Company’s compensation practices and policies.

Advisory or Non-Binding Effect of Vote

Under the Dodd-Frank Act and the related SEC rules, this vote is an advisory, or “non-binding”, vote. The purpose of an advisory vote is to provide stockholders with a mechanism to provide input to the Board about certain issues. The Board is not required by law to act on or otherwise implement the vote frequency receiving the most votes cast and is permitted to choose to hold a “say-on-pay” vote on a different schedule. However, the Board values our stockholders’ opinions and will take into account the results of this vote in determining how often the Company should conduct a stockholder advisory vote to approve executive compensation.

How to Vote

You have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting when you vote in response to this proposal.

☑    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE FOR A

FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING STOCKHOLDER VOTES TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

PROPOSAL FIVE

AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

The Cypress Semiconductor Corporation 2013 Stock Plan, amended as of March 2015 (the “Plan”), allows us to grant equity compensation awards to our employees, consultants, officers and directors. The Plan permits us to grant service-based awards and long-term performance-based awards, including grants under our performance accelerated restricted stock (PARS) program that we adopted in 2007, to retain and incentivize executives and key employees. As of April 10, 2017, the Plan had approximately 15 million total shares remaining available for grant. We are asking our stockholders to approve (i) an increase, in the amount of 15.5 million full-value shares (which is equal to 29.1 million total shares), to the number of shares available for grant and issuance under the Plan, and (ii) certain administrative and clerical changes to the Plan. We are also asking our stockholders to approve an extension to the term of the Plan to April 14, 2027.

If our stockholders do not approve this proposal, we will not be able to continue to offer competitive equity packages to retain our current employees and attract and hire new employees after fiscal year 2018. Additionally, we expect that we will not have sufficient shares available to grant awards to any of our NEOs beginning in fiscal year 2018. To fund our equity compensation program for approximately the next two years, and to continue to provide equity incentives to our employees at a competitive level, the Board recommends that our stockholders approve reserving an additional 29.1 million shares under the Plan, to bring the maximum number of shares authorized for issuance under the Plan to 203,635,220 million. The Plan contains a share fungibility provision whereby each full-value award, such as a restricted stock unit (RSU), issued from the Plan results in a debit to the Plan share reserve of 1.88 shares. Thus, if this proposal is approved, the additional 29.1 million total shares available for issuance would translate to a maximum of 15.5 million shares that could be issued as RSUs or other full-value awards.

Summary of the Proposal

Our Board approved the amendment and restatement of the Plan (the “Amended Plan”) on April 15, 2017, subject to approval by our stockholders at the 2017 Annual Meeting. The Amended Plan increases the number of shares issuable under the Amended Plan by 29.1 million shares and includes certain administrative and clerical changes. We are also asking our stockholders to approve an extension to the term of the Plan to April 14, 2027. The Plan is currently scheduled to expire on January 15, 2024. We are not asking our stockholders to approve any other Plan amendment. This proposal summarizes why our stockholders should approve the Amended Plan. This summary is qualified in its entirety by reference to the actual text of the Amended Plan, set forth as Appendix B to this Proxy Statement.

The Plan is a Critical Element of our Compensation Policy

Our employees are our most valuable asset. Accordingly, approval of the Amended Plan is in the best interest of our stockholders, as equity awards granted under the Plan help us to:

•	attract, motivate, and retain talented employees, consultants and non-employee directors;

•	align employee and stockholder interests; and
•	link employee compensation with company performance.

If this proposal is approved, the Compensation Committee (the “Committee”) intends to allocate most of the shares under the Amended Plan to performance-based awards and restricted stock units.

If our stockholders do not approve the Amended Plan, our plans for growth could be significantly hampered and our ability to operate our business could be adversely affected. Furthermore, we may be compelled to instead offer material cash-based incentives to compete for talent, which could have a significant effect upon our quarterly results of operations and balance sheet. Moreover, failure to approve the Amended Plan would put us at a competitive disadvantage compared with most other technology companies.

Our success is largely due to our highly talented employee base. Our future success depends heavily on our ability to attract and retain high caliber employees, consultants and board members. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to move our business forward.

The broadening markets for our products and services, our broadening customer base, our geographic diversity and the increasing complexity of our products all drive requirements for a different skill set of employees and consultants that are in high demand, including design engineers, software engineers, analog engineers, system engineers, and technical sales personnel. A significant percentage of these personnel are granted equity awards annually. We face intense competition in attracting these professionals from traditional semiconductor companies to start-up companies, as well as from internet and social networking companies. The competition for talent is particularly intense in the Silicon Valley region, where our headquarters is located. In evaluating this proposal, the Company has considered the perspectives of a leading independent proxy advisory firm and of Pearl Meyer & Partners, an independent compensation consultant retained by the Committee.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

The Plan Conforms to Best Practices

We designed the Plan to conform to best practices in equity incentive plans. For example, the Plan:

•	prohibits equity award repricing without stockholder approval;
•	does not permit options or stock appreciation rights to be granted with a term exceeding eight (8) years;
•	permits the granting of full-value awards such as restricted stock and restricted stock units, which can be used in lieu of stock options to reduce the total number of our shares necessary to grant competitive equity awards;
•	permits the granting of performance-contingent equity awards; and
•	applies a fungible share design whereby each full-value award issued results in a debit to the Plan share pool of 1.88 shares.

Historical Equity Award Granting Practices

The following table reflects the Company’s burn rate for the past three years. For purposes of the table below, the unadjusted burn rate is the number of shares granted in each fiscal year, including stock options and restricted stock, and actual performance shares delivered to Company employees and directors, divided by the weighted average common shares outstanding. The adjusted burn rate places a premium on grants of full-value awards using a multiplier (calculated by Institutional Shareholder Services) based on annual stock volatility. The most recent Institutional Shareholder Services-assigned multiplier for the Company is 2.0.

Year	Service-Based Grants Plus Performance-Based Shares Earned (Excludes Acquisition Related Grants)
	Unadjusted Burn Rate	Adjusted Burn Rate
2016	2.29%	4.58%
2015	1.51%	3.02%
2014	4.19%	8.06%
Three-Year Average	2.66%	5.22%

In future years, the Company hopes to maintain a net burn rate below 3%.

The numbers in the table above are based on the grant numbers set forth below.

Year	Options Granted	Acquisition Related Service- Based Awards Granted/Assumed[1]	Service-Based Awards Granted	Performance- Based Awards Granted	Performance- Based Awards Earned	Service-Based Granted Plus Performance- Based Shares Earned	Weighted Average Common Shares Outstanding
2016	-	4,900,000	4,796,000	1,200,000	2,100,000	6,896,000	319,522,000
2015	-	2,910,044	3,961,956	3,300,000	600,000	4,561,956	302,036,000
2014	522,000	-	3,744,000	2,600,000	2,400,000	6,144,000	159,031,000

 1.    Acquistion-related awards granted in fiscal year 2016 were granted in connection with the Company’s acquistion of Broadcom’s IoT business and acquisition-related awards granted in fiscal year 2015 were granted in connection with the Spansion Inc. merger.

Share Repurchase Program

On October 20, 2015, our Board approved a new share repurchase plan pursuant to which the Company is authorized to repurchase shares of Cypress common stock in an aggregate amount not to exceed $450 million. Through the end of fiscal year 2016, the Company had repurchased a total of 29.5 million shares for a total cost of $239.2 million under the October 2015 stock repurchase plan. Repurchase activity under the share repurchase plan can help mitigate any potential dilution from the issuance of new shares under the Company’s equity compensation plans. However, the share repurchase plan does not obligate the Company to repurchase any specific dollar amount or number of shares. In addition, there can be no assurance that the Company will continue to repurchase shares of our stock in any particular amounts, or at all.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Outstanding Equity Awards at Fiscal Year End

The Board believes the Amended Plan is in the best interests of our stockholders and is critical to the Company’s ability to continue to attract and retain our employees and maintain the success of our compensation programs. The discussion above under “The Plan is a Critical Element of Our Compensation Policy,” outlines some of the factors the Board considered in approving the Amended Plan.

Outstanding Equity Awards

Fiscal Year Ended

January 1, 2017

	Option Awards					Stock Awards
Name and Principal Position[1]	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
Hassane El-Khoury President, Chief Executive Officer and Director[5]	4,450	-	-	10.47	8/10/2017	-	-	-	-
	4,300	-	-	6.17	3/19/2019	-	-	-	-
	1,339	-	-	2.72	11/20/2018	-	-	-	-
	2,472	-	-	5.55	7/8/2018	-	-	-	-
	927	-	-	6.70	8/8/2017	-	-	-	-
	-	-	-	-	-	33,000	377,520	-	-
	-	-	-	-	-	60,000	686,400	-	-
	-	-	-	-	-	21,494	245,891	-	-
	-	-	-	-	-	202,444	2,315,959	-	-
	-	-	-	-	-	807	9,232	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
Thad Trent Executive Vice President, Finance and Administration, Chief Financial Officer	14,334	5,668	-	11.55	5/30/2021	-	-	-	-
	13,067	2,934	-	11.27	12/18/2020	-	-	-	-
	17,000	-	-	6.17	3/19/2019	-	-	-	-
	-	-	-	-	-	27,000	308,880	-	-
	-	-	-	-	-	20,000	228,800	-	-
	-	-	-	-	-	40,000	457,600	-	-
	-	-	-	-	-	9,484	108,497	-	-
	-	-	-	-	-	2,667	30,510	-	-
	-	-	-	-	-	1,067	12,206	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
	-	-	-	-	-	-	-	36,000	411,840
	-	-	-	-	-	-	-	34,000	388,960
	-	-	-	-	-	-	-	68,000	777,920

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Outstanding Equity Awards

Fiscal Year Ended

January 1, 2017

	Option Awards					Stock Awards
Name and Principal Position[1]	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
Dana C. Nazarian Executive Vice President, Operations & Technology	-	-	-	-	-	33,000	377,520	-	-
	-	-	-	-	-	60,000	686,400	-	-
	-	-	-	-	-	7,586	86,784	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
Joseph Rauschmayer Executive Vice President, Manufacturing	18,017	-	-	4.69	1/31/2020	-	-	-	-
	37,965	-	-	4.09	1/31/2019	-	-	-	-
	7	-	-	8.1	1/31/2018	-	-	-	-
	-	-	-	-	-	33,000	377,520	-	-
	-	-	-	-	-	60,000	686,400	-	-
	-	-	-	-	-	9,613	109,973	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
	-	-	-	-	-	-	-	9,100	104,104
Ray Bingham Executive Chairman	14,361	-	-	5.05	4/2/2019	-	-	-	-
	184,275	-	-	7.42	4/1/2018	-	-	-	-
	-	-	-	-	-	11,080	126,755	-	-
	-	-	-	-	-	121,466	1,389,571	-	-
	-	-	-	-	-	21,459	245,491	-	-
	-	-	-	-	-	7,440	85,114	-	-
T.J. Rodgers Former President, Chief Executive Officer and Director	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

1.

Mr. Rodgers resigned as President and CEO on April 28, 2016, but remained with the Company as a technical advisor and a director until August 10, 2016. In connection with Mr. Rodgers departure as President and CEO, the Board formed the Office of the President and Chief Executive Officer (OCEO), which consisted of Mr. El-Khoury, Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. The OCEO reported directly to the Board and performed the duties of the President and Chief Executive Officer from April 29, 2016 to August 10, 2016. Effective August 10, 2016, Mr. El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. In addition, effective August 10, 2016, the Board appointed Mr. Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board.

2.

In 2015 and 2016, grants to our NEOs, other than Mr. Bingham, were made under our PARS program. 43% of the 2016 PARS grants and 32% of the 2015 PARS grants were service-based grants. Please refer to the “Compensation Discussion and Analysis (“CD&A)” section of this Proxy Statement for additional details on our 2016 and 2015 PARS grants. Amounts in this column also include promotion grants made to Mr. El-Khoury and Mr. Bingham in August 2016 and grants made in November 2016 in lieu of a cash bonus payment under the Company’s CIP program. For additional information on these grants, see the Grants of Plan-Based Awards table in the Executive Compensation tables below.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

3.	The amounts are based on the outstanding grants as of the end of fiscal year 2016 and a fiscal year ending value of $11.44 per share.

4.

Represents the PSUs granted under our PARS program for meeting 100% of the applicable milestones, which milestones have included gross margin, new product, total stockholder return, synergy savings and earnings per share metrics.

5.

Mr. El-Khoury’s option grants expiring on July 8, 2018 and August 8, 2017 were awarded under our 2013 Stock Plan and reflect adjustments made, pursuant to the tax free spin-off of SunPower Corporation in which existing awards were multiplied by the SunPower spin-off ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation class B common stock.

Plan Benefits

The number of awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

The following table sets forth (a) the maximum number of shares subject to restricted stock units or performance stock units that could have been earned in fiscal year 2016 (and assumes 200% of target for performance stock units), (b) the maximum number of shares subject to options granted during fiscal year 2016, and (c) the fair market value on the grant date:

Name and Position	Maximum Number of Shares Subject to Restricted Stock Units or Performance Stock Units*	Maximum Number of Shares Subject to Stock Option Awards	Grant Date Fair Value ($)
Hassane El-Khoury President, Chief Executive Officer and Director	277,678	-	3,553,545
Thad Trent Executive Vice President, Finance & Administration, and Chief Financial Officer	262,134	-	3,250,104
Dana C. Nazarian Executive Vice President, Operations & Technology	258,000	-	3,321,580
Joseph Rauschmayer Executive Vice President, Manufacturing	314,494	-	3,761,387
Ray Bingham Executive Chairman	30,064	-	383,322
T.J. Rodgers Former President, Chief Executive Officer and Director	450,500	-	5,813,445
All executive officers, including the Named Executive Officers above, as a group	1,592,870	-	20,083,384
All directors who are not executive officers, as a group	102,972	-	1,374,972
All employees who are not executive officers, as a group	5,949,150	-	73,279,532

*Actual shares earned in fiscal year 2016 were less than the amounts set forth in this column. For additional information, see the Compensation Discussion and Analysis section of this Proxy Statement.

Summary of Material Terms of the Plan

Background and Purpose of the Amended Plan

The following is a summary of the principal features of the Amended Plan and its operation. However, the summary is qualified in its entirety by reference to the Plan, which is attached as Appendix B to this Proxy Statement.

The Plan is intended to (i) promote the long-term success of the Company’s business, (ii) attract and retain the best available personnel for positions of substantial responsibility, and (iii) provide long-term incentives to employees, consultants, and non-employee directors that are aligned with the long-term interests of all stockholders.

Types of Awards Granted Under the Amended Plan

The Amended Plan will permit the grant of the following types of awards:

•	incentive stock options;

•	nonstatutory stock options;

•	restricted stock and restricted stock units (which we refer to as full value awards); and

•	stock appreciation rights.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Administration of the Amended Plan

The Committee administers the Plan and will continue to administer the Amended Plan. To make grants to certain of Cypress’s officers and key employees, the members of the Committee must qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and/or as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (so that Cypress can receive a federal tax deduction for certain compensation paid under the Amended Plan).

Subject to the terms of the Amended Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive discretionary awards, determine the terms and conditions of such awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Amended Plan and outstanding awards. The Committee also has the authority to amend outstanding awards, including the authority to accelerate vesting or to extend an option’s post-termination exercise period (but not beyond the original option term). The Board of Directors (the “Board”) or the Committee may delegate any part of its authority and powers under the Amended Plan to one or more committees, subject to the requirements of applicable law.

No Re-Pricing Without Stockholder Approval

The Committee may not permit the re-pricing, including by way of exchange, of any award, without receiving prior approval from Cypress stockholders.

Shares Under the Amended Plan

As of January 1, 2017, the maximum aggregate number of shares of Cypress’s common stock authorized for issuance under the Plan was 174,495,220. This number includes all the shares that have been allocated to the Plan since it was first created in 1994, of which approximately 19.3 million shares remained available for issuance as of the same date. If the proposal to approve the Amended Plan is approved, the number of shares authorized under the Amended Plan will be increased by 29.1 million, and the maximum aggregate number of shares authorized under the Amended Plan will be 203,635,220. However, because of prior issuances that have occurred under the current Plan, only a total of approximately 15 million shares would actually be available for immediate issuance (excluding any shares that return to the Plan in the future from awards that expire or are forfeited). The shares may be authorized, but unissued, or reacquired common stock of Cypress. Any shares of restricted stock or restricted stock units with a per share or unit purchase price lower than 100% of fair market value on the date of grant will be counted against the numerical limits of the Amended Plan’s share reserve pool as 1.88 shares for every one share subject thereto.

Awards that Expire or Are Forfeited

Subject to the terms of the Amended Plan, if an award (or any option or stock appreciation right granted under a terminated plan) terminates or is forfeited without having been fully exercised or vested, the unvested or forfeited shares generally will be returned to the available pool of shares reserved for issuance under the Amended Plan. To the extent that a share that was subject to an award that counted as 1.88 shares against the Plan’s share reserve pool is returned to the Amended Plan, the Amended Plan’s share reserve pool will be credited with 1.88 shares.

Eligibility to Receive Awards

The Committee will select the employees and consultants of Cypress or its parent or subsidiaries, and non-employee directors of the Board who will be granted awards; provided that only employees of Cypress or its parent or subsidiaries may receive incentive stock options. The actual number of individuals who will be granted awards cannot be determined in advance because the Committee has the discretion to select the participants. As of January 1, 2017, approximately 6,500 service providers (including executive officers, consultants and non-employee directors of Cypress and its subsidiaries) were eligible to participate in the Plan.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Stock Options and Stock Appreciation Rights

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Amended Plan, the Committee may grant nonstatutory stock options and/or incentive stock options. Stock appreciation rights (which we refer to as SARs) are awards that grant the participant the right to receive an amount (in the form of cash, shares of equal value, or a combination thereof, as determined by the Committee) equal to the excess of (x) the fair market value of the common stock covered by the exercised portion of the SAR, as of the date of such exercise, over (y) the fair market value of the common stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Committee may place limits on the amount that may be paid upon exercise of a SAR. As of January 1, 2017, approximately 5.8 million stock options were outstanding under the Plan and the outstanding stock options had a weighted average exercise price of $12.23, with individual exercise prices ranging from $2.72 to $23.23.

Share Limits

The Committee will determine the number of shares covered by each option or SAR award, but during any fiscal year of Cypress, no participant may be granted options and SARs covering more than 3 million shares in the aggregate.

Exercise Price

The exercise price of the shares subject to each option or SAR award is set by the Committee, but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the award.

Incentive Stock Options

The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cypress or any parent or subsidiary. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Any shares in excess of this limit will be treated as a nonstatutory stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

Term and Vesting

The Committee will establish the vesting schedule of each option or SAR award at the time of grant. Options and SARs granted under the Amended Plan will expire at the times established by the Committee, but not later than eight years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cypress).

Exercise of the Option or SAR Award

An option or SAR award granted under the Amended Plan will be exercised by giving written or electronic notice to Cypress, specifying the number of shares to be purchased and, for options, tendering full payment of the exercise price to Cypress. The Committee may permit payment for options through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Amended Plan. The participant must pay any taxes that Cypress is required to withhold at the time of exercise.

Termination of Participant

In the event a participant’s continuous status as an employee, director, or consultant terminates for any reason other than upon the participant’s death or disability, the options and SARs held by the participant under the Amended Plan will be exercisable (to the extent the award was exercisable on the date of service termination) within such period of time as is specified in the applicable award agreement. In the absence of a specified period of time in the award agreement, the vested portion of the option or SAR award will remain exercisable for a period of 30 days following the date of such termination. In the event a participant’s continuous status as an employee, director, or consultant terminates as a result of the participant’s disability, the options and SARs held by the participant under the Amended Plan will be exercisable (to the extent the award was exercisable on the date of service termination) for a period of six months following the date of such disability or such longer period of time not exceeding 12 months, as specified in the applicable award agreement. In the event a participant’s continuous status as an employee, director, or consultant terminates as a result of the participant’s death, the options and SARs held by the participant under the Amended Plan will be exercisable for a period of six months after death (to the extent the award would have become exercisable had the participant continued living and remained in continuous status as an employee, director, or consultant for an additional 12 months). If the participant dies within 30 days after his or her termination of continuous status as an employee, director, or consultant, the options and SARs held by the participant under the Amended Plan may be exercised within six months following the date of such death (to the extent the award was exercisable on the date of service termination). However, in no event may the period of exercisability extend beyond the expiration date of the option or SAR award, as applicable.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that will vest in accordance with the terms and conditions established by the Committee. Awards of RSUs are rights to acquire shares upon the vesting of RSUs in accordance with the terms and conditions established by the Committee. The Committee will determine the terms and conditions of restricted stock and RSUs granted under the Amended Plan, including the number of shares of restricted stock or RSUs granted to any employee, consultant, or non-employee director and whether the award will be in the form of restricted stock or RSUs; provided, however, that during any fiscal year of Cypress, no participant may be granted awards of restricted stock or RSUs that cover more than 1.5 million shares in the aggregate.

In determining whether an award of restricted stock or RSUs should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an award of RSUs that will vest only if the participant satisfies performance goals established by the Committee.

Until the stock certificate evidencing the shares is issued (which certificate generally will be issued only after the restricted stock or RSUs vest), no rights to vote or receive dividends or any other rights as a stockholder will exist with respect to the restricted stock or RSU award.

Grants to Non-Employee Directors

Under the Amended Plan, Cypress’s non-employee directors will be eligible to receive grants of awards on the date of his or her initial election and annually thereafter on the date of the annual stockholder meeting (so long as the non-employee director has been serving as such for at least three months), in an amount determined by the Committee in its sole discretion (which we refer to as recurring awards). Such recurring awards will be subject to vesting, payment, and other terms and conditions as may be determined by the Committee. Non-employee directors also will be eligible to receive other discretionary awards under the Amended Plan.

Non-Employee Director Award Limitations

No non-employee director may be granted, in any fiscal year of Cypress, awards with a grant date fair value (determined in accordance with either GAAP or IASB principles) of more than $500,000, increased to $750,000 in connection with a non-employee director’s initial service.

Exercise of Options

The exercise price of an option granted under the Amended Plan to a non-employee director may be paid in the form of cash, check, other shares of Cypress common stock previously owned by him or her with a fair market value on the date of surrender equal to the aggregate exercise price of the exercised shares, or any combination of such methods. For any options granted after Cypress’s 2004 annual stockholder meeting, the option additionally may be exercised and the consideration paid by the delivery of an exercise notice together with other documentation as the Committee and broker, if applicable, requires to effect the exercise of the option and the delivery to Cypress of the sale or loan proceeds required to pay the exercise price (or any combination of the above payment methods).

Termination of Non-employee Director’s Service

In the event a non-employee director ceases to serve as a Board member other than due to his or her death or disability, the options held by him or her under the Amended Plan that are recurring awards will be exercisable (to the extent the option was exercisable on the date of termination) within 90 days, or for options that are recurring awards granted on or after Cypress’s 2004 annual stockholder meeting, within one year, after the date of termination of board service. In the event the non-employee director ceases to serve as a Board member due to disability, the options held by the non-employee director under the Amended Plan will be exercisable (to the extent exercisable on the date of service termination) for a period of six months, or for options granted on or after Cypress’s 2004 annual stockholder meeting, within one year after the date of service termination. In the event of the non-employee director’s death while a Board member, the options held by him or her under the Amended Plan will be exercisable for a period of six months, or for options granted on or after Cypress’ 2004 annual stockholder meeting, for a period of one year, after the date of such death (to the extent that the option would have become exercisable had the director continued living and remained in continuous service as a director for an additional 12 months). If the non-employee director dies within 30 days after the termination of his or her continuous service as a Board member, his or her options under the Amended Plan may be exercised within six months following the date of such death (or for options granted on or after Cypress’s 2004 annual stockholder meeting, within one year following the date of such death) to the extent the option was exercisable on the date of service termination.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Certain Performance-based Awards

The Amended Plan is designed to permit (but not require) Cypress to issue awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as Section 162(m). Thus, the Committee may require achievement of specified levels of performance with respect to performance goals, in order for an award to vest. In granting restricted stock or RSUs that are intended to qualify under Section 162(m), the Committee will follow any procedures determined necessary or appropriate to ensure qualification of the award under Section 162(m).

With respect to any awards intended to qualify as performance-based compensation under Section 162(m), at the Committee’s discretion, one or more of the following performance goals may apply: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, stock price, return on equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit or net operating profit, operating margin, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals, and objective employee metrics. The performance goals may be applied to Cypress as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with U.S. GAAP or IASB, or which may be adjusted when established to exclude any items otherwise includable under GAAP or IASB, or include any items otherwise excludable under GAAP or IASB.

Transfers or Leave of Absence

Unless otherwise determined by the Committee, and subject to applicable laws, the vesting of awards granted under the Amended Plan will cease during any unpaid leave of absence. Moreover, unless otherwise determined by the Committee, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, will cease vesting in his or her awards granted under the Amended Plan, until such time (if at all) the employee transfers from the employment of the subsidiary or another subsidiary back to the employ of Cypress.

Changes in Capitalization

If Cypress experiences a stock split, reverse stock split, stock dividend, combination or reclassification of Cypress shares, or any other increase or decrease in the number of issued shares of Cypress common stock effected without its receipt of consideration (except for certain conversions of convertible securities), proportionate adjustments will be made by the Board subject to any required action by Cypress’s stockholders, to the number of shares available for issuance under the Amended Plan but as to which no awards have yet been granted or which have been returned to the Amended Plan, the number of shares covered by each outstanding award, the price per share, if any, of each outstanding award, and the per-person limits on awards, as appropriate to reflect the stock dividend or other change.

Similarly, if Cypress experiences a spin-off, split-off, or similar transaction involving equity of a subsidiary or former subsidiary, then subject to any required action by Cypress stockholders, the number and/or type of shares covered by each outstanding award, the number and/or type of shares which have been authorized for issuance under the Amended Plan but as to which no awards have yet been granted or which have been returned to the Amended Plan, the price per share of each such outstanding award, and the per-person limits on awards will be appropriately and proportionately adjusted to account for any increase or decrease in value resulting from such transaction.

Corporate Transactions

In the event of Cypress’s merger with or into another corporation or the sale of all or substantially all of its assets, the successor corporation (or its parent or subsidiary) will assume or substitute for equal value each outstanding award. With respect to awards other than recurring awards granted to non-employee directors, including awards providing for performance-based vesting criteria, the Committee may, in its sole discretion, fully accelerate such awards in lieu of assumption or substitution. In such event, the Committee will notify all holders of options and SARs that their options and SARs under the Amended Plan will be fully exercisable for a period of 30 days from the date of such notice and the award will terminate upon the expiration of such period.

With respect to recurring awards granted to non-employee directors, in the event the successor corporation does not agree to assume or substitute for such awards, each outstanding recurring award granted to a non-employee director will become fully vested and exercisable (if applicable), unless the Board, in its discretion, determines otherwise.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

In the event of a proposed dissolution or liquidation of Cypress, the Board may provide that awards (other than awards granted to non-employee directors) will terminate as of a date determined by the Board, allow participants to exercise any such options and SAR awards including shares that otherwise would not be exercisable, and accelerate the vesting of any such restricted stock and RSU awards.

Section 409A

In the event that the Committee determines that any award granted under the Amended Plan is subject to Section 409A of the Internal Revenue Code of 1986, as amended (which we refer to as Section 409A), the Amended Plan requires the agreement evidencing such award to incorporate the terms and conditions required by Section 409A. If, following the date an award is granted under the Amended Plan, the Committee determines that such award may be subject to Section 409A, the Committee may, without the consent of the participants, adopt amendments to the Amended Plan and applicable award agreements and take other actions that the Committee determines is necessary or appropriate to exempt the applicable award from Section 409A, comply with the requirements of Section 409A or mitigate any additional tax, interest and/or penalties that may apply under Section 409A.

Amendment and Termination of the Amended Plan

The Board generally may amend, alter, suspend, or terminate the Amended Plan at any time, except that certain amendments may require stockholder approval or the consent of participants in the Amended Plan. Adding shares to the Amended Plan requires stockholder approval, except in the case of adjustments due to a stock split or similar change in capitalization effected without the receipt of consideration by us. The Plan is currently scheduled to expire on January 15, 2024. We are asking our stockholders to approve an extension of the term of the Plan. If this Proposal 5 is approved by our stockholders, the Amended Plan will expire on April 14, 2027.

Limited Transferability of Awards

Awards granted under the Amended Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant’s lifetime, only the participant may exercise the award. If the Committee makes an award under the Amended Plan transferable, such award will contain such additional terms and conditions as the Committee deems appropriate.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Cypress of awards granted under the Amended Plan, based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the award holder generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise. Any additional gain or loss recognized upon any later disposition of the shares of common stock or other property would be treated as long-term or short-term capital gain or loss, depending on the holding period.

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AMENDMENT AND RESTATEMENT OF THE 2013 STOCK PLAN

Restricted Stock/Restricted Stock Units

A participant will not have taxable income upon grant unless he or she elects to be taxed at that time pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (except no such election is available for restricted stock units). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.

Tax Effect for Cypress

Cypress generally will be entitled to a tax deduction in connection with an award made to U.S. employees, consultants and directors under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to certain of Cypress’s executive officers. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, Cypress can preserve the deductibility of certain compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended Plan, setting limits on the number of awards that any individual may receive, and for awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Cypress to continue to receive a federal income tax deduction in connection with such awards.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Proposal Summary

Equity awards are a key component of our overall compensation strategy, contributing a meaningful portion of our employees’ total compensation. We are asking our stockholders to allow us to continue to hire and retain skilled, motivated employees through our competitive employee performance-based equity program. We remain committed to delivering strong returns to our stockholders and approval of this proposal is important so that we may continue to do so in the future. If the amendments to the Plan are not approved, the amendment will not take effect and the Plan (most recently amended in 2015) will continue to be in effect according to its terms, as in effect prior to this proposal. In this case, Cypress may continue to make awards under the Plan (subject to the existing limitations, including authorized share limits, set forth in the Plan).

Required Vote

The affirmative vote of the holders of a majority of the common stock present or represented at the meeting is required to approve the adoption of the Amended Plan.

☑    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ADOPTION OF THE AMENDED PLAN.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes certain information with respect to our common stock that may be issued under our existing equity compensation plans as of April 10, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (millions)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (millions)	Number of Securities Remaining Available for Future Issuance (millions)
Equity Compensation Plans Approved by Security Holders	12.1[1]	12.52[3]	18.5[6]
Equity Compensation Plans Not Approved by Security Holders	8.6[2]	6.73[4]	3.2[7]
Total	20.7	10.96[5]	21.7

1.	Includes 7.3 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) granted.

2.	Includes 6.8 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) granted.

3.	Excludes the impact of 7.3 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) which have no exercise price.

4.	Excludes the impact of 6.8 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) which have no exercise price.

5.	Excludes the impact of 14.1 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) which have no exercise price.

6.	Includes 15 million shares available for future issuance under Cypress’s 2013 Stock Plan and 3.5 million shares available for future issuance under Cypress’s Employee Stock Purchase Plan.

7.	Includes 100,000 shares available for future issuance under the assumed Ramtron Plan and 3.1 million shares available for future issuance under the assumed Spansion Plan.

See Note 8 of Notes to Consolidated Financial Statements under Item 8 of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017 for further discussion of Cypress’s stock plans.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our business, assets and operations are managed under the direction of our Board of Directors (the “Board”). Members of our Board are kept informed of our business through discussions with our chief executive officer, our chief financial officer, our named executive officers (“NEOs”), our chief legal officer, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board and its committees.

In addition to its management function, our Board remains committed to strong and effective corporate governance, and, accordingly, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, the Nasdaq Listing Rules, as well as the best practices of other public companies.

The Company’s long-standing corporate governance program features the following:

•	a Board that is up for election annually and has been for over 30 years;

•	we have no stockholder rights plan in place;

•	regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;

•	Board committees that are comprised of and chaired solely by independent directors, and that operate under our charters that are publicly available on our website;

•	a Board that has unrestricted access to the Company’s management, employees and professional advisers;

•	regular executive sessions among our non-employee and independent directors;

•	proxy access provisions in our bylaws;

•	a majority vote standard in uncontested director elections;

•	a director resignation policy requiring any incumbent director who receives a greater number of votes “against” than votes “for” his election to promptly tender his resignation;

•	a risk management program with specific responsibilities assigned to management, the Board, and the Board’s committees;

•	a clear Code of Business Conduct and Ethics that is reviewed annually for best practices;

•	a clear set of Corporate Governance Guidelines that is reviewed annually for best practices;

•

a Clawback Policy that requires the return of performance-based compensation payments to the Company by any executive engaged in (i) fraud, theft, misappropriation, embezzlement or dishonesty, (ii) intentional misconduct related to the Company’s financial reporting, or (iii) in the event of a material negative revision of any financial or operating measure on which performance-based compensation was paid out to such executive;

•	a long history of no perquisites for our directors and executive officers;

•	the Compensation Committee’s engagement of an independent compensation consultant; and

•	a director and committee self-evaluation process allowing the directors to provide additional feedback on the Board’s performance and other matters related to the Company.

In addition to the features above, we have a long-standing stock ownership requirement to ensure that our directors and executives remain aligned with the interests of the Company and its stockholders.

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CORPORATE GOVERNANCE

Stock Ownership Requirements

Our directors and executives have historically maintained strong stock ownership and our stock ownership requirements are consistent with industry best practices. The table below summarizes the stock ownership policy and status among our directors and NEOs as of April 10, 2017.

	Stock Ownership Requirement	Shares Actually Held
Chief Executive Officer	6X base compensation	7.31X base compensation
All Other Named Executive Officers	4X base compensation	5.3X - 27.3X base compensation
All Non-Employee Directors	30,000 shares	47,665 - 168,538 shares

As a result of such requirements, our directors and NEOs will continue to hold a substantial amount of their net worth in shares of Cypress common stock, and maintain an even stronger alignment with the Company and our stockholders.

Named Executive Officers. Our CEO is required to own Company common stock having a value of at least six times his annual base salary. Common stock only includes shares directly owned and does not include any granted stock option awards, even if vested and in the money. Our NEOs, excluding our CEO, are required to own Company common stock having a value of at least four times their annual base salary. Individuals have three years from becoming a NEO to meet the stock ownership requirement. If the stock ownership requirement is not met after three years, then the NEO must hold all future shares that vest (net of taxes) until the stock ownership requirement is met. All of our NEOs, excluding Messrs. Bingham and Rauschmayer, meet the stock ownership requirements. Mr. Bingham did not become a NEO until August 10, 2016 and has three years to meet the stock ownership requirements. Mr. Rauschmayer is no longer a NEO and therefore is no longer required to meet the stock ownership requirements.

Directors. Our non-employee directors are required to own at least 30,000 shares of common stock of the Company, which is approximately eight times their annual retainer of $50,000 (assuming a stock price of $13.33 per share). Directors have three years from becoming a director to meet the stock ownership requirement. All of our non-employee directors meet the stock ownership requirements.

Policy on Derivative Trading

The Company has a long-standing insider trading policy which regulates trading by our insiders, including our NEOs and Board members, and prohibits all employees and Board members from trading on material, non-public information. Our policy explains when transactions in Cypress stock are permitted and provides that insiders may engage in transactions in Cypress stock only during pre-established quarterly trading windows. The policy also sets forth certain types of prohibited transactions. Specifically, no Company director, employee, agent or contractor may engage in short sales or hedging activity of any kind, which includes buying put options on the Company’s stock.

Policy on Pledging

Cypress adopted and formalized a written pledging policy in fiscal year 2014 and the Committee approved modifications to the policy on February 15, 2017. As of February 15, 2017, Directors and NEOs are no longer permitted to pledge Cypress stock.

Communications from Stockholders and Other Interested Parties

Stockholders and other interested parties who wish to send communications on any relevant business topic to the Board or an individual director may do so by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134 or sending an e-mail to CYBOD@cypress.com.

The Board will give appropriate attention to written communication on valid business or corporate governance issues that are submitted by Company stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of our Board, with the assistance of the corporate secretary and internal legal counsel, is primarily responsible for monitoring communications from stockholders and other interested parties, and will provide copies or summaries of such communications to the other directors as the chairman considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of our Board considers to be important for the directors to know.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the structure and other policies related to our Board. The guidelines cover, among other topics:

•	director independence;

•	Board structure and composition, including the designated Board committees;

•	Board member nomination and eligibility requirements;

•	Board leadership and executive sessions;

•	limitations on other Board and committee service;

•	director responsibilities;

•	Board and committee resources, including access to management and employees;

•	director compensation;

•	director orientation and ongoing education;

•	succession planning; and

•	Board and committee self-evaluations.

Our current Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Board Structure

Our Board of Directors is comprised of seven directors, all of whom are independent except for our new chief executive officer, Hassane El-Khoury, and our Executive Chairman, H. Raymond Bingham. Mr. Bingham serves as Chairman of the Board. T.J Rodgers, who served on our Board until his resignation in August 2016, was determined not to be independent. Our Board’s general policy, as stated in our Corporate Governance Guidelines, is that separate persons should hold positions of chairman of the Board and chief executive officer to enhance the Board’s oversight of management. This leadership structure enhances accountability of our chief executive officer to the Board, provides a balance of power on our Board and encourages thoughtful decision-making. We also historically separated the roles in recognition of the differences in roles. While the chief executive officer is responsible for the day-to-day leadership of the Company and the setting of strategic direction, the chairman provides guidance to the Board and sets the agenda for and presides over Board meetings as well as meetings of the Board’s independent directors. The chairman also provides performance feedback on behalf of the Board to our chief executive officer.

In light of the transition to a new chief executive officer in August 2016, the Board felt it was desirable to appoint Mr. Bingham to the newly created position of Executive Chairman, pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board. As Executive Chairman, Mr. Bingham reports directly to the Board. After Mr. Bingham’s appointment as Executive Chairman on August 10, 2016, Mr. Benhamou was appointed as Lead Independent Director of the Board and now presides over meetings of the Board’s independent directors.

The Executive Chairman role is anticipated to be a short-term position, providing support to the CEO and focused externally on customers and investment opportunities. The Board evaluates, on a periodic basis, the continued need for the Executive Chairman position.

Board Meetings and Executive Sessions. Executive sessions of independent directors are held after each regularly scheduled meeting of our Board and at other times as deemed necessary by our directors. In fiscal year 2016, our Board held four regularly scheduled meetings, and every director attended all such Board meetings, including in each case, the executive sessions. The Board also held 19 special meetings during fiscal year 2016. All of our directors attended at least 75% of all Board meetings. Mr. Bingham presided over all executive sessions of our directors until he became Executive Chairman on August 10, 2016. Mr. Benhamou has presided over all executive sessions of our directors since Mr. Bingham’s appointment as Executive Chairman. The Board’s policy is to hold executive sessions without the presence of management, including the chief executive officer and the executive chairman. The committees of the Board also meet in executive session at the end of each committee meeting.

Our directors are expected to attend each of the regularly scheduled board meetings. For that reason, the Board’s calendar is set in advance to ensure that all directors can attend all such meetings.

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CORPORATE GOVERNANCE

Determination of Independence. The Board has adopted the definition of “independence” as described under Nasdaq Listing Rule 5605 and the standards applicable to audit committees under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) Section 301 and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of Nasdaq and the Securities and Exchange Commission (the “SEC”), the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completed a questionnaire, with questions tailored to the Nasdaq Listing Rules, as well as the securities law requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Kwon, van den Hoek and Wishart is independent as determined under our Corporate Governance Guidelines, the Nasdaq Listing Rules and the Exchange Act. The Board determined that Mr. El-Khoury, our president and chief executive officer, is not independent by virtue of his employment and position at Cypress. The Board also determined that Mr. Bingham was independent until his appointment as Executive Chairman on August 10, 2016. Apart from Messrs. El-Khoury and Bingham, no other director has a relationship with Cypress other than through his membership on the Board and its committees.

Board’s Role in Risk Management Oversight

Among the responsibilities of our Board is the oversight, review and management of the Company’s various sources of risk. The Board addresses this risk, in part, through its engagement with our chief executive officer and various members of management and the Company’s outside consultants. Directors also discuss risk as a part of their review of the ongoing business, financial, and other activities of the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans regularly.

In the majority of cases, the Board implements its risk oversight responsibilities primarily through its various committees, which receive input from management on the potentially significant risks the Company faces and how the Company seeks to control, manage and mitigate risk where appropriate. If the report is deemed significant, the chairman of the relevant committee reports on the committee’s discussion to the Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate risk oversight, particularly with respect to risk interrelationships.

The Board’s four standing committees (Audit, Compensation, Nominating and Corporate Governance and Operations) oversee those risks that are most appropriate to their charters. For example, the Audit Committee oversees risks related to internal controls, financial reporting, fraud, insurance, treasury, compliance and litigation. The Audit Committee also oversees the activities of the Internal Audit Department, which independently assesses, audits and monitors risk throughout the Company. The Compensation Committee oversees risks related to our cash and equity compensation programs, perquisites and use of Company equity. The Nominating and Governance Committee oversees risks related to corporate governance, the composition of our Board and its committees, executive management and business ethics of the Company. The Operations Committee, primarily through attending the Company’s quarterly operations review meetings, oversees risks related to operations, product development, supply chain and customers. The Operations Committee was dissolved in April 2017.

The foregoing committees, including the membership and function of each committee at the end of fiscal year 2016, are described in the table below with additional details following the table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee*
W. Steve Albrecht	Chairman		Member
Eric A. Benhamou	Member	Chairman	Member
Wilbert van den Hoek		Member		Chairman
Michael S. Wishart	Member	Member	Chairman

   * Dissolved in April 2017.

Board’s Committees

The Audit Committee. The Audit Committee consists of Messrs. Albrecht, Benhamou and Wishart, each of whom was determined to be independent as defined under the Nasdaq Listing Rules and the SEC rules applicable to audit committee members. The Audit Committee operates under a written charter adopted by our Board and reviewed annually by the Audit Committee. The Audit Committee’s charter is available on our website at http://investors.cypress.com/corporate-governance.cfm.

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The Board determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise as required under the Nasdaq Listing Rules. While our Board designated Mr. Albrecht as the “audit committee financial expert” in accordance with the requirements of the SEC and Nasdaq Listing Rules, all of the members of our Audit Committee meet the qualifications for an audit committee financial expert.

The responsibilities of our Audit Committee and its activities during fiscal year 2016 are described in its charter and the Report of the Audit Committee contained in this Proxy Statement.

The Audit Committee, through delegation by the Board, has overall responsibility for:

•	reviewing and approving the scope of the annual audit and the adequacy of the Audit Committee charter;

•	assisting the Board in the oversight of the Company’s compliance with legal and regulatory requirements;

•	meeting separately with our independent registered public accounting firm, internal auditors, and our senior management to identify, assess, manage and mitigate areas of risk for the Company;

•	overseeing and reviewing our accounting and financial reporting processes, annual audit and matters relating to the Company’s internal control systems, as well as the results of the annual audit;

•	ensuring the integrity of the Company’s financial statements;

•	overseeing the outside auditor’s performance, qualifications and independence issues;

•	preparing a report of the Audit Committee to be included in the Company’s annual proxy statement;

•	pre-approving all proposed services and related fees to be paid to our independent registered public accounting firm;

•	providing input on the risk assessment processes in the Company, which forms the basis of the annual audit plan;

•	overseeing the Company’s whistleblower policy and reporting function; and

•	reviewing SEC filings, earnings releases and other forms of significant investor communications.

The Audit Committee met nine times in fiscal year 2016 and each time met in executive session independently with each of management, our internal audit team and PricewaterhouseCoopers, our independent registered public accounting firm.

The members of the Audit Committee also comprised the members of the Company’s Pricing Committee. For additional information on the Pricing Committee, please see the “Special Committees” section below.

The Compensation Committee. The Compensation Committee consists of Messrs. Benhamou, van den Hoek and Wishart, each of whom is determined to be independent under the Nasdaq Listing Rules. Mr. Bingham served on the Compensation Committee until his appointment as Executive Chairman on August 10, 2016. During his service on the Compensation Committee, Mr. Bingham was determined to be independent under the Nasdaq Listing Rules. Mr. Bingham resigned from the Compensation Committee, effective upon his appointment as Executive Chairman.

The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors and executive officers, the preparation of the annual report on executive compensation for inclusion in our proxy statement and oversight of the Company’s compensation and equity programs.

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviews our compensation programs to avoid certain design features that have been identified by experts as having the potential to encourage excessive risk-taking. Instead, our compensation programs are designed to encourage employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short- and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. In fulfilling its responsibilities, the Committee may, to the extent permitted under applicable law, the Nasdaq Listing Rules, the rules of the SEC and the Internal Revenue Code, and the Company’s certificate of incorporation and bylaws, delegate any or all of its responsibilities to a subcommittee of the Committee. The Compensation Committee, with the assistance of Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

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CORPORATE GOVERNANCE

In conjunction with the recommendations of Pearl Meyer and our chief executive officer, the Compensation Committee determines the compensation of our executive officers. No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee sometimes meets in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

The Compensation Committee, through delegation by the Board, has overall responsibility for:

•

establishing the specific performance objectives for our senior management, including the chief executive officer, and subsequently evaluating their compensation based on achievement of those objectives;

•	formulating, implementing, reviewing, approving, and modifying the compensation of the Company’s directors and senior management;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs, and administering such approved compensation plans, policies and programs;

•	reviewing and approving the Company’s compensation discussion and analysis for inclusion in the proxy statement;

•	reviewing and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees;

•	reviewing the annual benefit changes made by the Company with respect to its employees;

•	overseeing the process of providing feedback to the chief executive officer on his performance;

•	overseeing the stock plans of the Company and its subsidiary companies;

•	overseeing and monitoring executive succession planning for the Company;

•	conducting a periodic risk analysis of the Company’s compensation policies and programs; and

•	establishing the Company’s derivative trading and pledging policies and overseeing compliance with such policies.

In discharging its duties, the Compensation Committee selects and retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company. In fiscal year 2016, the Compensation Committee retained the services of Pearl Meyer for various compensation-related services.

The Compensation Committee held twelve meetings during fiscal year 2016. The Report of the Compensation Committee is contained in this Proxy Statement. The charter for our Compensation Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Albrecht, Benhamou and Wishart, each of whom is determined to be independent under the Nasdaq Listing Rules. Mr. Bingham served as chair of the Nominating and Corporate Governance Committee until his appointment as Executive Chairman on August 10, 2016. During his service on the Nominating and Corporate Governance Committee, Mr. Bingham was determined to be independent under the Nasdaq Listing Rules. Mr. Bingham resigned from the Nominating and Corporate Governance Committee effective upon his appointment as Executive Chairman. Mr. Benhamou served as chair of the Nominating and Corporate Governance Committee from August 10, 2016 to November 4, 2016, at which time Mr. Wishart was appointed as chair of the committee.

The Nominating and Corporate Governance Committee has recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board.

The purpose of the Nominating and Corporate Governance Committee is to:

•	determine the skills, education and experiences the Board needs to most effectively meet its responsibilities;

•	as part of its risk management, ensure the Board has the requisite mix of skills and expertise to competently oversee the operations of the Company;

•	identify and evaluate individuals qualified to become Board members;

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•

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company;

•	consider resignations submitted pursuant to the Company’s director resignation policy;

•	develop, maintain and recommend to the Board a set of corporate governance principles;

•	oversee the annual self-evaluation process of the Board and the Board committees;

•	ensure that stockholder proposals, when approved, are implemented as approved;

•	make recommendations to the Board on Board committee membership; and

•	oversee the director’s continuing education program.

With respect to board size, membership and nomination, the Nominating and Corporate Governance Committee is responsible for regularly assessing the size and composition of the Board and identifying exceptional director candidates in the event a vacancy occurs. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members, professional outside consultants and other third-party trusted sources. Through the process of identification and evaluation of potential director candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, a broad knowledge base, integrity and capability on the Board.

Stockholders may recommend, with timely notice, potential director candidates to the Nominating and Corporate Governance Committee by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background materials are provided on a timely basis. See “How and when may I submit proposals or director nominations for consideration at next year’s annual meeting of stockholders?” in the “Frequently Asked Questions About The Proxy Materials And Voting” section of this Proxy Statement for information regarding submitting nominations pursuant to the Company’s bylaws.

The Company has received notice from T.J. Rodgers, our former Chief Executive Officer and Director, that he is nominating two individuals, J. Daniel McCranie and Camillo Martino (the “Rodgers Nominees”) for election to the Board at the Annual Meeting and soliciting proxies from Cypress stockholders in support of the Rodgers Nominees. The Rodgers Nominees are not endorsed by our Board or the Nominating and Corporate Governance Committee.

The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines, established by the Nominating and Corporate Governance Committee, and as set forth in applicable securities laws, regardless of whether or not a potential candidate was recommended by a stockholder, the Board, management or other third party. These criteria include, at a minimum, the candidate’s skills, attributes, character and integrity, professional experience, general business and semiconductor industry expertise, leadership profile, domestic or international expertise, commitment, diligence, absence of conflicts of interest and the ability to act in the best interest of the Company and its stockholders.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the skill set, background and qualifications of our directors, considered as a group, should provide a critical composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities and act in the best interest of the Company and its stockholders.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes (i) meeting from time-to-time to assess the real or potential needs of the Board, as well as to evaluate biographical information and background material relating to potential candidates and, if appropriate, (ii) conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process and applying substantially the same criteria as for candidates submitted by the Board to our stockholders. The assessment is made in the context of the perceived needs of the Board at the time of the evaluation.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines or guidelines previously identified by the Committee. If the Board decides to nominate a stockholder-recommended candidate and recommends his or

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CORPORATE GOVERNANCE

her election as a director by the stockholders, the name of the nominee will be included in Cypress’s proxy statement and WHITE proxy card for the stockholders meeting at which his or her election is recommended.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2016.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2016. The charter for our Nominating and Corporate Governance Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

The Operations Committee. The Operations Committee consists of Wilbert van den Hoek. Mr. van den Hoek is considered to be independent under the NASDAQ Listing Rules. John H. Kispert served as chairman of the Operations Committee until his resignation from the Board on May 7, 2016. Mr. Kispert was determined to be independent under the Nasdaq Listing Rules during his service on the Operations Committee. Following Mr. Kispert’s resignation, Mr. van den Hoek was appointed as chairman of the Operations Committee.

The purpose of the Operations Committee is to:

•	provide advice and counsel to management regarding the Company’s daily business operations;

•	review strategic proposals related to the Company’s operations; and

•	present to management of the Company and the Board an independent assessment of Cypress’s business operations and practices.

To discharge their responsibilities, members of the Operations Committee attend various quarterly operations reviews and meet regularly with various members of the Company’s senior management. The Operations Committee was dissolved in April 2017.

Special Committees. In fiscal year 2016, the Board established two special committees. The Pricing Committee was established to oversee the pricing and management of the Company’s debt structure needed to complete the acquisition of Broadcom’s Internet of Things business unit. The Pricing Committee consisted of Mr. Albrecht (Chairman), Mr. Benhamou and Mr. Wishart and met eleven times in fiscal year 2016. The CEO Search Committee was established to oversee and conduct the search for a new president and CEO following Mr. Rodgers’ resignation as president and CEO in April 2016.

Printed copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Operations Committee are also available to any stockholder upon written request to: Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Non-Employee Director Cash Compensation

Our non-employee directors are paid an annual fee for serving on the Board, plus additional fees based on their committee service. Cash fees have not changed since 2009. The table below shows the cash compensation for our non-employee Board members in fiscal year 2016.

Position	2016 Annual Fees[1]
Non-employee director retainer	$50,000
Board chairman	$30,000
Audit Committee chairman	$20,000
Audit Committee member	$15,000
Compensation Committee chairman	$15,000
Compensation Committee member	$10,000
Nominating and Corporate Governance Committee chairman	$5,000
Nominating and Corporate Governance Committee member	$5,000
Operations Committee	$2,500[2]

  1. Excluding the Operations Committee fees, which were paid per meeting.

  2. Fees paid for each of the Company’s quarterly operations meetings attended.

In addition to the retainer and meeting fees described above, non-employee directors are also reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings, business events on behalf of Cypress, and seminars and programs on subjects related to their responsibilities.

Members of the Pricing Committee did not receive compensation for their service on this committee. The chairman of the CEO Search Committee was paid $15,000 and each member was paid $10,000 upon appointment to the CEO Search Committee; this fee covered the first four meetings. The chairman and each member were paid $1,000 for their attendance at any meeting beyond the four meetings covered by the initial fee, subject to a cap of $3,500 per day.

Non-Employee Director Equity Compensation

Non-employee director equity compensation was increased in fiscal year 2015 from an equity award with a grant date value of approximately $175,000 to an equity award grant date value of approximately $200,000. Upon their initial appointment to the board, each non-management director is granted an equity award with a grant date value of approximately $200,000, which vests annually over three years. Non-employee directors who are elected at Cypress’s annual stockholders meeting receive an equity grant equal to approximately $200,000, which vests the day before the next annual stockholders meeting (which we refer to as the annual equity grant). Any new director appointed by the board in between annual stockholder meetings will receive the annual equity grant, but with a value that is pro-rated for the number of months the director serves until the next annual stockholders meeting. All such awards are subject to the limitations set forth in Cypress’s stock plan.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Fiscal Year Ended January 1, 2017

Director	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2] ($)	All Other Compensation ($)	Total ($)
W. Steve Albrecht[3]	94,000	199,998	-	-	293,998
Eric A. Benhamou[4]	125,000	199,998	-	-	324,998
H. Raymond Bingham[5]	235,418	199,998	-	-	435,416
John H. Kispert[6]	42,170	199,998	-	-	242,168
Oh Chul Kwon[7]	62,000	199,998	-	-	261,998
Wilbert van den Hoek[8]	171,000	199,998	-	-	370,998
Michael S. Wishart[9]	102,000	199,998	-	-	301,998
1.

The value reported in the “Stock Awards” column represents the aggregate grant date fair value of awards granted in fiscal year 2016, as determined pursuant to ASC 718. The amount shown for each director reflects the grant date fair value of the annual equity grant for 21,459 restricted stock units made on May 6, 2016, which will vest in full on the day before the 2017 Annual Meeting. The directors had the following number of unvested restricted stock units at the end of fiscal year 2016: Mr. Albrecht, 21,459 unvested restricted stock units; Mr. Benhamou, 21,459 unvested restricted stock units; Mr. Bingham, 161,445 unvested restricted stock units, 21,459 of which represent the annual equity grant in 2016, and 7,440 of which represent Spansion Inc. (“Spansion”) grants awarded prior to the merger with the Company (all other unvested restricted stock units awarded on or after August 10, 2016 were made to Mr. Bingham in his capacity as Executive Chairman and are therefore reported in the Summary Compensation Table and other executive compensation tables set forth below); Mr. Kwon, 32,619 unvested restricted stock units, 21,459 of which are for the annual equity grant in 2016 and 11,160 of which are for Spansion grants awarded prior to the merger with the Company; Mr. van den Hoek, 21,459 restricted stock units; and Mr. Wishart, 32,619 unvested restricted stock units, 21,459 of which represent the annual equity grant in 2016, and 11,160 of which represent Spansion grants awarded prior to the merger with the Company.

2.

No stock option awards were granted to our directors in fiscal year 2016. The following aggregate director option awards were outstanding at the end of fiscal year 2016: Mr. Bingham, 184,275 options, all of which are Spansion awards issued prior to the merger with the Company; and Mr. Wishart, 34,398 options, all of which are Spansion awards issued prior to the merger with the Company.

3.

Fees Earned includes a $50,000 Board of Directors (the “Board”) retainer fee, $20,000 Audit Committee chairman fee, $5,000 Nominating and Corporate Governance Committee member fee, and a $19,000 CEO Search Committee fee.

4.

Fees Earned includes a $50,000 Board retainer fee, $15,000 Audit Committee member fee, $15,000 Compensation Committee chairman fee, $1,978 Nominating and Corporate Governance Committee chairman fee and $3,022 Nominating and Corporate Governance Committee member fee (certain fees pro-rated to Mr. Benhamou’s August 10, 2016 start date on certain committees), and $40,000 CEO Search Committee fee.

5.

Fees Earned includes a $30,220 Board retainer fee, $18,132 Board chairman fee, $6,044 Compensation Committee member fee, $3,022 Nominating and Corporate Governance Committee chairman fee (each of the Board and committee fees pro-rated to Mr. Bingham’s August 10, 2016 appointment as Executive Chairman), $15,000 CEO Search Committee Chairman fee, and $163,000 CEO Search Committee fee . All renumeration received on or after August 10, 2016 is reported in the Executive Compensation Tables below.

6.	Fees Earned includes a $42,170 Board retainer fee (pro-rated to Mr. Kispert’s May 7, 2016 resignation date from the Board).

7.	Fees Earned includes a $50,000 Board retainer fee and $12,000 CEO Search Committee fee.

8.	Fees Earned includes a $50,000 Board retainer fee, $10,000 Compensation Committee member fee, $70,000 Operations Committee fee, and $41,000 CEO Search Committee fee.

9.	Fees Earned includes a $50,000 Board retainer fee, $15,000 Audit Committee member fee, $10,000 Compensation Committee member fee, and $27,000 CEO Search Committee fee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding common stock of the Company beneficially owned as of April 10, 2017, which includes any equity shares which each individual has the right to acquire within 60 days thereof through the exercise of stock options and the vesting of restricted stock units (RSUs), as well as those shares that were actually owned as of April 10, 2017 for:

•	each of our directors and director nominees;

•	our chief executive officer, our chief financial officer and each of the other individuals who met the requirements of a named executive officer as of fiscal year-end (the “named executive officers”);

•all individuals who serve as directors or executive officers as of April 10, 2017 as a group; and

•

each person (including any “group” as that term is used in Rule 13(d)(3) of the Securities Exchange Act of 1934 who is known by us to own beneficially more than 5% of our common stock as of the date identified on their Schedule 13G or 13D filing.

As of April 10, 2017, 329,363,144 shares of the Company’s common stock were issued and outstanding.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned[1]	Percent*	Shares Owned Outright[2]
Directors
W. Steve Albrecht[3]	184,739	*	163,280
Eric A. Benhamou[4]	189,997	*	168,538
Oh Chul Kwon[5]	69,124	*	47,665
Wilbert van den Hoek[6]	110,161	*	88,702
Michael S. Wishart[7]	129,654	*	73,797

Named Executive Officers
H. Raymond Bingham[8]	364,573	*	147,796
Hassane El-Khoury[9]	373,966	*	342,074
Dana C. Nazarian[10]	550,303	*	550,303
Joseph Rauschmayer[11]	207,245	*	151,256
T.J. Rodgers[12]	8,727,619	2.6%	8,727,619
Thad Trent[13]	293,903	*	244,836

All directors and executive officers of the Company at fiscal year-end as a group[14]	2,266,420	*	1,826,991

5% Stockholders
BlackRock, Inc.[15] 55 East 52nd Street New York, NY 10055	25,406,494	7.7%	-
The Vanguard Group[16] 100 Vanguard Blvd. Malvern, PA 19355	28,645,862	8.7%	-
Waddell & Reed Financial, Inc.[17] 6300 Lamar Avenue Overland Park, KS 66202	17,412,071	5.3%	-
*	Less than 0.5%. See footnotes on the next page.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

1.

For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, beneficially owned shares includes the number of shares of common stock that such person or group had the right to acquire within 60 days after April 10, 2017.

2.

For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, shares owned by such person or group excludes the number of shares of common stock that such person or group had the right to acquire within 60 days after April 10, 2017.

3.

Shares Beneficially Owned includes 163,280 shares of common stock held directly by Mr. Albrecht and 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 163,280 shares of common stock held directly by Mr. Albrecht, and excludes 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

4.

Shares Beneficially Owned includes 168,538 shares of common stock held directly by Mr. Benhamou and 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 168,538 shares of common stock held directly by Mr. Benhamou, and excludes 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017

5.

Shares Beneficially Owned includes 47,665 shares of common stock held directly by Mr. Kwon and 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 47,665 shares of common stock held directly by Mr. Kwon, and excludes 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

6.

Shares Beneficially Owned include 88,669 shares of common stock held directly by Mr. van den Hoek, 33 shares of common stock held indirectly by Mr. van den Hoek and 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 88,669 shares of common stock held directly by Mr. van den Hoek and 33 shares of common stock held indirectly by Mr. van den Hoek, and excludes 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

7.

Shares Beneficially Owned includes 73,797 shares of common stock held directly by Mr. Wishart, an option to purchase 34,398 shares of common stock, which is fully vested, and 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 73,797 shares of common stock held directly by Mr. Wishart, and excludes an option to purchase 34,398 shares of common stock, which is fully vested, and 21,459 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

8.

Shares Beneficially Owned includes 77,160 shares of common stock held directly by Mr. Bingham and the Raymond and Kristin Bingham Revocable Trust, 70,636 shares of common stock held indirectly by Bingham Investments L.P., an option to purchase 184,275 shares of common stock, which is fully vested, and 32,502 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 77,160 shares of common stock held directly by Mr. Bingham and the Raymond and Kristin Bingham Revocable Trust, and 70,636 shares of common stock held indirectly by Bingham Investments L.P., and excludes an option to purchase 184,275 shares of common stock, which is fully vested, and 32,502 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

9.

Shares Beneficially Owned includes 342,074 shares of common stock held directly by Mr. El-Khoury, options to purchase 13,488 shares of common stock and 18,404 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 342,074 shares of common stock held directly by Mr. El-Khoury, and excludes options to purchase 13,488 shares of common stock and 18,404 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

10.	Shares Beneficially Owned and Shares Owned Outright both include 550,303 shares of common stock held directly by Mr. Nazarian

11.

Shares Beneficially Owned includes 151,256 shares of common stock held directly by Mr. Rauschmayer and options to purchase 55,989 shares of common stock, which are fully vested. Shares Owned Outright includes 151,256 shares of common stock held directly by Mr. Rauschmayer and excludes options to purchase 55,989 shares of common stock, which are fully vested.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

12.

Shares Beneficially Owned and Shares Owned Outright both include 8,727,619 shares of common stock beneficially owned by Mr. Rodgers, 100 shares of which are held of record by the Rodgers Massey Revocable Living Trust Dtd 04/04/11. Certain entities and individuals may be deemed to be associates of Mr. Rodgers under the Exchange Act. Information in this footnote 12 regarding the ownership of Shares Beneficially Owned and Shares Owned Outright by Mr. Rodgers, and of associates or related trusts, is based on information from Schedule 14A Information (preliminary proxy statement) filed by Mr. Rodgers with the SEC on March 14, 2017. Mr. Rodgers has pledged 7,620,519 shares of common stock in a single margin account. As of March 14, 2017, none of these shares is subject to a margin call. The pledged shares are not used to shift or hedge any economic risk in owning common stock. These shares collateralize loans used to primarily fund Mr. Rodgers’ purchase of common stock upon the exercise of certain option grants prior to their expiration over the past years. Information regarding the shares of common stock held in a margin account by Mr. Rodgers is based on information from Schedule 14A Information (preliminary proxy statement) filed by Mr. Rodgers with the SEC on March 14, 2017.

13.

Shares Beneficially Owned includes 244,836 shares of common stock held directly by Mr. Trent, options to purchase 47,734 shares of common stock and 1,333 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 244,836 shares of common stock held directly by Mr. Trent, and excludes options to purchase 47,734 shares of common stock and and 1,333 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

14.

Shares Beneficially Owned includes 1,826,991 shares of common stock held directly or indirectly by our directors, executive officers, and their family members, options to purchase 279,895 shares of common stock and 159,534 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017. Shares Owned Outright includes 1,826,991 shares of common stock held directly or indirectly by our directors, executive officers, and their family members and excludes options to purchase 279,895 shares of common stock and 159,534 shares of common stock issuable upon vesting of RSUs within sixty days of April 10, 2017.

15.

The ownership information set forth in the table and this footnote is based on information contained in a statement on Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2017. BlackRock, Inc. has sole voting power with respect to 24,272,994 shares and sole dispositive power with respect to 25,406,494 shares of common stock.

16.

The ownership information set forth in the table and this footnote is based on information contained in a statement on Schedule 13G/A filed with the SEC on February 9, 2017. The Vanguard Group has sole voting power with respect to 190,189 shares, shared voting power with respect to 36,289 shares, sole dispositive power with respect to 28,436,360 shares and shared dispositive power with respect to 209,502 shares of common stock.

17.

The ownership information set forth in the table and this footnote is based on information contained in a statement on Schedule 13G/A filed with the SEC on February 14, 2017. Waddell & Reed Financial, Inc. has indirect sole voting power and indirect sole dispositive power with respect to 17,412,071 shares of common stock. Waddell & Reed Financial Services, Inc. and Waddell & Reed, Inc. each have indirect sole voting power and indirect sole dispositive power with respect to 6,594,931 shares of common stock. Waddell & Reed Investment Management Company has direct sole voting power and direct sole dispositive power with respect to 6,594,931 shares of common stock. Ivy Investment Management Company has direct sole voting power and direct sole dispositive power with respect to 10,817,140 shares of common stock.

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION COMMITTEE REPORT

The information in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

We have reviewed and discussed the following Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou, Chairman

Wilbert van den Hoek

Michael S. Wishart

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis (CD&A) describes Cypress’s executive compensation philosophies, objectives and programs, as well as the compensation-related actions taken in fiscal year 2016 for the following named executive officers (NEOs):

Name	Title
Hassane El-Khoury	Current President and Chief Executive Officer (from August 10, 2016); Former Office of the CEO (from April 29, 2016 to August 10, 2016); Former Executive Vice President, Programmable Systems Division (until August 10, 2016)
Thad Trent	Chief Financial Officer and Executive Vice President, Finance and Administration; Former Office of the CEO (from April 29, 2016 to August 10, 2016)
Dana C. Nazarian	Executive Vice President, Operations and Technology (from August 10, 2016); Former Office of the CEO (from April 29, 2016 to August 10, 2016); Former Executive Vice President, Memory Products Division (until August 10, 2016)
Joseph Rauschmayer	Executive Vice President, Manufacturing; Former Office of the CEO (from April 29, 2016 to August 10, 2016)
H. Raymond Bingham	Executive Chairman (from August 10, 2016)
T.J. Rodgers	Former President and Chief Executive Officer (until April 28, 2016); Technical Advisor (from April 29, 2016 to August 10, 2016)

This CD&A also summarizes our planned compensation changes for fiscal year 2017.

In this CD&A section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes as applicable, the Compensation Committee (“Committee”) of the Company’s Board. When referring to the CEO in any narrative disclosure, such reference is to Cypress’s CEO at the end of fiscal year 2016, Hassane El-Khoury.

Executive Summary

2016 was a year of change and transformation for Cypress. Our founder and long-term President and Chief Executive Officer, T.J. Rodgers, stepped down in April 2016. In connection with Mr. Rodgers departure, the Board formed the Office of the President and Chief Executive Officer (OCEO), which consisted of Hassane El-Khoury, Thad Trent, Dana Nazarian and Joseph Rauschmayer. The OCEO reported directly to the Board and performed the duties of the President and Chief Executive Officer from April 29, 2016 to August 10, 2016. Effective August 10, 2016, Mr. El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. In addition, effective August 10, 2016, the Board appointed Ray Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board. The Executive Chairman role is anticipated to be a short-term position, providing support to the CEO and focused externally on customers and investment opportunities. The Board evaluates, on a periodic basis, the continued need for the Executive Chairman position.

In addition, due to the nature of these executive officer changes, the Company’s 2016 executive compensation program included a number of compensation events that would not be experienced in a typical year. These include:

•	the departure of a long-term CEO and entry into an accompanying severance agreement;

•	the creation of the OCEO and the award of equity grants in connection with service on the OCEO;

•	the promotion of an internal executive to be the new CEO, including the grant of a significant equity award in connection with such promotion; and

•	the creation of the Executive Chairman position, including the grant of a significant equity award in connection with such new position.

As discussed in greater detail below, the compensation program established by the Company in 2017 reflects a more typical annual compensation cycle, without distortion from a series of atypical events at the executive officer level.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Business Highlights

With the appointment of Mr. El-Khoury as the new CEO, Cypress began a global restructuring plan and launched various long-term strategic corporate initiatives, collectively being referred to as Cypress 3.0 initiatives. The Cypress 3.0 initiatives intend to: increase our focus on becoming a solutions driven company, increase ease of doing business, redeploy personnel and resources to target market segments that are expected to grow faster than the industry (including automotive, industrial and the Internet of Things (IoT)), and streamline our internal processes.

Cypress accomplished the following in fiscal year 2016:

•

continued to execute on our gross margin improvement plan while reducing inventory, as we completed our lean inventory initiative and burned through over $80 million of excess inventory in 2016 as planned;

•	acquired Broadcom’s IoT business to expand our connectivity products focused on automotive, industrial and consumer IoT markets;

•	increased our automotive business by 37% over fiscal year 2015;

•	returned $170.9 million to Cypress stockholders, through $141.4 million in cash dividends and $29.5 million in stock repurchases;

•	completed the integration of Spansion, Inc. (“Spansion”), recognizing a total of $188.5 million in annualized cost synergies from the merger of Cypress with Spansion in fiscal year 2015; and

•	closed a $111.4 million dollar investment in Deca Technologies Inc., an entity partially owned by Cypress, from two strategic investors.

Responding to our Stockholders

When determining executive compensation, the Committee considers the results of the annual advisory “say-on-pay” vote cast by stockholders. Cypress received a 90% passing vote at its 2016 annual meeting, at which stockholders approved Cypress’s executive compensation programs. Cypress believes it is critical to continue to expand the dialogue with stockholders to receive additional feedback and further explain its compensation philosophy and practices. As such, Cypress conducted an investor outreach program in fiscal year 2016 with the Company’s top stockholders. As a result of such discussions, Cypress is retaining certain changes first made in fiscal year 2014, including providing more disclosure on multi-year equity grants and modifying performance milestones to ensure greater alignment with stockholders’ interests. Cypress also instituted a “no pledging” policy based on our discussions with our investors.

Compensation Processes and Philosophy

Cypress’s Philosophy

Cypress’s executive compensation programs are designed to attract, motivate, and retain NEOs, who are critical to Cypress’s success. Under these programs, NEOs are rewarded for achieving specific short- and long-term strategic, corporate goals, and realizing increased stockholder value.

Cypress’s philosophy is to target NEO total direct compensation at approximately the 50th percentile among the named peer group companies, for median levels of performance, with higher compensation for above plan performance and lower compensation for below plan performance. We accomplish this through:

•	base salary levels that are targeted to the median for our peer group;

•	target cash incentive awards that are close to the median target awards of our peers;

•	stock-based compensation, which results in target total direct compensation at the median of the peer group;

•	equity grants generally weighted more towards performance-based shares, with single and multi-year measurement periods, and weighted less towards service-based shares; and

•	a standard employee benefits package.

In addition, Cypress is approximately near the median of its peer group in terms of annual revenue and market capitalization.

In a typical year, the Cypress Incentive Plan (CIP) provides a good example of how pay is materially impacted by performance. Each year we establish corporate and individual scorecards comprised of critical success factors (CSFs) on a quarterly and annual basis. These scorecards are derived from the Company’s annual plan. The annual plan is management’s best estimate of the Company’s performance in that year. Cypress NEOs receive compensation (i) above target levels to the extent performance exceeds targeted annual plan levels, and (ii) below target if the Company does not achieve annual plan goals.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

However, in fiscal year 2016, due to the departure of Mr. Rodgers, the creation of the Office of the CEO and the appointment of a new CEO in August 2016, the Committee granted RSUs in lieu of a cash payment under the CIP. The grants were equivalent to approximately 43% of the annualized target cash incentive to each of Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. In addition, the Committee granted RSUs equivalent to approximately 29% and 25% of the annualized target cash incentive to Messrs. El-Khoury and Bingham for their roles as CEO and Executive Chairman, respectively. The grants to Messrs. El-Khoury and Bingham were calculated in light of the fact that they were appointed to their new positions in August 2016. These RSU grants were in lieu of potential payouts under the CIP and were granted partially as a retention vehicle and partially as a reward for assisting Cypress during this transition, with the value dependent on the Company’s stock price. These RSU grants reflect the unique circumstances of the new CEO transition year, are meant to be a one-time deviation from the CIP program, and fully vested on January 31, 2017.

The performance-based stock awards granted by the Company are intended to provide similar leveraged opportunities. The performance-based stock awards are based on Committee approved annual and multi-year goals as well as Company performance metrics, such as Cypress’s TSR relative to peers, and are intended to significantly reward for over-performance and penalize for under-performance.

The Company’s compensation plans provide significant pay-for-performance variability, with the opportunity to earn pay higher than peers at exceptional levels of performance, while paying less than peers for lagging levels of performance, as illustrated in the chart below.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Cypress’s compensation programs are designed to achieve the following objectives:

Attract and Retain Top Talent

Cypress aims to attract and retain top talent to compete effectively and retain the highest quality of executives who will determine its long-term success. Cypress has structured its executive compensation program to be competitive with compensation paid by companies in the same market for executive talent, which may include public and private companies. This is very important, especially in the Silicon Valley area where Cypress is headquartered. To ensure Cypress remains competitive, Cypress generally administers an annual compensation review process to evaluate whether the current level of cash and equity compensation for each executive is adequate and then makes adjustments based on merit.

Pay-for-Performance

Cypress uses pay-for-performance compensation programs to align executive compensation with its achievements on both a short- and long-term basis. NEOs’ target total direct compensation is generally heavily weighted towards at-risk, performance-based cash and equity compensation, which includes quarterly and annual incentive cash bonuses and performance stock units. The performance targets under these programs are challenging and pre-determined both at the corporate level, through corporate goals, and at a personal level - for cash bonuses - through individual goals set for each applicable period. This aligns NEO compensation with stockholder interests by tying a significant portion of total direct compensation to achieving performance goals designed to ensure Cypress’s financial and operational success over both the short- and long-term. Both are set in advance and pre-approved by the Committee. Compensation is designed to be very rewarding when the goals are achieved above target and to result in limited or no payout when the goals are not achieved, with the Committee providing oversight to ensure payouts are consistent with financial results.

Process

The Committee reviews and approves all compensation for NEOs, including salary, bonus, equity compensation, and other employee benefits. The Committee consists entirely of independent directors and has a two-fold philosophy regarding the total compensation of senior executives. First, the Committee seeks to encourage and reward executives for achievements that are critical to Cypress’s performance and profitability over both the short- and long-term by tying a significant portion of NEOs’ total compensation directly to Cypress’s financial, operational and stock price performance. Second, the Committee seeks to ensure that executive compensation is competitive by targeting the total direct compensation of each executive at approximately the 50th percentile of executive compensation of Cypress’s peer group of companies. The actual percentile may vary depending on Cypress’s financial performance, each executive’s individual performance and importance to Cypress, or internal equity considerations among all senior management. As Cypress’s performance improves, so does the compensation of its NEOs. However, the Committee may also use its judgment to apply negative discretion to reduce payouts of certain compensation programs.

The Role of the Independent Compensation Consultant

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant for fiscal year 2016. Pearl Meyer is independent from Cypress, has not provided any services to Cypress other than to the Committee, and receives compensation from Cypress only for services provided to the Committee. The Committee typically asks Pearl Meyer to attend its regular meetings, including executive sessions at which management is not present. The Committee worked directly with Pearl Meyer to develop compensation recommendations for Cypress’s NEOs.

The Role of Management

The CEO also makes recommendations to the Committee about the compensation of the other NEOs based on their achievement of quarterly, annual and multi-year objectives. While the Committee is solely responsible for approving executive compensation, the human resources executive and the CEO support the work of the Committee and Pearl Meyer. The Committee meets frequently in executive session without management present. In making its compensation determinations, the Committee also annually reviews the total compensation that each NEO and other key executives are eligible to receive against the compensation levels of comparable positions of a peer group of companies using survey data and the peer group companies’ proxy statements. The Committee periodically completes a review considering multi-year wealth accumulation and uses both internal and peer data.

Peer Group Companies

The Committee modified Cypress’s peer group companies in early 2016 to better align the group with Cypress’s revenue and market capitalization, and to account for mergers and acquisitions within the industry. The Committee selected peer companies that were publicly traded, headquartered in the United States, competed in the semiconductor industry, and were broadly

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

similar to Cypress in their product and services offerings, revenue size and market capitalization and which Cypress competed with for talent. Cypress’s compensation consultant provided additional analysis and recommendations regarding Cypress’s peer group. The Committee removed Altera Corporation, Atmel Corporation, Freescale Semiconductor, Inc. and Omnivision Technologies, Inc. from Cypress’s 2016 peer group due to them having been acquired. The Committee added Cirrus Logic, Inc., Cree, Inc., Linear Technology Corp. and Vishay Intertechnology Inc. to Cypress’s 2016 peer group based on the factors described above. The Committee believes that the 2016 peer group is an improvement in terms of size as compared to Cypress’s 2015 peer group, given that Cypress is approximately near the median of this group’s annual revenue and market capitalization, thereby making comparisons more relevant. Cypress’s 2016 peer group companies are listed in the table below:

2016 Peer Group Companies
Advanced Micro Devices, Inc.	Microsemi Corporation
Analog Devices, Inc.	NVIDIA Corporation
Cirrus Logic, Inc.	ON Semiconductor Corp.
Cree, Inc.	Qorvo, Inc.
Fairchild Semiconductor International, Inc.	Skyworks Solutions, Inc.
Linear Technology Corporation	Synaptics Incorporated
Maxim Integrated Products Inc.	Vishay Intertechnology Inc.
Microchip Technology Inc.	Xilinx Inc.

Elements of Compensation

The components of Cypress’s executive compensation program are: (i) base salary; (ii) service-based equity; (iii) performance-based compensation, consisting of variable and at-risk incentive cash compensation and equity awards; and (iv) limited benefit programs, such as Cypress’s deferred compensation plans. Cypress offers standard health benefits and an employee stock purchase program to all employees. Cypress does not offer any perquisites to its NEOs and does not allow them to pledge Cypress stock.

Compensation	Objectives	Key Features
Base Salary	Provides a fixed level of compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.

Targeted at the 50th percentile of Cypress’s peer group on average, but varies based on skills, experience and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.

Cypress Incentive Plan (CIP)[1]

Rewards achievement of strategic corporate objectives and individual milestones using a balanced scorecard.

Aligns NEOs interests with those of stockholders by providing awards tied to performance based on revenue, earnings-per-share and meeting certain strategic corporate objectives.

Targeted at the 50th percentile of Cypress’s peer group; 100% at-risk based on individual and company performance.

Cypress’s CEO and executive chairman are each eligible to earn 125% of their base salary at target, and all other NEOs are eligible to earn 70% of their respective base salaries.

The CIP bonus is partially based on Cypress meeting revenue, EPS, and strategic corporate objectives.[2]

The Company granted service-based restricted stock units in lieu of the CIP in fiscal year 2016 due to the CEO transitions within the year.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation	Objectives	Key Features
Restricted Stock Units (RSUs)	Provides an opportunity for wealth creation and ownership, promoting retention and enabling us to attract and motivate Cypress’s NEOs.

Service-based equity operating under the PARS program. The grants comprised approximately 43% of the total PARS grant in fiscal year 2016, vesting over a period of two years from the date of grant.

Annual grants are based on individual performance, level of pay relative to the market, and internal pay equity.

Performance Stock Units (PSUs)[1]	Aligns NEOs interests with stockholder interests by linking part of each NEOs compensation to long-term corporate performance.

Designed to provide total direct compensation (base + annual incentive + equity awards) at approximately the 50th percentile of Cypress’s peer group’s total direct compensation in years when performance meets stated objectives, but can be higher or lower depending on the performance in that year.

For fiscal year 2016, performance-based equity awards granted were contingent on the following performance milestones and equaled approximately 57% of the total PARS grant:

· Gross Margin

· New Product

The Committee may apply negative discretion to these grants.

For a detailed explanation of the PARS calculation, please see the section entitled “Performance-Based Equity Compensation - 2016 Multi-Year Performance Accelerated Restricted Stock Program (PARS).”

Non-Qualified Deferred Compensation	Provides retirement savings in a tax-efficient manner.

NEOs can elect to defer up to 75% of their base salaries or 100% of their annual incentive cash payments, if any cash incentives are paid.

Balances in the deferred compensation plans are unfunded obligations and at risk. Investment returns on balances are linked to the returns on mutual funds and other publicly-traded securities and do not generate any above market or preferential returns. Cypress does not guarantee any return or provide any matching contributions.

Other Compensation/Benefits[3]		Cypress does not provide any material perquisites to the NEOs and limits all other compensation to its NEOs.

1. The compensation received under the CIP and the PSUs granted under the PARS program are designed to qualify as “performance-based compensation” within the meaning of Section 162(m) (Performance-Based Compensation) of the Internal Revenue Code. Notwithstanding Cypress’s efforts, no assurance can be given that compensation designed to satisfy such tax requirements does in fact do so.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2. Calculation of CIP - Payments under the CIP are calculated as follows:

 Base Salary x Incentive Target x Funding % x Individual Goal Achievement %

Incentive Target - the Incentive Target is based on each employee’s position within the Company. The Incentive Target for our CEO and Executive Chairman is 125% and is 70% for all of our other NEOs.

Funding % - the Funding % for fiscal year 2016 was comprised of a two dimensional matrix of revenue and EPS (70%) and strategic corporate goals (30%).

Individual Goal Achievement % - The final element of the CIP in fiscal year 2016 was the achievement of individual milestones, which were measurable quarterly, and annual performance goals that were identified by NEOs and reviewed, modified as appropriate, and approved in advance by the chief executive officer. The milestones varied by person and were a mix of short- and long-term goals that were focused on factors critical to the success of Cypress, including financial, market share, new customer, new product and operational initiatives. The milestones for each period were scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that were used to determine whether the milestone had been achieved were also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, the NEOs “scored” their milestones based on the scoring parameters previously established. Their scores were reviewed, adjusted if necessary, and approved by the CEO.

2016 CIP Calculation - In fiscal year 2016, due to the departure of Mr. Rodgers, the creation of the Office of the CEO and the appointment (in August 2016) of a new CEO, the Committee granted RSUs in lieu of any cash incentive payment under the CIP. The Committee granted RSUs equivalent to approximately 43% of the annualized target cash incentive to each of Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. In addition, the Committee granted RSUs equivalent to approximately 29% and 25% of the annualized target cash incentive to Messrs. El-Khoury and Bingham for their roles as CEO and Executive Chairman, respectively. The grants to Messrs. El-Khoury and Bingham were calculated in light of the fact that they were appointed to their new positions in August 2016. These RSUs were in lieu of potential payouts under the CIP and were granted partially as a retention vehicle and partially as a reward for assisting Cypress during this transition. These RSU grants reflect the unique circumstances of the new CEO transition year, are meant to be a one-time deviation from the CIP program, and fully vested on January 31, 2017.

2017 CIP Calculation - In fiscal year 2017, the Compensation Committee approved the following bonus program. There are five payments in the CIP, one for each quarter and one annual payment; each of these five payments is worth 20% of the NEO’s target CIP bonus. Payments under the CIP are calculated as follows:

Base Salary x Incentive Target x 20% x Funding % x Individual Goal Achievement %

Incentive Target - the Incentive Target is based on each employee’s position within the Company. The Incentive Target for our CEO and Executive Chairman is 125% and is 70% for all of our other NEOs.

Funding % - the Funding % for fiscal year 2017 was comprised of a two dimensional matrix of revenue (50%) and profit before tax % (50%) as measured each quarter and for the year.

Individual Goal Achievement % - The final element of the CIP for fiscal year 2017 is the achievement of individual milestones, which are measurable quarterly, and annual performance goals that were identified by NEOs and reviewed, modified as appropriate, and approved in advance by the chief executive officer. The milestones vary by person and are a mix of short- and long-term goals that are focused on factors critical to the success of Cypress. The milestones for each period will be scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that are used to determine whether the milestone has been achieved are also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, the NEOs will “score” their milestones based on the scoring parameters previously established. Their scores will be reviewed, adjusted if necessary, and approved by the CEO.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

3. Other Compensation/Benefits

Non-Qualified Deferred Compensation - Cypress also maintains unfunded, non-qualified deferred compensation plans. The plans allow eligible participants, including NEOs, to voluntarily defer receipt of a percentage of up to 75% of their base salary or 100% of their cash bonus payment, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees to defer taxation on such amounts. There are two non-qualified deferred compensation plans available, one of which pays a death benefit equal to two times participant contributions; the two plans are otherwise identical. All eligible employees have the option to choose one plan in which they participate. Please refer to the table entitled “Non-Qualified Deferred Compensation” in the section entitled “Executive Compensation Tables” for employee contributions and performance under this benefit plan in fiscal year 2016.

Other Compensation Limited - Cypress limits all other compensation to its NEOs. For example, Cypress does not provide a defined benefit pension plan, a match of employee contributions to its 401(k) plan or any other material perquisites. In addition, directors and NEOs are not permitted to pledge Cypress stock.

Cypress 2016 Executive Compensation

Summary of 2016 Executive Officer Changes

2016 was a year of change and transformation for Cypress. Our founder and long-term President and Chief Executive Officer, T.J. Rodgers, stepped down in April 2016. In connection with Mr. Rodgers departure, the Board formed the OCEO, which consisted of Messrs. El-Khoury, Trent, Nazarian and Rauschmayer. The OCEO reported directly to the Board and performed the duties of the President and Chief Executive Officer from April 29, 2016 to August 10, 2016. Effective August 10, 2016, Mr. El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. In addition, effective August 10, 2016, the Board appointed Mr. Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board. The Executive Chairman role is anticipated to be a short-term position, providing support to the CEO and focused externally on customers and investment opportunities. The Board evaluates, on a periodic basis, the continued need for the Executive Chairman position.

In addition, due to the nature of these executive officer changes, the Company’s 2016 executive compensation program included a number of compensation events that would not be experienced in a typical year. These include:

•	the departure of a long-term CEO and entry into an accompanying severance agreement;

•	the creation of the OCEO and the award of equity grants in connection with service on the OCEO;

•	the promotion of an internal executive to be the new CEO, including the grant of a significant equity award in connection with such promotion; and

•	the creation of the Executive Chairman position, including the grant of a significant equity award in connection with such new position.

As discussed in greater detail below, the compensation program established by the Company in 2017 reflects a more typical annual compensation cycle, without distortion from a series of atypical events at the executive officer level.

New CEO

As we stated earlier, fiscal year 2016 was a year of change for Cypress, including the appointment (in August 2016) of Hassane El-Khoury as our new President and Chief Executive Officer. Pearl Meyer, the Committee’s independent executive compensation consultant, reviewed external market data of our peer group for the CEO role, to assist the Committee in its determination of Mr. El-Khoury’s compensation for serving as CEO. The Committee, in consultation with Pearl Meyer, developed a potential compensation package for Mr. El-Khoury which was then deliberated and approved. Mr. El-Khoury’s base salary was set at $650,000 per year, which is less than the 50th percentile of the peer group’s base salary for similar roles. His bonus target was set at 125% of his base salary, which is approximately the median of bonus targets for CEO’s in Cypress’s peer group.

In connection with his promotion to the CEO position, Mr. El-Khoury was awarded $2.5 million worth of service-based RSUs, scheduled to vest quarterly in equal installments over three years. The Committee further approved granting him $4.5 million during the first quarter of fiscal year 2017, during Cypress’s normal executive equity grant cycle. Mr. El-Khoury’s offer letter containing the foregoing terms was unanimously approved by the Board. On March 16, 2017, the Committee approved an equity grant for Mr. El-Khoury in the form of 190,260 performance-based PSUs and 158,577 service-based RSUs as part of the overall fiscal year 2017 PARS program. The details of the 2017 PARS program are set forth under “Cypress 2017 Compensation Actions.” Resulting fiscal year 2017 target total direct compensation for Mr. El-Khoury is below the market median of CEO pay among Cypress’s peer group companies.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Chairman

In August 2016, the Board appointed Mr. Bingham to the position of Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board. Cypress’s peer group did not have equivalent compensation data for the role of Executive Chairman. The Executive Chairman position is generally less prevalent in public companies, which typically have a combined Chairman and CEO position or a non-executive Chairman position. Accordingly, Pearl Meyer reviewed a survey with a broader peer group of 69 companies in order to assist the Committee in its determination of Mr. Bingham’s compensation for serving as the Executive Chairman. Generally, the Executive Chairman’s compensation in this survey ranged from 40% to 90% of the CEO’s target compensation. Typically the compensation mix (base salary, cash bonus target and equity) was consistent with CEO compensation arrangements.

Mr. Bingham’s role as Executive Chairman is considered a part-time, transitional role, with varying time commitments based on existing engagements and the needs of the Company. As Executive Chairman, Mr. Bingham is engaged in a multitude of activities on behalf of the Company, including (i) the facilitation of the transition from Mr. Rodgers to Mr. El-Khoury, (ii) serving as a mentor to the new CEO, (iii) conducting site visits in key locations, such as Japan, China, India and Germany, (iv) meeting with customers, and (v) participating in the development of the Company’s strategic initiatives, including driving key commercial and financial negotiations, partnering on investor relations outreach, providing advice on mergers and acquisitions, and representing the Company at industry events. In light of these responsibilities, the Committee, after some deliberation, agreed to set Mr. Bingham’s total compensation equivalent to approximately 60% of Mr. El-Khoury’s. Consequently, Mr Bingham’s base salary was set at $390,000 per year and his bonus target was set at 125% of his annual base salary. In addition, Mr. Bingham was awarded $1.5 million worth of service-based RSUs, scheduled to vest quarterly in equal installments over three years. The Committee also approved granting him $3.0 million of equity in the first quarter of fiscal year 2017. Mr. Bingham’s offer letter containing the foregoing terms was unanimously approved by the Board. On March 16, 2017, the Committee approved an equity grant for Mr. Bingham in the form of 232,558 service-based RSUs, which are scheduled to vest quarterly in equal installments over three years from the date of grant.

Fixed Compensation - Base Salary

Cypress targets the NEOs’ base salaries at approximately the 50th percentile of base salaries for similar positions and experience level in its peer group of companies. In fiscal year 2016, as part of its annual review of executive compensation, the Committee reviewed the base salaries of our NEOs, focusing on the competitiveness of salaries. Below is a summary of the salary of our NEOs for fiscal year 2016:

Named Executive Officer	2016 Base Salary	% Increase from 2015
Hassane El-Khoury[1]	$650,000	140%
Thad Trent	$350,000	0%
Dana C. Nazarian	$279,965	0%
Joseph Rauschmayer	$345,213	0%
Ray Bingham[2]	$390,000	N/A
T.J. Rodgers[3]	$600,000	0%
1.	Mr. El-Khoury’s base salary was increased to $650,000 upon his appointment as President and Chief Executive Officer.

2.	Mr. Bingham was not an employee of the Company prior to being appointed as Executive Chairman.

3.	Mr. Rodgers base salary was reduced to $300,000 when he stepped down as President and Chief Executive Officer.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Promotion and New Hire Equity Grants

Mr. El-Khoury received an RSU grant with an aggregate value of $2.5 million in connection with his August 2016 appointment as President and CEO, which vests in equal quarterly installments over a three-year period. Mr. El-Khoury also received an additional equity award in the form of 190,260 performance-based PSUs and 158,577 service-based RSUs in the first quarter of fiscal year 2017, as part of the overall fiscal year 2017 PARS program. The details of the 2017 PARS program are set forth under “Cypress 2017 Compensation Actions.”

Mr. Bingham received an RSU grant with an aggregate value of $1.5 million in connection with his August 2016 appointment as Executive Chairman, which vests in equal quarterly installments over a three-year period. Mr. Bingham also received an additional equity award in the form of 232,558 service-based RSUs in the first quarter of fiscal year 2017, which are scheduled to vest quarterly in equal installments over three years from the date of grant.

Performance-Based Incentive Cash Compensation

In fiscal year 2016, due to the departure of Mr. Rodgers, the creation of the Office of the CEO and the appointment (in August 2016) of a new CEO, the Committee granted RSUs in lieu of any cash incentive payment under the CIP. The RSU grants were equivalent to approximately 43% of the annualized target cash incentive to each of Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. In addition, the Committee granted RSUs equivalent to approximately 29% and 25% of the annualized target cash incentive, to Mr. El-Khoury and Mr. Bingham for their roles as CEO and Executive Chairman, respectively. The grants to Messrs. El-Khoury and Bingham were calculated in light of the fact that they were appointed to their new positions in August 2016. These RSU grants were in lieu of potential payouts under the CIP and were granted partially as a retention vehicle and partially as a reward for assisting Cypress during this transition, with the value dependent on the Company’s stock price. These RSU grants reflect the unique circumstances of the new CEO transition year, are meant to be a one-time deviation from the CIP program, and fully vested on January 31, 2017. The number of RSUs received in lieu of the CIP payout are set forth below:

Named Executive Officer	RSU Grant
Hassane El-Khoury	21,494
Thad Trent	9,484
Dana C. Nazarian	7,586
Joseph Rauschmayer	9,613
Ray Bingham	11,080
T.J. Rodgers	-

Performance-Based Equity Compensation

2016 Multi-Year Performance Accelerated Restricted Stock Program (PARS)

In early 2016, the Committee set the performance goals under which participants were eligible to earn their PARS shares. There are three components to the grants under the 2016 multi-year PARS program: (i) Service-Based Milestone, (ii) Gross Margin Milestone, and (iii) New Product Milestone. Awards contingent on performance comprised approximately 57% of the fiscal year 2016 award. The table below shows the number of shares underlying the awards pertaining to each component.

PARS Participant	Service Based	Gross Margin Milestone	New Product Milestone	Total Grant
Hassane El-Khoury	33,000	22,000	22,000	77,000
Thad Trent	27,000	18,000	18,000	63,000
Dana C. Nazarian	33,000	22,000	22,000	77,000
Joseph Rauschmayer	33,000	22,000	22,000	77,000
Ray Bingham	-	-	-	-
T.J. Rodgers	72,000	48,000	48,000	168,000

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The grants made for each of the three components of the multi-year PARS program granted in fiscal year 2016 vest over a one or two year period, as illustrated by the table below (totals are rounded):

Milestone	% of Total Grant Scheduled to Vest in Fiscal Year 2016	% of Total Grant Scheduled to Vest in Fiscal Year 2017	Total
Gross Margin	21.5%	7%	28.5%
New Product	21.5%	7%	28.5%
Service-Based	-	43%	43%
Total	43%	57%	100%

The milestones for each grant component and the actual percent achieved in fiscal year 2016 were as follows:

(1) Service-Based Milestone

Service-based RSUs vest over a two year period if the NEO remains an employee in good standing of Cypress and is in a similar role, same or higher pay grade and same or increased scope of responsibilities as the NEO’s role on the grant date. No service-based RSUs were earned in fiscal year 2016.

(2) Gross Margin Milestone

Cypress must achieve a threshold level of Gross Margin performance before any NEO will earn any PSUs. If Gross Margin goals are achieved at target levels, NEOs will have the potential to earn the target number of PSUs for meeting this milestone. The number of PSUs earned will be linearly interpolated for Gross Margin performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the Gross Margin performance goals is 200% of target.

2016 Performance Results: 21.5% of the PARS granted in fiscal year 2016 and earnable in fiscal year 2016 were contingent on the Company’s achievement of the Gross Margin Milestone. The Company’s threshold gross margin for fiscal year 2016 was 38.4% and target was 40%. Cypress’s gross margin for fiscal year 2016 was 39% and, as a result, 8.5% of the Gross Margin Milestone shares were earned.

(3) New Product Milestone

Aggressive development and production milestones have been established for fiscal years 2016 and 2017 for the next generation programmable system on chip (PSoC) and are interlocked with customer schedules. Cypress must reach a threshold level of PSoC development or production milestones before any NEO will earn any PSUs. If development or production milestones are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for development or production milestones achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the PSoC development or production milestones is 200% of target.

2016 Performance Results: 21.5% of the PARS granted in fiscal year 2016 and earnable in fiscal year 2016 were contingent on the Company’s achievement of the New Product Milestone. The Company met the development and production milestones at target levels and, as a result, 100% of the New Product Milestone shares were earned.

2015 Multi-Year Performance Accelerated Restricted Stock Program (PARS)

The NEOs also were also eligible to earn the following shares under the 2015 multi-year PARS program after fiscal year 2015:

PARS Participant	Service Based	TSR Milestone	Synergy Milestone	EPS Milestone	Total Grant
Hassane El-Khoury	60,000	36,000	42,000	24,000	162,000
Thad Trent	60,000	36,000	42,000	24,000	162,000
Dana C. Nazarian	60,000	36,000	42,000	24,000	162,000
Joseph Rauschmayer	60,000	36,000	42,000	24,000	162,000
Ray Bingham	-	-	-	-	-
T.J. Rodgers	120,000	72,000	84,000	48,000	324,000

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Each of the four components of the grants under the multi-year PARS program granted in fiscal year 2015 vests over a one, two or three year period. The table below illustrates the percentage of the grant remaining after fiscal year 2015 (totals are rounded):

Milestone	% of Total Grant for Fiscal Year 2016	% of Total Grant for Fiscal Year 2017	Total
Service-Based	10.6%	10.6%	21.2%
TSR	6.4%	6.4%	12.8%
Synergy	10.6%	4.3%	14.9%
EPS	6.4%	2.1%	8.5%
Total	34.0%	23.4%	57.4%

The milestones for each grant component and the actual percent achieved in fiscal year 2016 were as follows:

(1) Service-Based Milestones

Service-based RSUs vest over a one-, two- and three-year period if the NEO remains an employee in good standing of Cypress and is in a similar role, same or higher pay grade and same or increased scope of responsibilities as the NEO’s role on the grant date.

(2) TSR Milestones

TSR will be measured relative to Cypress’s peer group for each of fiscal years 2015, 2016 and 2017. A series of one, two and three year periods was used to phase-in the awards.

In each performance period, Cypress’s TSR must be above the 25th percentile of the peer group before any NEO will earn any PSUs. If Cypress’s TSR is at the 65th percentile of the peer group, our NEOs will have the potential to earn the target number of PSUs. If Cypress’s TSR is at the 90th percentile or higher, our NEOs will have the potential to earn the maximum number of PSUs, which is 200% of target. The number of PSUs earned will be linearly interpolated between the indicated performance levels. Importantly, if Cypress’s TSR is negative, the number of PSUs earned based on achievement of the other milestones (if any) will be reduced by 50%.

2016 Performance Results: 6.4% of the PARS granted in fiscal year 2015 and earnable in fiscal year 2016 were contingent on the Company’s one-year TSR performance period (from January 4, 2016 through January 1, 2017). Cypress’s TSR was below the 15th percentile of the peer group and, as a result, none of the TSR Milestone shares were earned.

(3) Synergy Milestones

Company-specific synergy (cost savings related to the Spansion merger) performance goals have been defined for each of fiscal years 2015, 2016 and 2017. Synergy achievement will be reported with Cypress’s financial results for the respective periods. Similar to the TSR milestones, Cypress must achieve a threshold level of synergy performance before any NEO will earn any PSUs. If synergy goals are achieved at target levels, our NEOs will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for synergy performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the synergy performance goals is 200% of target. For fiscal years 2015, 2016 and 2017, the performance goals were based on the annualized cost savings as of the end of the fourth quarter of each year given the incremental quarterly improvement anticipated to achieve our overall synergy goals. As announced at the time of the merger, the company’s objective was to achieve $135 million in cost savings within three years.

2016 Performance Results: 10.6% of the PARS granted in fiscal year 2015 and earnable in fiscal year 2016 were contingent on the Company’s achievement of the Synergy Milestone. The Company generated annualized synergy savings of $188.5 million for fiscal year 2016, earning a payout at 200% of target and the maximum number of shares were earned for this portion of the award.

(4) EPS Milestones

Company-specific EPS performance goals have been defined for each of fiscal years 2015, 2016 and 2017. Similar to the TSR and Synergy Milestones, Cypress must achieve a threshold level of non-GAAP EPS performance before any NEO will earn any PSUs. If non-GAAP EPS goals are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for non-GAAP EPS performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the non-GAAP EPS performance goals is 200% of target. Due to the expected impact of the Synergy Milestones on our non-GAAP EPS and the uncertainty with the speed with which those savings could be achieved, the performance goals for fiscal years 2015 and 2016 are based on annualized fourth quarter non-GAAP EPS. Fiscal year 2017 non-GAAP EPS goals are based on the full twelve month period.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2016 GAAP Adjustments: To derive the Non-GAAP results for fiscal year 2016, the Company’s GAAP results were adjusted for certain items including, but not limited to, share based compensation, amortization of intangibles and other acquisition related charges and restructuring charges. Consequently, the Company’s Non-GAAP EPS is impacted by such adjustments. The Company provides a reconciliation of GAAP and Non-GAAP earnings per share, as well as a list of certain limitations in using Non-GAAP measures, in the Company’s quarterly earnings release.

2016 Performance Results: 6.4% of the PARS granted in fiscal year 2015 and earnable in fiscal year 2016 were contingent on the Company’s achievement of non-GAAP EPS metrics during fiscal year 2016. For fiscal year 2016, the Company achieved 33% of the minimum required non-GAAP EPS and, as a result, none of the EPS Milestone shares were earned.

Other Compensation

In April 2016, the Board formed the Office of the CEO, which consisted of Messrs. El-Khoury, Trent, Nazarian and Rauschmayer. Each member of the Office of the CEO (which was in place from April 29, 2016 until August 10, 2016) received a service-based RSU grant in the amount of 20,000 shares for serving as a member of the OCEO. The grant vested on December 31, 2016.

Risk Considerations

The Committee regularly considers the risks associated with Cypress’s compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Committee reviews Cypress’s compensation programs to avoid certain design features that have been identified by experts as having the potential to encourage excessive risk-taking.

Material risk in our compensation program design is mitigated in several ways, including:

•	we have an appropriate mix of pay elements, with compensation well-balanced between fixed and variable elements, and short- and long-term incentives;

•	base salaries are intended to constitute a sufficient component of total compensation to discourage undue risk taking in order to meet incentive goals;

•	incentive plans are designed with goals that are intended to result in long-term value to our stockholders;

•	financial and earnings goals and opportunities in our incentive programs are at levels intended to be attainable without the need to take inappropriate risks;

•	bonus and incentive opportunities are capped so that the upside potential is not so large as to encourage undue risk taking;

•	the majority of our equity incentives vest or are earned over a multi-year period, which requires the executive to bear the economic risk of the award over the vesting or performance period;

•	our incentive plans define a range of performance over which payouts may be earned, including at levels below target achievement, rather than an “all-or-nothing” approach;

•	we generally use different performance measures in different incentive programs, which provides balance and reduces the potential for taking undue risks to meet a single goal;

•

the stock components of our long-term incentive program, combined with our stock ownership guidelines, align the interests of our executives with long-term preservation and appreciation of stockholder value;

•	incentive payments and awards are subject to clawback in the event of a material restatement of our financial results; and

•	the Committee considers information from peer companies in evaluating compensation levels and incentive plan designs, thereby avoiding unusually high pay opportunities relative to the Company’s peers.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The Committee has reviewed compensation related risks and does not believe Cypress’s compensation programs encourage excessive or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Cypress. In fulfilling its responsibilities, the Committee may, to the extent permitted under applicable law, the Nasdaq Listing Rules, the rules of the Securities and Exchange Commission (the “SEC”) and the Internal Revenue Code, and Cypress’s certificate of incorporation and bylaws, delegate any or all of its responsibilities to a subcommittee. The Committee, with the assistance of Pearl Meyer, intends to continue, on an on-going basis, a process of thoroughly reviewing Cypress’s compensation policies and programs to ensure that its compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

In discharging its duties, the Committee selects and retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, company and executive performance, equity plans, peer group and other issues. The Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by Cypress. In fiscal year 2016, the Committee retained the services of Pearl Meyer for various compensation-related services.

Stock Ownership Requirements

The table below summarizes the stock ownership policy and status among our directors and NEOs as of April 10, 2017.

	Stock Ownership Requirement	Shares Actually Held
Chief Executive Officer	6X base compensation	7.31X base compensation
All Other Named Executive Officers	4X base compensation	5.3X - 27.3X base compensation
Non-Employee Directors	30,000 shares	47,665 - 168,538 shares

As a result of the above requirements, our directors and NEOs will continue to hold a substantial amount of their net worth in shares of Cypress common stock, and maintain an even stronger alignment with the Company and our stockholders.

Named Executive Officers

Our CEO is required to own Company common stock having a value of at least six times his annual base salary. Common stock only includes shares directly owned and does not include any granted stock option awards, even if vested and in the money. Our NEOs, excluding our CEO, are required to own Company common stock having a value of at least four times their annual base salary. Individuals have three years to meet the stock ownership requirement. If the stock ownership requirement is not met after three years, then the NEO must hold all future shares that vest (net of taxes) until the stock ownership requirement is met. All of our NEOs, excluding Messrs. Bingham and Rauschmayer, meet the stock ownership requirements. Mr. Bingham did not become a NEO until August 10, 2016 and has three years to meet the stock ownership requirements. Mr. Rauschmayer is no longer a NEO and therefore is no longer required to meet the stock ownership requirements.

Directors

Cypress’s non-employee directors are required to own at least 30,000 shares of common stock, which is approximately eight times a director’s annual retainer of $50,000 (assuming a stock price of $13.33 per share). All of our non-employee directors meet the stock ownership requirements.

Pledging Policy

Cypress adopted and formalized a written pledging policy in fiscal year 2014 and the Committee approved modifications to the policy on February 15, 2017. As of February 15, 2017, directors and NEOs are no longer permitted to pledge Cypress stock.

No NEO currently employed by the Company holds Cypress securities that are pledged pursuant to a margin account or loan or otherwise.

Employment Agreements and Severance Arrangements

Severance Policy

The Committee approved a severance policy (the “Policy”) applicable to certain of its officers (each, a “Participating Officer”) on May 26, 2016. The Policy applies to all of our NEOs, excluding Messrs. Bingham and El-Khoury, and Mr. Rodgers, who was no longer the Company’s President and CEO at the time the Policy was approved. The Policy expires on August 10, 2017, which

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OMPENSATION DISCUSSION AND ANALYSIS (CD&A)

is twelve months after the date Hassane El-Khoury was appointed as President and Chief Executive Officer. Under the terms of the Policy, if a Participating Officer is terminated by the Company other than for cause, he or she will be entitled to receive the following severance benefits, subject to signing and not revoking the Company’s Separation Agreement and General Release of all Claims:

•	Lump sum payment equal to 14 months of annual base salary.

•	Lump sum payment equal to 14 months of COBRA premiums for medical, dental and vision coverage.

•	Accelerated vesting with respect to 100% of the unvested portion of any outstanding equity-based awards that would have vested during the 14 months following such termination.

•	Fourteen months of annual target bonus at one hundred percent (100%) for the fiscal year in which the termination occurs.

Change of Control Severance Agreements

Cypress entered into Change of Control Severance Agreements (each an “Agreement”) with certain of its officers (each, a “Covered Officer”) in fiscal year 2016. All of our NEOs, excluding Messrs. Bingham and Rodgers, are Covered Officers and have entered into an Agreement with Cypress; provided, however, that Mr. El-Khoury’s Agreement has been superseded by his Employment Agreement. Pursuant to the Agreement, if the Company or any successor terminates the employment of a Covered Officer other than for “Cause” (as defined in the Agreement), death or Disability (as defined in the Agreement), or a NEO terminates his or her employment for “Good Reason” (as defined in the Agreement) during the period beginning three months prior to, and ending twelve months after, the occurrence of a Change of Control (as defined in the Agreement), the Covered Officer will be entitled to receive the following compensation and benefits, subject to the Covered Officer signing and not revoking a standard release of claims in a form reasonably acceptable to the Company (the “Release”) no later than 60 days following the Covered Officer’s termination of employment:

•	Lump sum severance payment equal to 14 months of annual base salary plus 14 months of the Covered Officer’s annual target bonus.

•	Accelerated vesting of all outstanding unvested equity-based compensation awards held by the Covered Officer.

•	Lump sum payment equal to 14 months of COBRA premiums for the Covered Officer and any eligible spouse and/or dependents.

Severance payments under the Agreement are to be paid the first business day after the Release becomes effective, subject to a delay of up to six months as necessary in order to comply with Section 409A of the Internal Revenue Code. The initial term of the Agreement is two years from the date the Agreement became effective, which for our NEOs was May 26, 2016 (the “Initial Term”) and on each one year anniversary thereafter it will renew automatically for additional one year terms (each, an “Additional Term”) unless either party provides written notice of non-renewal to the other party. If a Change of Control occurs when there are fewer than twelve months remaining in the Initial Term, or during an Additional Term, the term of the Agreement will automatically extend through the date that is twelve months following the date of the Change of Control. Executives may not receive benefits under both the Severance Policy and the Change of Control Severance Agreements.

Chief Executive Officer Employment Agreement

Cypress entered into an at-will employment agreement with Mr. El-Khoury on November 30, 2016. Mr. El-Khoury’s employment agreement provides for a minimum base salary of $650,000 and $2.5 million worth of service-based RSUs (which grant was made upon Mr. El-Khoury’s promotion in August 2016), scheduled to vest quarterly in equal installments over three years. His employment agreement also provides for an additional equity grant valued at $4.5 million, scheduled to be granted in the first quarter of fiscal year 2017. In the event Mr. El-Khoury is terminated without cause or voluntarily resigns with good reason, he is entitled to the following severance benefits:

•	Lump sum severance payment equal to 24 months of annual base salary plus 24 months of his annual target bonus.

•	Accelerated vesting of all outstanding unvested equity-based compensation awards and a period of 12 months to exercise such awards.

•	Payment of benefits (health, dental, vision, EAP) premiums for a period of 24 months, covering Mr. El-Khoury and his dependents.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Chairman Employment Agreement

Cypress entered into an at-will employment agreement with Mr. Bingham on November 7, 2016. Mr. Bingham’s employment agreement provides for a minimum base salary of $390,000 per year and $1.5 million worth of service-based RSUs (which grant was made upon Mr. Bingham’s promotion in August 2016), scheduled to vest quarterly in equal installments over three years. His employment agreement also provides for an additional equity grant valued at $3.0 million, scheduled to be granted in the first quarter of fiscal year 2017.

Clawback Policy

Cypress’s clawback policy requires the return of performance-based compensation payments to Cypress (i) by any executive engaged in (a) fraud, theft, misappropriation, embezzlement or dishonesty, or (b) intentional misconduct related to Cypress’s financial reporting, or (ii) in the event of a material negative revision of any financial or operating measure on which performance-based compensation was paid out to such executive.

Cypress 2017 Compensation Actions

Base Salary Increases

Effective January 2, 2017 Messrs. Nazarian and Trent’s annual base salaries were increased to $350,000 and $400,000, respectively, based on a review of their jobs compared to the peer group of companies and their performance. No other NEOs base salaries were increased.

2017 Cypress Incentive Plan Program

For fiscal year 2017, the Committee approved the following parameters for the CIP:

Calculation of CIP - There are five payments in the CIP, one for each quarter and one annual payment; each of these five payments is worth 20% of the NEO’s target CIP bonus. Payments under the CIP are calculated as follows:

Base Salary x Incentive Target x 20% x Funding % x Individual Goal Achievement %

Incentive Target - the Incentive Target is based on each employee’s position within the Company. The Incentive Target for our CEO and Executive Chairman is 125% and is 70% for all of our other NEOs.

Funding % - the Funding % for fiscal year 2017 was comprised of a two dimensional matrix of revenue (50%) and profit before tax % (50%) as measured each quarter and for the year.

Individual Goal Achievement % - The final element of the CIP for fiscal year 2017 is the achievement of individual milestones, which are measurable quarterly, and annual performance goals that were identified by NEOs and reviewed, modified as appropriate, and approved in advance by the chief executive officer. The milestones vary by person and are a mix of short- and long-term goals that are focused on factors critical to the success of Cypress. The milestones for each period will be scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that are used to determine whether the milestone has been achieved are also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, the NEOs will “score” their milestones based on the scoring parameters previously established. Their scores will be reviewed, adjusted if necessary, and approved by the CEO.

2017 Multi-Year Performance Accelerated Restricted Stock Program (PARS)

On March 16, 2017, the Committee approved the 2017 multi-year PARS program. In connection with the approval of the 2017 multi-year PARS program, the Committee set the milestones under which participants are eligible to earn their PARS shares with approximately 55% based on performance milestones and approximately 45% based on service milestones. There are six components to the grants under the 2017 multi-year PARS program: (i) Debt Leverage Milestones, (ii) Profit Before Tax Milestones, (iii) Strategic Initiatives Milestones, (iv) Gross Margin Milestones, (v) Revenue Growth Milestones, and (vi) Service-Based Milestones. For the performance-based components of the PARS grants (debt leverage, profit before tax, strategic initiatives, gross margin and revenue growth), a participant is eligible to receive performance-based shares if he satisfies the applicable vesting and performance criteria approved by the Committee and may receive up to 200% of the performance target depending on the level of performance achieved. For the service-based component of the PARS grants, a participant is eligible to earn 100% of his targeted service-based shares if he remains an employee in good standing of the Company through the applicable vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The table below shows the number of shares underlying the awards pertaining to each component. For the performance-based components of the PARS grant, the amounts shown below are the target amount.

PARS Participant	Debt Leverage	Profit Before Tax	Strategic Initiatives	Gross Margin	Revenue Growth	Service Based[1]	Total
Hassane El-Khoury	31,710	47,565	15,855	31,710	63,420	158,577	348,837
Thad Trent	11,499	17,248	5,749	11,499	22,998	57,507	126,500
Dana C. Nazarian	9,408	14,112	4,704	9,408	18,816	47,052	103,500
1.	Two-thirds of the service-based awards are scheduled to vest on February 1, 2019 (nearly two years following the grant date) and the remaining one-third are scheduled to vest on February 3, 2020 (nearly three years following the grant date).

The 2017 multi-year PARS program complements the 2015 and 2016 multi-year PARS programs, which include grants with various performance-based milestones, including achievement of total stockholder return, earnings per share, and gross margin milestones.

The grants made for each of the six components of the multi-year PARS program granted in fiscal year 2017 vest over a one, two or three year period, as illustrated by the table below:

Milestone	% of Total Grant Scheduled to Vest in Fiscal Year 2017	% of Total Grant Scheduled to Vest in Fiscal Year 2018	% of Total Grant Scheduled to Vest in Fiscal Year 2019	Total
Service-Based	-	30.3%	15.2%	45.5%
Debt Leverage	9.1%	-	-	9.1%
Profit Before Tax	4.5%	-	9.1%	13.6%
Strategic Initiatives	4.5%	-	-	4.5%
Gross Margin	-	9.1%	-	9.1%
Revenue Growth	-	9.1%	9.1%	18.2%
Total	18.1%	48.5%	33.4%	100%

Executive Chairman

On March 16, 2017, Mr. Bingham was awarded a service-based award of 232,558 restricted stock units. This grant vests quarterly in equal installments over a period of three years from the date of grant.

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EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows compensation information for fiscal years 2016, 2015 and 2014 for our NEOs.

Name and Principal Position[1]	Year	Salary[2] ($)	Bonus[3] ($)	Stock Awards[4] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[5] ($)	All Other Compensation[6] ($)	Total Compensation ($)
Hassane El-Khoury[7] President, Chief Executive Officer and Director	2016	401,964	1,500	3,168,799	-	210,641	760	3,783,664
	2015	270,650	1,500	4,141,380	-	7,919	10,327	4,431,776
	2014	-	-	-	-	-	-	-
Thad Trent Executive Vice President, Finance & Administration, Chief Financial Officer	2016	350,000	-	581,200	-	92,943	983	1,025,126
	2015	350,000	-	4,570,040	-	8,865	30,155	4,959,060
	2014	268,593	-	330,844	-	33,500	24,495	657,432
Dana C. Nazarian Executive Vice President, Operations & Technology	2016	279,968	-	668,800	-	78,343	786	1,027,897
	2015	279,965	-	4,141,830	-	7,499	27,478	4,456,772
	2014	278,891	-	717,731	-	35,840	30,056	1,062,518
Joseph Rauschmayer Executive Vice President, Manufacturing	2016	345,213	-	668,800	-	94,207	997	1,109,217
	2015	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-
Ray Bingham[8] Executive Chairman	2016	138,000	-	1,499,991		108,584	456	1,747,031
	2015	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-
T.J. Rodgers[9] Former President, Chief Executive Officer and Director	2016	310,384	750	3,065,000	-	-	4,591,394	7,967,528
	2015	600,000	-	8,282,760	-	35,993	8,382	8,927,135
	2014	599,997	-	1,327,806	-	154,985	48,455	2,131,243

1.

Mr. Rodgers resigned as President and CEO on April 28, 2016, but remained with the Company as a technical advisor and a director until August 10, 2016. In connection with Mr. Rodgers departure as President and CEO, the Board formed the Office of the President and Chief Executive Officer (OCEO), which consisted of Mr. El-Khoury, Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. The OCEO reported directly to the Board and performed the duties of the President and Chief Executive Officer from April 29, 2016 to August 10, 2016. Effective August 10, 2016, Mr. El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. In addition, effective August 10, 2016, the Board appointed Mr. Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board.

2.	Represents salary earned in fiscal years 2016, 2015 and 2014.

3.

Mr. El-Khoury received a $1,500 patent bonus in fiscal year 2016. Mr. Rodgers received a $750 patent bonus award in fiscal year 2016. No other NEO received any cash incentives in fiscal year 2016 given that it is generally against Cypress’s pay-for-performance philosophy to award discretionary cash incentives to its NEOs.

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EXECUTIVE COMPENSATION TABLES

4.

Amounts shown for fiscal years 2016, 2015 and 2014 do not reflect compensation actually received by each NEO. The amounts shown for fiscal years 2016 and 2015 represent the performance stock units and restricted stock units granted in fiscal years 2016 and 2015, computed in accordance with FASB ASC Topic 718 (which excludes the impact of estimated forfeitures related to service-based vesting conditions). For information on the assumptions used to calculate the value of the awards for fiscal year 2016, refer to Note 9 to our consolidated financial statements in our Annual Report of Form 10-K for the fiscal year ending January 1, 2017. 57% of the stock units granted in fiscal year 2016 could not be earned in fiscal year 2016. Following are additional details regarding the fiscal year 2016 PARS grants:

Named Executive Officer	Value of Shares Delivered in Fiscal Year 2017 on the Date of Delivery ($)	Shares Earnable in Fiscal Year 2017	Shares Earnable in Fiscal Year 2018
Hassane El-Khoury	343,030	33,000	44,000
Thad Trent	280,661	27,000	36,000
Dana C. Nazarian	343,030	33,000	44,000
Joseph Rauschmayer	343,030	33,000	44,000
Ray Bingham	-	-	-
T.J. Rodgers[1]	1,742,160	-	-

1. Mr. Rodgers shares were delivered to him in fiscal year 2016, upon termination of his employment with the Company.

For information on the assumptions used to calculate the value of the awards for fiscal year 2015, refer to Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending January 3, 2016. 66% of the shares granted in fiscal year 2015 could not be earned in fiscal year 2016. The vesting schedule for the fiscal year 2015 grant is 43% vesting in fiscal year 2016, 34% vesting in fiscal year 2017 and 23% vesting in fiscal year 2018 - all vesting subject to meeting a combination of performance-based and service-based milestones. Following are additional details regarding the fiscal year 2015 grants:

Named Executive Officer	Value of Shares Delivered in Fiscal Year 2017 on the Date of Delivery ($)	Shares Earnable in Fiscal Year 2017	Shares Earnable in Fiscal Year 2018
Hassane El-Khoury	1,184,078	96,000	66,000
Thad Trent	1,184,078	96,000	66,000
Dana C. Nazarian	1,184,078	96,000	66,000
Joseph Rauschmayer	1,184,078	96,000	66,000
Ray Bingham	-	-	-
T.J. Rodgers	3,359,880	-	-

For fiscal year 2014, the amounts shown represent the number of shares delivered, valued at the price determined at the time of grant. Prior to the delivery of the shares for fiscal year 2014, we had assumed that 100% of the Tier 1 and Tier 2 PARS grants would be achieved, with a TSR factor of 1. Based on our initial assumptions for fiscal year 2014, the amounts reportable would have been as follows: Mr. Trent, $589,300; Mr. Nazarian, $2,010,000; and Mr. Rodgers, $3,718,500; Messrs. El-Khoury, Rauschmayer and Bingham were not NEOs in fiscal year 2014.

5.

Includes bonus amounts earned under the CIP, or one of our previous bonus plans (the Key Employee Bonus Program and Performance Bonus Plan), for services rendered in the respective fiscal years. No cash was earned under the CIP in fiscal year 2016; NEOs(excluding Mr. Rodgers) were granted a one-time RSU grant in lieu of the quarterly and annual CIP payout for fiscal year 2016, which fully vested on January 31, 2017.

6.

The amounts reported in this column include payments by the Company of term life insurance premiums for the NEOs. Cypress is not the beneficiary of the life insurance policies. NEOs participate in the same life insurance program as all other Cypress employees, which pays out at one times the employee’s annual base pay. Amounts shown also reflect paid time off cashed out and pay in lieu of holidays by Mr. Rodgers for fiscal years 2016 and 2014 of $40,074 and $40,073, respectively and a $4,500,000 payment as part of his severance package; pay in lieu of holidays and paid time off cashed out by Mr. Trent for fiscal years 2015 and 2014 of $29,667 and $23,351, respectively; pay in lieu of holidays and paid time off cashed out by Mr. El-Khoury for fiscal year 2015 of $10,089; and paid time off cashed out by Mr. Nazarian for fiscal years 2015 and 2014 of $27,064 and $28,141, respectively. Amount shown for Mr. Rodgers also includes $6,288.88 in COBRA premiums paid by the Company and $45,000 for reimbursement of certain HSR filing fees incurred by Mr. Rodgers.

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7.	Mr. El-Khoury’s annual salary was $270,650 until he was appointed (in August 2016) as the Company’s President and Chief Executive Officer, at which time his annual salary was adjusted to $650,000.

8.

Mr. Bingham’s annual salary is $390,000 and is pro-rated for the time he served as Executive Chairman in fiscal year 2016. Mr. Bingham’s stock awards include awards made for the time he served as Executive Chairman and excludes the grants made for his service as a non-employee director. The non-employee director grant information is set forth in the Director Compensation table of this Proxy Statement.

9.

Mr. Rodgers annual salary was $600,000 until he stepped down as President and Chief Executive Officer (in April 2016), at which time his annual salary was adjusted to $300,000 until he was no longer employed by the Company (which occurred in August 2016).

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended January 1, 2017

The following table shows all plan-based awards granted to our named executive officers (“NEOs”) during fiscal year 2016.

Name and Principal Position[1]	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)[7]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)[8]
		Threshold ($)	Target ($)[4]	Maximum ($)	Threshold (#)	Target (#)[5]	Maximum (#)[6]
Hassane El-Khoury President, Chief Executive Officer and Director	4/1/2016	-	-	-	-	44,000	88,000	33,000	-	-	674,520
	5/5/2016	-	-	-	-	-	-	20,000	-	-	187,000
	8/10/2016	-	-	-	-	-	-	220,848	-	-	2,499,999
	11/3/2016	-	-	-	-	-	-	21,494	-	-	210,641
	-	-	523,581	1,047,163	-	-	-	-	-	-	-
Thad Trent Executive Vice President, Finance and Administration, Chief Financial Officer	4/1/2016	-	-	-	-	36,000	72,000	27,000	-	-	551,880
	5/5/2016	-	-	-	-	-	-	20,000	-	-	187,000
	11/3/2016	-	-	-	-	-	-	9,484	-	-	92,943
	-	-	262,500	525,000	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-
Dana C. Nazarian Executive Vice President, Operations & Technology	4/1/2016	-	-	-	-	44,000	88,000	33,000	-	-	674,520
	5/5/2016	-	-	-	-	-	-	20,000	-	-	187,000
	11/3/2016	-	-	-	-	-	-	7,586	-	-	74,343
	-	-	209,974	419,947	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-
Joseph Rauschmayer Executive Vice President, Manufacturing	4/1/2016	-	-	-	-	44,000	88,000	33,000	-	-	674,520
	5/5/2016	-	-	-	-	-	-	20,000	-	-	187,000
	11/3/2016	-	-	-	-	-	-	9,613	-	-	94,207
	-	-	266,074	532,147	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-
Ray Bingham Executive Chairman	8/10/2016	-	-	-	-	-	-	132,508	-	-	1,499,991
	11/3/2016	-	-	-	-	-	-	11,080	-	-	108,584
	-	-	121,875	243,750	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-
T.J. Rodgers Former President, Chief Executive Officer and Director	4/1/2016	-	-	-	-	96,000	192,000	72,000	-	-	1,471,860
	-	-	334,485	666,970	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-

1.	Mr. Rodgers resigned as President and CEO on April 28, 2016, but remained with the Company as a technical advisor and a director until August 10, 2016. In connection with Mr. Rodgers departure as President and CEO, the Board formed the Office of the President and Chief Executive Officer (OCEO), which consisted of Mr. El-Khoury, Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. The OCEO reported directly to the Board and performed the duties of the President and Chief Executive Officer from April 29, 2016 to August 10, 2016. Effective August 10, 2016, Mr. El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. In addition, effective August 10, 2016, the Board appointed Mr. Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board.

2.	Represents potential performance compensation that could be earned under the CIP program in fiscal year 2016. The columns show the amounts that could be earned at the threshold, target and maximum levels of performance. The amounts for Mr. El-Khoury and Mr. Bingham have been pro-rated.

3.	Represents the PSUs granted under our PARS program at 100% of the Gross Margin Milestone and New Product Milestone in fiscal year 2016. The columns show the stock that could be earned at the threshold, target and maximum levels of performance. Please see the “Option Exercises and Stock Vesting” table for the actual amounts earned by our NEOs in fiscal year 2016 under the PARS program.

4.	Represents the CIP bonus at 100% of target. Messrs. Trent, Nazarian and Rauschmayer’s possible payout figures have been pro-rated based on bonus target reductions from 80% to 70% which were implemented at the beginning of Q3. Mr. El-Khoury’s possible payout figures take into account his 2016 mid-year base salary and bonus target change. Mr. Bingham’s possible payout figure is

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EXECUTIVE COMPENSATION TABLES

pro-rated based on his August hire date. For fiscal year 2016, each NEO (other than Mr. Rodgers) was awarded an RSU grant in lieu of any cash bonus that would have otherwise been payable under the CIP; each such grant represents a contingent right to receive Company common stock on a one-for-one basis and the shares were fully vested on January 31, 2017. The number of RSUs granted were as follows: Mr. El-Khoury, 21,494; Mr. Trent, 9,484; Mr. Nazarian, 7,586; Mr. Rauschmayer, 9,613; Mr. Bingham, 11,080; and Mr. Rodgers, 0.

5.	57 percent of the shares granted could not be earned in fiscal year 2016.

6.	The following number of shares were delivered in fiscal year 2017: Mr. El-Khoury, 25,850; Mr. Trent, 21,150; Mr. Nazarian, 25,850; Mr. Rauschmayer, 25,850; Mr. Bingham, 0; and Mr. Rodgers, 0.

7.

When Mr. Rodgers resigned as the President and CEO, the board formed the Office of the CEO. Messrs. El-Khoury, Trent, Nazarian and Rauschmayer each received a grant of 20,000 RSUs on May 5, 2016, for the additional responsibilities they were asked to perform as members of the Office of the CEO. The August 10, 2016 RSU grants to Mr. El-Khoury and Mr. Bingham were in connection with their appointments as President and CEO and Executive Chairman, respectively. Refer to footnote 4 above for additional information on the RSU grants awarded (in November 2016) in lieu of a cash bonus under the Company’s CIP program.

8.	Represents the target number of shares multiplied at the grant date fair value. See the “Summary Compensation Table” above for the value of shares actually delivered.

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS

Fiscal Year Ended January 1, 2017

Name and Principal Position[1]	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
Hassane El-Khoury[5] President, Chief Executive Officer and Director	4,450	-	-	10.47	8/10/2017	-	-	-	-
	4,300	-	-	6.17	3/19/2019	-	-	-	-
	1,339	-	-	2.72	11/20/2018	-	-	-	-
	2,472	-	-	5.55	7/8/2018	-	-	-	-
	927	-	-	6.70	8/8/2017	-	-	-	-
	-	-	-	-	-	33,000	377,520	-	-
	-	-	-	-	-	60,000	686,400	-	-
	-	-	-	-	-	21,494	245,891	-	-
	-	-	-	-	-	202,444	2,315,959	-	-
	-	-	-	-	-	807	9,232	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
Thad Trent Executive Vice President, Finance and Administration, Chief Financial Officer	14,334	5,668	-	11.55	5/30/2021	-	-	-	-
	13,067	2,934	-	11.27	12/18/2020	-	-	-	-
	17,000	-	-	6.17	3/19/2019	-	-	-	-
	-	-	-	-	-	27,000	308,880	-	-
	-	-	-	-	-	20,000	228,800	-	-
	-	-	-	-	-	40,000	457,600	-	-
	-	-	-	-	-	9,484	108,497	-	-
	-	-	-	-	-	2,667	30,510	-	-
	-	-	-	-	-	1,067	12,206	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
	-	-	-	-	-	-	-	36,000	411,840
	-	-	-	-	-	-	-	34,000	388,960
	-	-	-	-	-	-	-	68,000	777,920
Dana C. Nazarian Executive Vice President, Operations & Technology	-	-	-	-	-	33,000	377,520	-	-
	-	-	-	-	-	60,000	686,400	-	-
	-	-	-	-	-	7,586	86,784	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880

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EXECUTIVE COMPENSATION TABLES

Name and Principal Position[1]	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
Joseph Rauschmayer Executive Vice President, Manufacturing	18,017	-	-	4.69	1/31/2020	-	-	-	-
	37,965	-	-	4.09	1/31/2019	-	-	-	-
	7	-	-	8.1	1/31/2018	-	-	-	-
	-	-	-	-	-	33,000	377,520	-	-
	-	-	-	-	-	60,000	686,400	-	-
	-	-	-	-	-	9,613	109,973	-	-
	-	-	-	-	-	-	-	44,000	503,360
	-	-	-	-	-	-	-	102,000	1,166,880
	-	-	-	-	-	-	-	9,100	104,104
Ray Bingham Executive Chairman	14,361	-	-	5.05	4/2/2019	-	-	-	-
	184,275	-	-	7.42	4/1/2018	-	-	-	-
	-	-	-	-	-	11,080	126,755	-	-
	-	-	-	-	-	121,466	1,389,571	-	-
	-	-	-	-	-	21,459	245,491	-	-
	-	-	-	-	-	7,440	85,114	-	-
T.J. Rodgers Former President, Chief Executive Officer and Director	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

1.

Mr. Rodgers resigned as President and CEO on April 28, 2016, but remained with the Company as a technical advisor and a director until August 10, 2016. In connection with Mr. Rodgers departure as President and CEO, the Board formed the Office of the President and Chief Executive Officer (OCEO), which consisted of Mr. El-Khoury, Mr. Trent, Mr. Nazarian and Mr. Rauschmayer. The OCEO reported directly to the Board and performed the duties of the President and Chief Executive Officer from April 29, 2016 to August 10, 2016. Effective August 10, 2016, Mr. El-Khoury was promoted to the position of President and Chief Executive Officer of the Company. In addition, effective August 10, 2016, the Board appointed Mr. Bingham as Executive Chairman, a newly created position pursuant to which Mr. Bingham functions as both an executive officer of the Company and as Chairman of the Board.

2.

In 2015 and 2016 grants to our NEOs, other than Mr. Bingham, were made under our PARS program. 43% of the 2016 PARS grants and 32% of the 2015 PARS grants were service-based grants. The grants to Mr. Bingham are 100% service-based awards. Amounts in this column also include promotion grants made to Mr. El-Khoury and Mr. Bingham in August 2016 and grants made in November 2016 in lieu of a cash bonus payment under the Company’s CIP program. For additional information on these grants, see the Grants of Plan-Based Awards table above.

3.	The amounts are based on the outstanding grants as of the end of fiscal year 2016 and a fiscal year ending value of $11.44 per share.

4.

Represents the PSUs granted under our PARS program for meeting 100% of the applicable milestones, which milestones have included gross margin, new product, total stockholder return, synergy savings and earnings per share metrics.

5.

Mr. El-Khoury’s option grants expiring on July 8, 2018 and August 8, 2017 were awarded under our 2013 Stock Plan and reflect adjustments made, pursuant to the tax free spin-off of SunPower Corporation in which existing awards were multiplied by the SunPower spin-off ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation class B common stock.

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EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTING

Fiscal Year Ended January 1, 2017

Named Executive Officer	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise[1] ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Hassane El-Khoury	-	-	187,678	1,546,827
Thad Trent	15,450	120,413	184,134	1,549,102
Dana C. Nazarian	31,177	193,897	168,000	1,346,840
Joseph Rauschmayer	-	-	116,494	1,050,778
Ray Bingham[2]	60,000	375,462	11,042	112,849
T.J. Rodgers[3]	1,251,093	8,708,983	786,500	7,327,095

1. The actual amount released to the NEOs represents the total shares multiplied by the market value on the date released. All shares and dollar values are before required tax payments.

2. Reflects options exercised and stock released after the date Mr. Bingham became an employee of the Company.

3. Stock awards for Mr. Rodgers include 492,000 shares ($5.1 million in value realized) that were accelerated in connection with his termination of employment.

NON-QUALIFIED DEFERRED COMPENSATION

Fiscal Year Ended January 1, 20171

Named Executive Officer	Executive Contribution in the Last Fiscal Year[2] ($)	Registrant Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End[4] ($)
Hassane El-Khoury	-	-	-	-	-
Thad Trent	53,854	-	36,822	-	455,359
Dana C. Nazarian	-	-	33,860	-	385,152
Joseph Rauschmayer	-	-	-	-	-
Ray Bingham	-	-		-
T.J. Rodgers	4,542,098	-	913,634	-	17,189,556

1. Cypress’s two deferred compensation plans provide certain key employees, including executive management, with the ability to defer the receipt of compensation in order to accumulate funds for retirement on a tax-deferred basis. Each participant in Cypress’s deferred compensation plans may elect to defer a percentage of their compensation (annual base salary, cash bonuses and any cash sales commissions) and invest such deferral in any investment that is available on the open market. Cypress does not make contributions to the employees’ deferred compensation plans and does not guarantee returns on the investments. Participant deferrals and investment gains and losses remain as Cypress liabilities and the underlying assets are subject to claims of general creditors. Withdrawals and other distributions are subject to the requirements of the U.S. Internal Revenue Code Section 409A.

2. 100% of executive contributions to the non-qualified deferred compensation plans are reported in the Summary Compensation Table.

3. None of the aggregate earnings in the non-qualified deferred compensation plans are reported in the Summary Compensation Table.

4. The aggregate balance amounts under the deferred compensation plans includes deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

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EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Fiscal Year Ended January 1, 2017

As described in the “Compensation Discussion and Analysis (CD&A) - Employment Agreements and Severance Arrangements” Section of this Proxy Statement, the Company has entered into or adopted certain agreements and policies that provide the Company’s NEOs severance payments and benefits in the event their employment is terminated under various circumstances.

Company Severance Policy

Each of the NEOs, other than Messrs El-Khoury, Bingham and Rodgers, is eligible for payments under the Company’s Severance Policy. The table below sets forth amounts that would have been payable under the Severance Policy to each of the NEOs had his employment been terminated other than for cause on January 1, 2017, subject to the executive signing and not revoking the Company’s form of separation agreement and general release of all claims. The Severance Policy expires on August 10, 2017, which is twelve months after the date that Mr. El-Khoury was appointed as President and CEO. The amounts in the table below are calculated based on the base salary and target bonus applicable to the executive in fiscal year 2016.

Named Executive Officer	Salary Payments ($)	Bonus Payments ($)	COBRA Benefits ($)	Equity Acceleration[1] ($)	Total ($)
Hassane El-Khoury	-	-	-	-	-
Thad Trent	408,333	285,833	21,259	2,802,263	3,517,688
Dana C. Nazarian	326,626	228,639	30,710	2,820,944	3,406,919
Joseph Rauschmayer	402,749	281,924	15,171	3,348,918	4,048,762
Ray Bingham	-	-	-	-	-
T.J. Rodgers	-	-	-	-	-
1. The value of equity award acceleration is based on the closing price ($11.44) of the Company’s common stock on December 30, 2016, which was the last trading day of the 2016 fiscal year. The 2016 fiscal year ended on January 1, 2017.

Change in Control Severance Agreements

In fiscal year 2016, the Company entered into a Change in Control Severance Agreement with each of the NEOs other than Messrs. Bingham and Rodgers; provided, however, that Mr. El-Khoury’s Change in Control Severance Agreement has been superseded by his Employment Agreement. The table below sets forth amounts that would have been payable under the Change in Control Severance Agreements if a change in control had occurred and the executives’ employment had terminated either by the Company (other than for cause, death or disability) or by the executive for good reason on January 1, 2017, the last day of fiscal year 2016, subject to the executive signing and not revoking a standard release of claims in a form reasonably acceptable to the Company. The amounts in the table below are calculated based on the base salary and target bonus applicable to the executive in fiscal year 2016. Executives may not receive benefits under both the Severance Policy and the Change in Control Severance Agreement.

Named Executive Officer	Salary Payments ($)	Bonus Payments ($)	COBRA Benefits ($)	Equity Acceleration[1] ($)	Total ($)
Hassane El-Khoury	-	-	-	-	-
Thad Trent	408,333	285,833	21,259	2,817,524	3,532,949
Dana C. Nazarian	326,626	228,639	30,710	2,820,944	3,406,919
Joseph Rauschmayer	402,749	281,924	15,171	3,348,918	4,048,762
Ray Bingham	-	-	-	-	-
T.J. Rodgers	-	-	-	-	-
1. The value of equity award acceleration is based on the closing price ($11.44) of the Company’s common stock on December 30, 2016, which was the last trading day of the 2016 fiscal year. The 2016 fiscal year ended on January 1, 2017.

Cypress Semiconductor Corporation - 2017 Proxy Statement	73

EXECUTIVE COMPENSATION TABLES

Chief Executive Officer Employment Agreement

Under the terms of the Company’s employment agreement with Mr. El-Khoury, described above, entered into on November 30, 2016, if Mr. El-Khoury’s employment had been terminated by the Company without cause (and not due to his death or disability) or by Mr. El-Khoury for good reason on the last day of fiscal year 2016, January 1, 2017, he would have been entitled to the severance benefits set forth in the table below. Payment of the severance benefits is subject to Mr. El-Khoury signing and not revoking a general release of claims in a form satisfactory to the Company. The amounts in the table below are calculated based on the base salary and target bonus applicable to Mr. El-Khoury at the end of fiscal year 2016; Mr. El-Khoury was promoted to President and CEO in August 2016.

Named Executive Officer	Salary Payments ($)	Bonus Payments ($)	COBRA Benefits ($)	Equity Acceleration[1] ($)	Total ($)
Hassane El-Khoury	1,300,000	1,625,000	33,398	5,362,858	8,321,256
1. The value of equity award acceleration is based on the closing price ($11.44) of the Company’s common stock on December 30, 2016, which was the last trading day of the 2016 fiscal year. The 2016 fiscal year ended on January 1, 2017.

Separation Agreement with Mr. Rodgers

On June 3, 2016, the Company entered into an Employment Agreement and Release with Mr. Rodgers in connection with his departure from the Company. Under his Employment Agreement and Release, Mr. Rodgers received the following separation benefits: (i) a cash severance payment of $4,500,000, which amount is equal to three times his annual base salary and three times his annual bonus opportunity; (ii) acceleration of vesting of all of his outstanding unvested RSUs (192,000) and PSUs (300,000); and (iii) reimbursement of COBRA premiums for a period of up to two years from the date on which Mr. Rodgers ceased to be an employee of the Company (as a Technical Advisor). The table below shows the actual amounts Mr. Rodgers received in connection with the termination of his employment.

Named Executive Officer	Severance Payments ($)	COBRA Benefits ($)	Equity Acceleration[1] ($)	Total ($)
T.J. Rodgers	4,500,000	6,289	5,628,480	10,134,769
1. The value of equity award acceleration is based on the closing price ($11.44) of the Company’s common stock on December 30, 2016, which was the last trading day of the 2016 fiscal year. The 2016 fiscal year ended on January 1, 2017.

Cypress Semiconductor Corporation - 2017 Proxy Statement
74

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress’s Board of Directors (the “Board”) serves as the representative of the Board with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes, including the integrity of the Company’s financial statements as well as the annual and quarterly audits of such financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements;

•	Cypress’s independent registered public accounting firm’s appointment, qualifications and independence, as well as such firm’s fees and scope of services;

•	risks related to internal controls, financial reporting, fraud, insurance, treasury, compliance and litigation; and

•	the performance of Cypress’s internal audit function.

The Audit Committee also provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The charter of the Audit Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Cypress’s management has primary responsibility for preparing Cypress’s financial statements, establishing the Company’s financial reporting process and internal financial controls. Cypress’s independent registered public accounting firm, currently PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on the effectiveness of Cypress’s internal controls over financial reporting. The Audit Committee reviews the Company’s financial disclosures and holds regular executive sessions outside the presence of management with our independent registered public accounting firm. The Committee also meets privately, as needed, with our chief financial officer, our legal counsel and our internal auditors to discuss our internal accounting control policies and procedures as well as any other issues raised by the Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended January 1, 2017, with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of any significant judgment exercised, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of January 1, 2017. The Audit Committee reports on these meetings to our full Board of Directors.

The Audit Committee hereby reports as follows:

(1)The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements in Cypress’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

(2)The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communication with Audit Committees, including, among other items, matters related to the conduct by the independent auditors of the audit of Cypress’s consolidated financial statements.

(3) The Audit Committee has received the written disclosures and the letter from the independent auditors for Cypress as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors their independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors, and the Board approved, that the Company’s audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 for filing with the Securities and Exchange Commission (the “SEC”). The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent registered public accounting firm for fiscal year 2017.

Cypress Semiconductor Corporation - 2017 Proxy Statement	75

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Each member of the Audit Committee that served during fiscal year 2016 was independent as defined under the Nasdaq Listing Rules and the SEC rules applicable to audit committee members during the period in which they served.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman

Eric A. Benhamou

Michael S. Wishart

Cypress Semiconductor Corporation - 2017 Proxy Statement
76

OTHER REQUIRED DISCLOSURES

OTHER REQUIRED DISCLOSURES

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, the following directors were members of our Compensation Committee: Mr. Eric A. Benhamou, Mr. H. Raymond Bingham, Mr. Wilbert van den Hoek and Mr. Michael S. Wishart. Excluding Mr. Bingham, who is no longer a member of the Compensation Committee, none of the Compensation Committee members is or has at any time been an officer or employee of Cypress. Mr. Bingham resigned from the Compensation Committee effective upon his appointment as Executive Chairman.

None of Cypress’s executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its named executive officers serving on Cypress’s Board of Directors (the “Board”) or Compensation Committee.

Policies and Procedures with Respect to Related Person Transactions

Our written Code of Business Conduct and Ethics prohibits our executive officers, directors and employees, or any of such persons’ immediate family members or affiliates, from entering into any transaction or relationship that might present a conflict of interest to the Company or such individual. Any potential conflict of interest must be reported to the Company’s chief financial officer or the Legal Department for review and, if necessary, escalated to the Audit Committee for further review. Our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Certain Relationships and Related Transactions

In fiscal year 2016, we sold approximately $2,600,000 in products to Flex Ltd. (formerly known as Flextronics International Ltd., “Flextronics”) and its subsidiaries. Mr. Bingham, our Executive Chairman, sits on the Board of Directors of Flextronics. Mr. Bingham was in no way directly involved in the negotiation of any agreements with Flextronics and did not have any role in determining the price or terms to Flextronics.

In fiscal year 2016, we sold approximately $350,000 in products to Oracle Corporation (“Oracle”). Mr. Bingham, our Executive Chairman, was previously on the Board of Directors of Oracle. Mr. Bingham was in no way directly involved in the negotiation of any agreements with Oracle and did not have any role in determining the price or terms to Oracle.

Other than described above, there are no related person transactions between our directors or executive officers and our Company. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all of the forms they filed to comply with Section 16(a) requirements.

We believe that, during fiscal year 2016, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms, provided to us and certain written representations of our directors, executive officers, and 10% stockholders.

Cypress Semiconductor Corporation - 2017 Proxy Statement	77

OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return your WHITE proxy card in the envelope provided or to vote by telephone or online at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Pamela Tondreau

Corporate Secretary

Dated: April 19, 2017

Cypress Semiconductor Corporation - 2017 Proxy Statement
78

APPENDIX A

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are “participants” in our solicitation of proxies from our shareholders in connection with the 2017 Annual Meeting.

Directors and Nominees

The principal occupations of our directors and nominees who are “participants” in our solicitation are set forth under the section above titled “Proposal One - Election of Directors” of this Proxy Statement. The name, principal occupation and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Occupation	Business Address
W. Steve Albrecht	Gunnell Endowed Professor and Wheatley Fellow at Brigham Young University	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134
Eric A. Benhamou	Managing Director of Benhamou Global Ventures	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134
H. Raymond Bingham	Executive Chairman of Cypress Semiconductor Corporation	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134
Hassane El-Khoury	President and Chief Executive Officer of Cypress Semiconductor Corporation	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134
Oh Chul Kwon	Former Chief Executive Officer of SK Hynix Semiconductor	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134
Wilbert van den Hoek	Former Chief Technology Officer of Novellus Systems, Inc.	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134
Michael S. Wishart	Former Managing Director of Goldman Sachs & Co.	c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134

Officers and Employees

The principal occupations of our executive officers and employees who are “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address for each person is Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134.

Name	Position
Hassane El-Khoury	President, Chief Executive Officer and Director
H. Raymond Bingham	Executive Chairman
Dana C. Nazarian	Executive Vice President of Operations & Technology
Joseph Rauschmayer	Executive Vice President of Manufacturing
Thad Trent	Chief Financial Officer and Executive Vice President of Finance & Administration

Cypress Semiconductor Corporation - 2017 Proxy Statement	A-1

APPENDIX A

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of April 10, 2017 by the persons listed above under “Directors and Nominees” and “Officers and Employees,” are set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.

Except as described in this Proxy Statement, shares of the Company’s common stock owned of record by each participant are also beneficially owned by such participant.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of the Company’s common stock by the individuals who are “participants” between January 1, 2015 and April 10, 2017. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Amount	Transaction
Albrecht, W. Steve	5/14/2015	18,421	(7)
	5/15/2015	15,302	(1)
	11/4/2015	9,614	(2)
	11/4/2015	(50,000)	(8)
	11/4/2015	(9,614)	(8)
	5/5/2016	15,302	(7)
	5/6/2016	21,459	(1)
Benhamou, Eric A.	2/5/2015	82,404	(2)
	2/5/2015	(16,826)	(10)
	5/14/2015	18,421	(7)
	5/15/2015	15,302	(1)
	2/29/2016	82,404	(2)
	2/29/2016	(82,404)	(8)
	5/5/2016	15,302	(7)
	5/6/2016	21,459	(1)
	9/19/2016	(50,000)	(9)
	12/19/2016	(50,000)	(9)
	3/20/2017	(50,000)	(9)
Bingham, H. Raymond	3/12/2015	11,160	(1)
	3/12/2015	1,956	(1)
	3/12/2015	94,061	(4)
	3/12/2015	27,845	(4)
	3/12/2015	4,095	(4)
	3/12/2015	33,783	(4)
	3/12/2015	53,452	(4)
	3/12/2015	7,665	(4)
	3/12/2015	73,710	(4)
	3/12/2015	184,275	(4)
	3/12/2015	122,850	(4)
	3/12/2015	56,511	(4)
	3/18/2015	(49,497)	(10)
	3/18/2015	98,995	(5)
	5/1/2015	20,000	(2)
	5/1/2015	(20,000)	(8)
	5/4/2015	(25,000)	(8)
	5/14/2015	1,956	(7)
	5/15/2015	15,302	(1)
	11/6/2015	(25,000)	(8)
	11/9/2015	53,710	(2)
	11/9/2015	(53,710)	(8)
	11/9/2015	(1,956)	(8)

A-2	Cypress Semiconductor Corporation - 2017 Proxy Statement

APPENDIX A

Name	Date	Amount	Transaction
	3/12/2016	3,720	(7)
	3/14/2016	(1,860)	(9)
	5/2/2016	45,000	(3)
	5/2/2016	(45,000)	(9)
	5/3/2016	11,511	(3)
	5/3/2016	(11,511)	(9)
	5/3/2016	3,489	(3)
	5/3/2016	(3,489)	(9)
	5/5/2016	15,302	(7)
	5/5/2016	(7,651)	(10)
	5/6/2016	21,459	(1)
	6/1/2016	15,000	(3)
	6/1/2016	(15,000)	(9)
	6/17/2016	(20,000)	(8)
	7/1/2016	15,000	(3)
	7/1/2016	(15,000)	(9)
	8/1/2016	15,000	(3)
	8/1/2016	(15,000)	(9)
	8/10/2016	132,508	(1)
	9/1/2016	15,000	(3)
	9/1/2016	(15,000)	(9)
	10/3/2016	15,000	(3)
	10/3/2016	(15,000)	(9)
	11/1/2016	15,000	(3)
	11/1/2016	(15,000)	(9)
	11/3/2016	11,080	(1)
	11/10/2016	11,042	(7)
	12/1/2016	15,000	(3)
	12/1/2016	(15,000)	(9)
	1/3/2017	14,361	(3)
	1/3/2017	(14,361)	(9)
	1/31/2017	11,080	(7)
	2/10/2017	11,042	(7)
	3/12/2017	3,720	(7)
	3/16/2017	232,558	(1)
El-Khoury, Hassane	1/9/2015	807	(7)
	1/9/2015	(358)	(10)
	1/21/2015	41,416	(6)
	1/21/2015	30,000	(6)
	1/22/2015	(15,795)	(10)
	1/22/2015	(11,259)	(10)
	3/3/2015	90,000	(1)
	6/15/2015	3,108	(7)
	6/16/2015	(1,634)	(10)
	10/31/2015	667	(7)
	11/2/2015	(349)	(10)
	11/14/2015	467	(7)
	11/16/2015	(244)	(10)
	1/9/2016	807	(7)
	1/11/2016	(354)	(10)
	2/3/2016	10,000	(7)
	2/3/2016	(4,378)	(10)
	2/3/2016	30,000	(7)
	2/3/2016	(11,311)	(10)
	2/18/2016	108,000	(6)

Cypress Semiconductor Corporation - 2017 Proxy Statement	A-3

APPENDIX A

Name	Date	Amount	Transaction
	3/17/2016	(30,000)	(8)
	5/5/2016	20,000	(1)
	8/10/2016	220,848	(1)
	11/3/2016	21,494	(1)
	11/10/2016	18,404	(7)
	11/10/2016	(9,745)	(10)
	11/14/2016	467	(7)
	11/15/2016	(249)	(10)
	12/31/2016	20,000	(7)
	1/3/2017	(10,340)	(10)
	1/9/2017	807	(7)
	1/10/2017	(357)	(10)
	1/27/2017	30,000	(7)
	1/30/2017	(11,805)	(10)
	1/31/2017	21,494	(7)
	2/1/2017	(8,470)	(10)
	2/10/2017	18,404	(7)
	2/13/2017	(6,876)	(10)
	2/28/2017	61,920	(6)
	2/28/2017	25,850	(6)
	3/1/2017	(45,775)	(10)
	3/16/2017	158,577	(1)
Kwon, Oh Chul	3/12/2015	11,160	(1)
	3/12/2015	1,956	(1)
	3/12/2015	24,877	(4)
	3/12/2015	4,972	(4)
	3/16/2015	24,877	(5)
	5/14/2015	1,956	(7)
	5/15/2015	15,302	(1)
	3/12/2016	3,720	(7)
	3/15/2016	(1,164)	(10)
	5/5/2016	15,302	(7)
	5/5/2016	(4,624)	(10)
	5/6/2016	21,459	(1)
	3/12/2017	3,720	(7)
	3/14/2017	(1,094)	(8)
Nazarian, Dana C.	1/21/2015	30,000	(6)
	1/21/2015	41,416	(6)
	1/21/2015	(15,769)	(10)
	1/21/2015	(11,258)	(10)
	3/3/2015	90,000	(1)
	2/3/2016	10,000	(7)
	2/3/2016	30,000	(7)
	2/18/2016	108,000	(6)
	5/5/2016	20,000	(1)
	8/12/2016	3,794	(2)
	8/12/2016	27,383	(2)
	8/12/2016	(10,713)	(10)
	11/3/2016	7,586	(1)
	12/31/2016	20,000	(7)
	1/3/2017	(10,340)	(10)
	1/27/2017	30,000	(7)
	1/30/2017	(12,117)	(10)
	1/31/2017	7,586	(7)
	2/1/2017	(3,274)	(10)

A-4	Cypress Semiconductor Corporation - 2017 Proxy Statement

APPENDIX A

Name	Date	Amount	Transaction
	2/28/2017	61,920	(6)
	2/28/2017	25,850	(6)
	3/1/2017	(45,838)	(10)
	3/16/2017	47,052	(1)
Rauschmayer, Joseph T.	3/12/2015	1,383	(4)
	3/12/2015	112,613	(5)
	3/12/2015	(62,000)	(10)
	3/12/2015	70,000	(4)
	5/1/2015	2,764	(7)
	5/4/2015	(1,463)	(10)
	5/7/2015	60,000	(1)
	8/3/2015	2,764	(7)
	8/4/2015	(1,480)	(10)
	11/2/2015	2,764	(7)
	11/3/2015	(1,459)	(10)
	2/1/2016	2,764	(7)
	2/2/2016	(1,197)	(10)
	2/18/2016	18,202	(6)
	2/19/2016	(7,491)	(10)
	3/12/2016	70,000	(7)
	3/13/2016	(27,993)	(10)
	4/1/2016	33,000	(1)
	4/30/2016	2,764	(7)
	5/2/2016	(994)	(10)
	5/5/2016	20,000	(1)
	8/1/2016	2,764	(7)
	8/2/2016	(1,484)	(10)
	11/3/2016	9,613	(1)
	12/31/2016	20,000	(7)
	1/3/2017	(10,589)	(10)
	1/27/2017	30,000	(6)
	1/30/2017	(12,068)	(10)
	1/30/2017	9,100	(6)
	1/31/2017	(4,043)	(10)
	1/31/2017	9,613	(7)
	2/1/2017	(4,223)	(10)
	2/28/2017	87,770	(6)
	3/1/2017	(46,451)	(10)
	3/16/2017	36,592	(1)
Trent, Thad	1/20/2015	8,000	(7)
	1/20/2015	(3,461)	(10)
	1/21/2015	8,283	(6)
	1/21/2015	6,000	(6)
	1/21/2015	(3,507)	(10)
	1/21/2015	(2,184)	(10)
	3/3/2015	60,000	(1)
	5/7/2015	30,000	(1)
	5/11/2015	1,333	(7)
	5/12/2015	(509)	(10)
	10/31/2015	2,267	(7)
	11/2/2015	(852)	(10)
	11/14/2015	1,733	(7)
	11/16/2015	(652)	(10)
	11/19/2015	1,066	(7)
	11/19/2015	(401)	(10)

Cypress Semiconductor Corporation - 2017 Proxy Statement	A-5

APPENDIX A

Name	Date	Amount	Transaction
	2/3/2016	2,000	(7)
	2/3/2016	(866)	(10)
	2/3/2016	20,000	(7)
	2/3/2016	(8,033)	(10)
	2/3/2016	10,000	(7)
	2/3/2016	(3,745)	(10)
	2/18/2016	108,000	(6)
	5/5/2016	20,000	(1)
	5/9/2016	1,333	(7)
	5/9/2016	(706)	(10)
	6/1/2016	20,000	(7)
	6/1/2016	(10,508)	(10)
	10/10/2016	15,450	(3)
	10/10/2016	(11,390)	(10)
	11/3/2016	9,484	(1)
	11/14/2016	1,734	(7)
	11/15/2016	(918)	(10)
	11/19/2016	1,067	(7)
	11/22/2016	(552)	(10)
	12/31/2016	20,000	(7)
	1/3/2017	(10,340)	(10)
	1/27/2017	20,000	(7)
	1/27/2017	10,000	(7)
	1/30/2017	(8,131)	(10)
	1/30/2017	(3,875)	(10)
	1/31/2017	9,484	(7)
	2/1/2017	(4,020)	(10)
	2/28/2017	41,280	(6)
	2/28/2017	20,640	(6)
	2/28/2017	21,150	(6)
	3/1/2017	(43,349)	(10)
	3/16/2017	57,507	(1)
van den Hoek, Wilbert G. M.	5/14/2015	18,421	(7)
	5/15/2015	15,302	(1)
	5/5/2016	15,302	(7)
	5/6/2016	21,459	(1)
Wishart, Michael S.	3/12/2015	18,901	(4)
	3/12/2015	34,398	(4)
	3/12/2015	28,665	(4)
	3/12/2015	22,909	(4)
	3/12/2015	11,160	(1)
	3/12/2015	1,956	(1)
	3/18/2015	51,574	(5)
	3/18/2015	(9,495)	(10)
	3/18/2015	(11,881)	(10)
	5/14/2015	1,956	(7)
	5/15/2015	15,302	(1)
	3/12/2016	3,720	(7)
	5/5/2016	15,302	(7)
	5/6/2016	21,459	(1)
	3/12/2017	3,720	(7)

A-6	Cypress Semiconductor Corporation - 2017 Proxy Statement

APPENDIX A

(1) Acquisition - Grant of restricted stock units or similar awards

(2) Acquisition - Option exercise

(3) Acquisition - Option exercise pursuant to Rule 10b5-1 trading plan

(4) Acquisition - Securities exchanged in connection with Cypress/Spansion merger

(5) Acquisition - Settlement of securities exchanged in connection with Cypress/Spansion merger

(6) Acquisition - Shares acquired upon vesting related to achievement of performance milestones under performance based restricted stock

(7) Acquisition - Vesting of restricted stock units or similar awards

(8) Disposition - Open market sale

(9) Disposition - Sale pursuant to a Rule 10b5-1 trading plan

(10) Disposition - Shares sold to pay exercise price and/or tax applicable to vesting/settlement of equity awards

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the Proxy Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the Proxy Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the Proxy Statement, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as disclosed in this Proxy Statement, none of the participants or any of their associates has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Other than as set forth in this Appendix A or the Proxy Statement, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Cypress Semiconductor Corporation - 2017 Proxy Statement	A-7

APPENDIX B

APPENDIX B

CYPRESS SEMICONDUCTOR CORPORATION

2013 STOCK PLAN

(Amended and Restated as of             2017)

1. PURPOSES OF THE PLAN. THE PURPOSES OF THIS STOCK PLAN ARE:

•	to promote the long-term success of the Company’s business;
•	to attract and retain the best available personnel for positions of substantial responsibility; and
•	to provide long-term incentive to Employees, Consultants and Outside Directors that is aligned with the long-term interest of the Company’s stockholders.

2. COMPONENTS OF THE PLAN. THE PLAN PROVIDES FOR:

•	the discretionary granting of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Employees, Consultants and Outside Directors, which Options may be either Incentive Stock Options (for Employees only) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant; and
•	the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Outside Directors pursuant to an automatic, non-discretionary formula.

    3. SHARES SUBJECT TO THE PLAN. Subject to any adjustments contemplated under Section 16 of the Plan, the maximum aggregated number of Shares authorized for issuance under the Plan is 203,635,220. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock or Restricted Stock Units with a per Share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 1.88 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.88 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with 1.88 Shares.

Subject to Section 16 of the Plan, if any Shares that have been subject to an Option or SAR (whether granted under this Plan or the Terminated Plans) cease to be subject to such Option or SAR (other than through exercise of the Option or SAR), or if any Option or SAR granted hereunder or thereunder is forfeited, or any Option or SAR otherwise terminates prior to the issuance of Common Stock to the Participant, the Shares that were subject to such Option or SAR shall again be available for distribution in connection with future awards under the Plan (unless the Plan has terminated).

Shares that have actually been issued under the Plan upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan. With respect to SARs, when an SAR is exercised, the full number of shares subject to the SAR or portion thereof being exercised shall be counted against the numerical limits of this Section 3 above as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. For example, if an SAR covering 100 shares is exercised by a Participant and the Participant receives 80 Shares (with 20 Shares withheld to cover the SAR exercise price), the Plan Share reserve shall be debited the full 100 Shares and such Shares will not be available for future distribution under the Plan. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

Shares of Restricted Stock (including Restricted Stock Units) that do not vest and thus are forfeited back to or repurchased by the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock or Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in the first paragraph of Section 3, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to the second and third paragraphs of this Section 3.

Cypress Semiconductor Corporation - 2017 Proxy Statement	B-1

APPENDIX B

4. ADMINISTRATION OF THE PLAN.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Consultants and Directors.

4.1.2 Section 162(m). To the extent that the Administrator determines it to be desirable to grant Awards hereunder that are intended to constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

4.1.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.4 Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

4.1.5 Administration With Respect to Automatic Grants to Outside Directors. Automatic grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 10 hereof and therefore shall not be subject to any discretionary administration.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

4.2.1 to determine the Fair Market Value of the Common Stock, in accordance with subsection 24.17 of the Plan;

4.2.2 to select the Consultants, Employees and Outside Directors to whom Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units may be granted hereunder;

4.2.3 to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units are granted hereunder;

4.2.4 to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

4.2.5 to approve forms of agreement, including electronic forms, for use under the Plan;

4.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised and when Restricted Stock or Restricted Stock Units vest or are issued (which may, in either case, be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any deferral features for Restricted Stock or Restricted Stock Units, including those with performance-based vesting criteria, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

4.2.7 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

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APPENDIX B

4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

4.2.9 to modify or amend each Award (subject to Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan (but not longer than the original Option or SAR term);

4.2.10 to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or the vesting or issuance of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

4.2.11 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.12 to determine the terms and restrictions applicable to Awards; and

4.2.13 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. ELIGIBILITY.

5.1 Discretionary Awards. Nonstatutory Stock Options, SARs, Restricted Stock and Restricted Stock Unit Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Award may be granted additional Awards.

5.2 Outside Director Awards. Outside Directors shall also receive automatically granted Awards pursuant to Section 10 hereof.

6. LIMITATIONS.

6.1 Each Option shall be designated in the Notice of Grant or Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

6.1.1 of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, which

6.1.2 become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1.2, incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

6.2 Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s employment or consulting relationship or tenure as a director with the Company, nor shall they interfere in any way with the Participant’s, the Company’s, or the Company’s stockholders’, right to terminate such employment or consulting relationship or tenure as a Director with the Company at any time, with or without cause.

6.3 The following limitations shall apply to grants of Options and SARs to Employees:

6.3.1 No Employee shall be granted, in any fiscal year of the Company, Options and SARs to purchase, in the aggregate, more than 3,000,000 Shares.

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APPENDIX B

6.3.2 The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in subsection 16.1 and any spin-off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary as described in subsection 16.4.

6.3.3 If an Option or SAR is cancelled (other than in connection with a transaction described in Section 16), the cancelled Option or SAR will be counted against the limit set forth in subsection 6.3.1. For this purpose, if the exercise price of an Option or SAR is reduced (which would require prior stockholder approval pursuant to Section 23 hereof), the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

7. TERM OF PLAN. The plan was amended and restated in 2017. It shall continue in effect until April 14, 2027, unless terminated earlier under Section 18 of the plan.

8. TERM OF OPTION OR SAR. The term of each option or SAR shall be eight (8) years from the date of grant or such shorter term as may be provided in the notice of grant, option or SAR agreement. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the company or any parent or subsidiary, the term of the incentive stock option shall be five (5) years from the date of grant or such shorter term as may be provided in the notice of grant or option agreement.

9. OPTION AND SAR EXERCISE PRICE; OPTION CONSIDERATION.

9.1 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option or SAR shall be determined by the Administrator, subject to the following:

9.1.1 In the case of an Incentive Stock Option

9.1.1.1 granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

9.1.1.2 granted to any Employee other than an Employee described in paragraph (9.1.1.1) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

9.1.2 In the case of a Nonstatutory Stock Option or an SAR, the per Share exercise price shall be no less than one hundred percent (100%) of Fair Market Value per Share on the date of grant.

9.2 Vesting Period and Exercise Dates. At the time an Option or SAR is granted, the Administrator shall fix the period within which the Option or SAR may be exercised and shall determine any conditions which must be satisfied before the Option or SAR may be exercised. In so doing, the Administrator may specify that an Option or SAR may not be exercised until the completion of a service period or until certain performance milestones are achieved.

9.3 Form of Option Consideration. Except with respect to automatic stock option grants to Outside Directors, the Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The form of consideration shall be set forth in the Notice of Grant or Option Agreement and may, as determined by the Administrator (and to the extent consistent with Applicable Laws), consist entirely of:

9.3.1 cash;

9.3.2 check;

9.3.3 promissory note;

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APPENDIX B

9.3.4 other previously-owned Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

9.3.5 delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

9.3.6 any combination of the foregoing methods of payment; or

9.3.7 such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. GRANTS TO OUTSIDE DIRECTORS.

10.1 Procedure for Grants. Each Outside Director shall be granted an Award on the date of his or her initial election or appointment to the Board and annually thereafter on the date of the annual stockholder meeting (so long as the Outside Director is elected at the annual stockholder meeting and has been serving as such for at least three months prior to the annual meeting date), in an amount determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and subject to such other terms and conditions as may be determined by the Administrator.

10.2 Outside Director Award Limitations. No Outside Director may be granted, in any fiscal year of the Company, Awards, with a grant date fair value (determined in accordance with either GAAP or IASB principles) of more than $500,000, increased to $750,000 in connection with his or her initial service.

10.3 Consideration for Exercising Outside Director Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an Outside Director Option (granted on or prior to May 22, 2009) shall consist entirely of cash, check, other Shares of previously owned Common Stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and, for Options granted on or after the 2004 Company annual stockholder meeting, to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment.

10.4 Post-Directorship Exercisability.

10.4.1 Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

10.4.2 Disability of Director. Notwithstanding the provisions of subsection 10.4.1 above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her Disability, he or she may, but only within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

10.4.3 Death of Director. In the event of the death of a Director:

10.4.3.1 during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Director continued living and remained in Continuous Status as a Director for twelve (12) months after the date of death; or

Cypress Semiconductor Corporation - 2017 Proxy Statement	B-5

APPENDIX B

10.4.3.2 within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. EXERCISE OF OPTION OR SAR.

11.1 Procedure for Exercise; Rights as a Stockholder. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option or SAR Agreement. An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) for Options only, full payment for the Shares with respect to which the Option is exercised. Full payment for Options may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option or SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the valid and appropriate entry on: the books of the Company or of a duly authorized transfer agent of the Company or in a Participant’s account on the electronic platform maintained to administer the Plan), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or SAR. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option or SAR is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.

Exercising an Option or SAR in any manner shall decrease the number of Shares thereafter available for sale under the Option or SAR by the number of Shares as to which the Option or SAR is exercised.

11.2 Termination of Service. Upon termination of a Participant’s Continuous Status as an Employee, Consultant or Director, other than upon the Participant’s death or Disability, the Participant may exercise the Option or SAR, but only within such period of time as is specified in the Notice of Grant, Option or SAR Agreement, and, unless otherwise determined by the Administrator, only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant or Option Agreement). In the absence of a specified time in the Notice of Grant, Option or SAR Agreement, the Option or SAR shall remain exercisable for thirty (30) days following the Participant’s termination of Continuous Status as an Employee, Consultant or Director. If, at the date of termination, the Participant is not entitled to exercise the entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise the Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.3 Disability of Participant. In the event that a Participant’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR at any time within six (6) months or such other period of time not exceeding twelve (12) months, as is specified in the Notice of Grant, Option or SAR Agreement, except in the case of stock option grants to Outside Directors, which shall be exercised as specified in Section 10. Unless otherwise determined by the Administrator, any such Options or SARs may only be exercised to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant, Option or SAR Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

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APPENDIX B

11.4 Death of Participant. In the event of the death of a Participant (other than an Outside Director with respect to his or her stock option grant):

11.4.1 during the term of the Option or SAR who is at the time of his or her death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option or SAR, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as an Employee, Consultant or Director for twelve (12) months after the date of death; or

11.4.2 within thirty (30) days after the termination of Continuous Status as an Employee, Consultant or Director, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

12. STOCK APPRECIATION RIGHTS.

12.1 The SAR shall entitle the Participant, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR.

12.2 SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Participant’s Award Agreement.

12.3 Form of Payment. The Company’s obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine, but only as specified in the Notice of Grant or SAR Agreement. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

12.4 Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Award Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

13. RESTRICTED STOCK/RESTRICTED STOCK UNITS.

13.1 Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Employees, Consultants and Outside Directors at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock or Restricted Stock Unit Award granted to any Participant (provided that during any Fiscal Year, no Participant shall receive more than 1,500,000 Shares in the aggregate of Restricted Stock or Restricted Stock Unit Awards) (ii) whether the form of the award shall be Shares or rights to acquire Shares (i.e., Restricted Stock Units), and (iii) the conditions that must be satisfied, which may include or consist entirely of performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock or Restricted Stock Units. The foregoing limitation in subsection 13.1(i) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in subsection 16.1 and any spin-off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary as described in subsection 16.4. For Restricted Stock Units, each such unit shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the stock certificate evidencing such Shares is issued (as evidenced by the valid and appropriate entry on: the books of the Company or of a duly authorized transfer agent of the Company or in a Participant’s account on the electronic platform maintained to administer the Plan), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock or Restricted Stock Unit, notwithstanding its vesting. Except with respect to Restricted Stock or Restricted Stock Units with a deferral feature and where delivery has been deferred to a time after the vesting date, as permitted by the Administrator in its sole discretion, the Company shall issue (or cause to be issued) such stock certificate promptly after the Restricted Stock or Restricted Stock Unit vests. No

Cypress Semiconductor Corporation - 2017 Proxy Statement	B-7

APPENDIX B

adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan and except that Restricted Stock and Restricted Stock Units that have already vested but have not yet been delivered due to the Participant’s election to defer their delivery shall be credited with all dividends and other distributions relating to shares of Stock, which shall be delivered to such Participants simultaneously with the delivery of their deferred shares of Stock.

13.2 Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock and Restricted Stock Unit Awards granted under the Plan. Restricted Stock and Restricted Stock Unit Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time of grant, which may include such performance-based milestones as are determined appropriate by the Administrator, which may be Performance Goals, or for Restricted Stock or Restricted Stock Unit Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), may be other performance-based milestones. The Administrator may require the recipient to sign a Restricted Stock or Restricted Stock Unit Agreement as a condition of the Award. Any certificates representing the shares of Common Stock awarded shall bear such legends as shall be determined by the Administrator.

13.3 Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock or Restricted Stock Unit Award has a purchase price, such purchase price must be paid no later than the earlier of (i) eight (8) years following the date of grant, or (ii) the vesting date.

13.4 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13.5 Restricted Stock/Restricted Stock Unit Deferrals. The Administrator, in its sole discretion, may permit Participants to defer the settlement of Restricted Stock or Restricted Stock Units in accordance with Code Section 409A and with rules and procedures established by the Administrator. Any deferred Restricted Stock or Restricted Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

14. LEAVES OF ABSENCE. Unless the administrator provides otherwise, and subject to applicable laws, vesting of awards granted hereunder shall cease during any unpaid leave of absence. Moreover, unless the administrator provides otherwise, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, shall cease vesting in awards granted under this plan until such time, if any, as such employee transfers from the employ of such subsidiary or another subsidiary directly back to the employ of the company.

15. TRANSFERABILITY OF AWARDS. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant; provided, however, that the Administrator, in its discretion, may permit the transfer of Awards to living trusts or other estate planning entities as permitted under Form S-8 promulgated under the Securities Act of 1933. If the administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the administrator deems appropriate; provided, however, that in no event may an Award be transferred in exchange for consideration.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR SIMILAR TRANSACTION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

16.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award (including deferred Restricted Stock and Restricted Stock Unit Awards that have not been settled), and the number of shares of Common Stock which have been

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APPENDIX B

authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units, the price per share, if any, of Common Stock covered by each such outstanding Award, the limit on the number of Shares subject to an Option or SAR that may be granted to an Employee in any fiscal year under subsection 6.3.1, as well as the limit of the number of Shares that may be issued as Restricted Stock or Restricted Stock Unit Awards under subsection 13.1, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, SAR, Restricted Stock, or Restricted Stock Unit award.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, with respect to discretionary Awards granted under the Plan (but not with respect to Awards granted to Outside Directors) the Board may, in the exercise of its sole discretion in such instances, declare that any such Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option or SAR as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or accelerate the vesting of a Participant’s Restricted Stock or Restricted Stock Unit Award.

16.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of all (or substantially all) of the assets of the Company, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to a discretionary Award granted under the Plan (but not with respect to Options granted to Outside Directors under Section 10), the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the Participant to have the right to exercise such Option or SAR as to all of the Optioned Stock, including as to Shares which would not otherwise be exercisable and/or provide for the accelerated vesting of Restricted Stock or Restricted Stock Units. With respect to Options and restricted stock units granted to Outside Directors under Section 10, in the event that the successor corporation does not agree to assume such Options and restricted stock units or to substitute equivalent options or rights, each such outstanding Option and restricted stock unit shall become fully vested and exercisable, including as to Shares and units as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

If the Administrator makes a discretionary Option or SAR fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option or SAR shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this subsection, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase (or, in the case of Restricted Stock or Restricted Stock Units without a purchase price, receive), for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR or vesting of the Restricted Stock or Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16.4 Spin-Off or Split-Off. Subject to any required action by the stockholders of the Company, the number and/or type of shares covered by each outstanding Award (including deferred Restricted Stock and Restricted Stock Unit Awards that have not been settled), the number and/or type of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units, the price per

Cypress Semiconductor Corporation - 2017 Proxy Statement	B-9

APPENDIX B

share, if any, of Common Stock covered by each such outstanding Award and the limit on the number of Shares subject to an Option or SAR that may be granted to an Employee in any fiscal year under subsection 6.3.1, as well as the limit of the number of Shares that may be issued as Restricted Stock or Restricted Stock Unit Awards under subsection 13.1 shall be appropriately and proportionately adjusted to account for any increase or diminution in value of an Award resulting from a spin-off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary. Any such automatic and non-discretionary adjustment or action shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

17. AWARD GRANT DATE. The date of grant of an award shall be, for all purposes, the date on which the administrator makes the determination granting such Option, SAR, Restricted Stock, or Restricted Stock Unit award, or such other later date as is determined by the administrator. Notice of the determination shall be provided to each participant within a reasonable time after the date of such grant.

18. AMENDMENT AND TERMINATION OF THE PLAN.

18.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

18.2 Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Shares may not be added to the Plan (other than pursuant to Sections 3, 16.1, or 16.4 hereof) without obtaining stockholder approval.

19. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

20. CONDITIONS UPON ISSUANCE OF SHARES.

20.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or SAR or vesting of a Restricted Stock or Restricted Stock Unit Award unless the exercise of such Option or SAR or vesting of such Restricted Stock or Restricted Stock Unit Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel, as needed, for the Company with respect to such compliance.

20.2 Investment Representations. As a condition to the exercise of an Option or SAR or purchase of Restricted Stock or Restricted Stock Unit, the Company may require the person exercising such Option or SAR or purchasing such Restricted Stock or Restricted Stock Unit to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. LIABILITY OF COMPANY.

21.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority was not obtained.

21.2 Awards Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with subsection 18.2 of the Plan.

22. RESERVATION OF SHARES; SECTION 409A; NO REPRESENTATIONS OR COVENANTS AS TO TAX QUALIFICATIONS. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

Except as provided in the paragraph below, to the extent that the Administrator determines that any Award is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and

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APPENDIX B

conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Plan or any amendment thereto. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Administrator determines that the Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the effective date of the Plan or any amendment thereto), the Administrator may, without consent of the Participant, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, as applicable, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Sections 280G, 409A or 457A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment and any liability to any Participant for failure to maintain favorable or avoid unfavorable tax result. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Subsidiary based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Subsidiary will have any liability under any circumstances to Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

23. UNDERWATER OPTION EXCHANGES. The Administrator may not permit the repricing, including by way of exchange, of any Award, without receiving prior stockholder approval.

24. DEFINITIONS. As used herein, the following definitions shall apply:

24.1 “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

24.2 “Applicable Laws” means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws, the Code and any stock exchange on which the Common Stock is listed or quoted.

24.3 “Award” means an award hereunder of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit.

24.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

24.5 “Board” means the Board of Directors of the Company.

24.6 “Code” means the Internal Revenue Code of 1986, as amended.

24.7 “Committee” means a committee appointed by the Board or its Compensation Committee in accordance with Section 4 of the Plan.

24.8 “Common Stock” means the Common Stock of the Company.

24.9 “Company” means Cypress Semiconductor Corporation, a Delaware corporation.

Cypress Semiconductor Corporation - 2017 Proxy Statement	B-11

APPENDIX B

24.10 “Consultant” means any person other than an Employee, including an advisor or consultant, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees.

24.11 “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

24.12 “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or Director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Participant’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

24.13 “Director” means a member of the Board.

24.14 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

24.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

24.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

24.17 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

24.17.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

24.17.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

24.17.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

24.18 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

24.19 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

24.20 “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

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APPENDIX B

24.21 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

24.22 “Option” means a stock option granted pursuant to the Plan or the Terminated Plans.

24.23 “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

24.24 “Optioned Stock” means the Common Stock subject to an Option or SAR.

24.25 “Outside Director” means a Director who is not an Employee or Consultant.

24.26 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

24.27 “Participant” means an Employee, Consultant or Outside Director who holds an outstanding award.

24.28 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

24.29 “Plan” means this 2013 Stock Plan, as amended from time to time.

24.30 “Restricted Stock/Restricted Stock Unit/RSU” means the grant of shares or a right to receive shares of Common Stock granted pursuant to Section 13 of the Plan.

24.31 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

24.32 “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted pursuant to Section 12 of the Plan.

24.33 “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

24.34 “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

Cypress Semiconductor Corporation - 2017 Proxy Statement	B-13

CYPRESS SEMICONDUCTOR CORPORATION PROXY

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2017 and hereby appoints Thad Trent and Pamela Tondreau, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2017 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on June 8, 2017, at 10:00 a.m., Pacific Daylight Time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, FOR PROPOSALS 2, 3 AND 5, AND FOR “1 YEAR” ON PROPOSAL 4, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Proxy Statement and Stockholder Letter are available at:

www.okapivote.com/cypress

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED.	Please mark vote in blue or black ink as in this example ☒

1. Election of Directors

☐ FOR ALL NOMINEES LISTED	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT

Nominees: (1) W. Steve Albrecht (2) Eric A. Benhamou (3) H. Raymond Bingham (4) Hassane El-Khoury (5) Oh Chul Kwon (6) Wilbert van den Hoek (7) Michael Wishart

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line above.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2.
2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2017. ☐ FOR ☐ AGAINST ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 3.
3. Annual advisory vote to approve the compensation of our named executive officers. ☐ FOR ☐ AGAINST ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR “1 YEAR” ON PROPOSAL 4.
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers. ☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 5.
5. Amendment and restatement of the 2013 Stock Plan to approve (i) adding additional shares to the plan, and (ii) certain administrative and clerical changes to the plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN
Date: , 2017

Signature

Signature (if held jointly)

Please sign exactly as your name appears below. When shares are held by joint tenants,

both tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If you are a corporation, please sign in the corporation’s name by the president or other authorized officer. If you are a partnership,

please sign in the partnership’s name by an authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2017.
Vote by Internet
• Log on to the Internet and go to www.okapivote.com/cy
• Follow the steps outlined on the secured website.
Vote by telephone
• At NO CHARGE to you, call toll free (888) 959-0480 within the USA, US territories & Canada any time on a touch tone telephone.

EXHIBIT E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Cypress Semiconductor Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On April 19, 2017, Cypress Semiconductor Corporation (the “Company”) issued the following press release, which contains a letter that was mailed to the Company’s stockholders on or about April 19, 2017.

Cypress Files Definitive Proxy Materials and Sends Letter to Stockholders

Cypress Recommends Stockholders Vote “FOR” All of Cypress’ Highly Qualified Director Nominees on the WHITE Proxy Card

SAN JOSE, Calif. – April 19, 2017 – Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today announced that it has filed definitive proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Stockholders to be held on June 8, 2017 at 10:00 a.m. Pacific Daylight Time. Stockholders of record as of April 18, 2017 will be entitled to vote at the meeting.

In addition, Cypress sent a letter to stockholders urging them to vote the WHITE proxy card “FOR” all of the Company’s highly qualified director nominees, as the Company continues to successfully execute on its Cypress 3.0 strategy.

The full text of the letter follows:

April 19, 2017

Dear Fellow Stockholder,

Cypress Semiconductor will hold its 2017 Annual Meeting of Stockholders on June 8, 2017. At this meeting, or by proxy, you will be asked to make an important decision regarding the future of Cypress.

You have a choice between supporting Cypress’ current Board of Directors, which is driving Cypress forward, or allowing T.J. Rodgers – a disgruntled former CEO who was forced to resign from Cypress last year – to regain influence by putting his two handpicked nominees on the Board.

Your current Board is committed to accelerating revenue growth and increasing margins and cash flow by supporting our CEO, Hassane El-Khoury, and our management team as they execute their plan to focus on solutions for the automotive, industrial and consumer markets, including high-growth applications across the emerging Internet of Things (IoT) market. Moving Cypress forward required replacing its former CEO, who had become ineffective and offered no clear strategic direction for the Company.

Many measures, including the Company’s recent stock price performance shown below, demonstrate that the decision by the Cypress Board to remove Rodgers from his executive and Board positions was the right decision – and that our Cypress 3.0 strategy is the right strategy to drive Cypress’ growth into the future.

Recent Stock Price Performance Under Rodgers Stock Price Performance Under Cypress 3.0

Note: Average of Peer Group from 2016 10-K (Analog Devices, Marvell, Maxim Integrated, Microchip, Microsemi, NVIDIA, ON Semiconductor, Qorvo, Skyworks, Synaptics, and Xilinx)

If stockholders believe they are better off today compared to a year ago, they should vote the WHITE proxy card today so we can continue to keep Cypress moving forward.

HOW WE GOT HERE

Background

Over the past year, Cypress’ Board of Directors led the Company through the successful completion of a necessary and vital transition.

➣In the beginning of 2016, Cypress was a stagnant, founder-led company. During this time, Cypress’ stock price was meaningfully underperforming compared to the industry, and the Company lacked clear focus and strategic direction, and was struggling to compete. Cypress’ stock price had declined by approximately 50% between the first quarter of 2015, when the Spansion merger closed, and the first quarter of 2016. Employee morale was very low. New product development and company responsiveness were not keeping pace with market needs due to a myriad of unwieldy processes designed for a different era. The executive team and the

Board, as well as significant stockholders, had lost confidence in Rodgers’ ability to lead the Company forward to long-term growth.

➣The current Cypress Board made the difficult and necessary decision to force former CEO T.J. Rodgers to resign so that Cypress could move beyond the founding CEO and his narrow vision for Cypress and into the future.

➣When Rodgers was asked to resign, he threatened Cypress’ Directors, telling them that in a matter of weeks he would be back, and they would be out of the Company. Rodgers subsequently launched a proxy campaign motivated by this stated vendetta.

➣Today, Cypress is successfully executing its Cypress 3.0 strategy under the leadership of CEO Hassane El-Khoury and Executive Chairman Ray Bingham and positioning the Company to succeed in today’s rapidly evolving marketplace by focusing on fast-growing automotive, industrial and consumer segments and by strengthening its leading position within the emerging IoT market. Our business results prove this strategy is working.

“Breathing a sigh of relief. At last year’s analyst day, even the most senior employees seemed to cower under the prior CEO. At today’s event, the new CEO went out of his way to highlight a more functional, normal, working environment. Because we see fear as a poor motivator for excellent performance, we see the culture change as a distinct positive for the stock, in particular over the long-term.” SunTrust, March 29, 2017

WHAT THIS MEANS

The current Cypress Board took the bold action needed to change the tide for Cypress by forcing T.J. Rodgers to resign. The industry and customer demands are changing and it was clear that Cypress needed to move in a new strategic direction to remain competitive. During the past several years of Rodgers’ tenure, significant stockholder value was destroyed. The easy path would have been to leave Rodgers, the long-time founding CEO, in place.

Because this Board is active, engaged and focused on stockholder value, it made the difficult decision to remove Rodgers in the best interest of stockholders. After careful consideration, the Cypress Board asked Rodgers to resign as Cypress as CEO in April 2016 and as a Director in August 2016.

Disgruntled with that outcome, Rodgers declared war on the Cypress Board and has launched a proxy campaign motivated by a personal vendetta, rather than what is in the best interests of all Cypress stockholders. Having successfully made the transition from a founder-led company to new management best suited to lead the Company forward, it would be value-destructive to allow Rodgers to regain influence in the boardroom. Doing so could stop or slow our progress and put the best interests of our other stockholders at risk. Simply put, Rodgers’ vision for Cypress is no longer viable in today’s realities.

OUR RESULTS DEMONSTRATE THAT THE CYPRESS 3.0 STRATEGY IS WORKING –

CREATING VALUE FOR ALL STOCKHOLDERS

As demonstrated by the two quarters of earnings results under Hassane El-Khoury’s leadership and by our recent well-received Analyst Day, Cypress 3.0 is taking hold as we work to recover from the poor performance that marked the past several years under Rodgers’ leadership. In fact, Cypress’ gross margin expansion and stock-price performance have both improved significantly since Rodgers stepped down as CEO, and they’ve accelerated further with Hassane El-Khoury as CEO and Ray Bingham as Executive Chairman.

“We are increasing our price target to $18 following CY’s analyst day. The stock price is up 30% YTD (vs. SOX of 11%) and has surpassed our $14 PT, yet we see continued upside on higher earnings power.” Needham, March 29, 2017

Since the CEO change, Cypress has attracted significant new investor interest and the stock price has reached new 52-week highs, recovering almost all of its losses since the first quarter of 2015. This performance is directly tied to the solid execution and significant increase in revenues achieved with the enhanced strategy under Cypress’ new leadership team and active Board. Since the Board announced the change in leadership, Cypress’ GAAP gross margin has increased 807 basis points and our non-GAAP gross margin has increased 321 basis points from the first quarter of 2016 through the fourth quarter of 2016.

The results speak for themselves: The business momentum since the Board forced Rodgers to resign and implemented the new executive structure clearly demonstrates that the current Board is leading Cypress forward on the right path.

OUR TALENTED MANAGEMENT TEAM IS DRIVING OUR CURRENT MOMENTUM TO ACCELERATE GROWTH AND DELIVER STOCKHOLDER VALUE

➣CEO Hassane El-Khoury is the architect of Cypress 3.0 and is driving our current momentum through success with this strategy. He has extensive product development and technology experience, strong leadership and operational management skills. He brings a much-needed customer intimacy focus with a wealth of experience in the automotive industry, Cypress’ largest market. Further, his management style is inclusive, focusing on delegation and personal initiative, allowing him and his management team to revise necessary processes to allow for a lean structure, and timely delivery of world-class solutions to our customers.

➣To assist El-Khoury and the management team’s transition from a founder-led company, and to help ensure the success of Cypress 3.0, the Board established the transitional position of Executive Chairman and named Ray Bingham to this role. Bingham’s significant CEO experience, background in the semiconductor industry, strong financial expertise and broad strategic and

M&A experience are all helpful to El-Khoury and Cypress. The Executive Chairman position is and always was intended to be transitional and will end after the Board determines the role is no longer needed.

THE CYPRESS BOARD IS COMPRISED OF HIGHLY QUALIFIED AND EXPERIENCED DIRECTORS WHO ARE THE BEST FIT TO SUPPORT THE COMPANY AS WE EXECUTE OUR CYPRESS 3.0 STRATEGY

Our Directors have the right mix of skills – semiconductor industry, financial, operational, governance and public company Board and management expertise – to help Cypress successfully compete and win in today’s environment and deliver stockholder value.

By contrast, T.J. Rodgers is stuck in the past – he fails to recognize that having semiconductor experience alone isn’t the only important qualification for a Cypress Director today under Cypress 3.0. Cypress 3.0 is about leveraging the Company’s strong product portfolio and taking advantage of embedded computing demand from the automotive, industrial and consumer end markets to deliver nearly two times the industry revenue growth rate. Cypress stockholders benefit greatly from having a Board with a diverse skill set that extends far beyond just having expertise in the semiconductor industry. Our strategic focus is on evolving into a focused provider of complete embedded solutions – and our current Board, with Directors who collectively have a wider range of perspectives, is best positioned to guide us strategically in this effort.

All of our current Directors are independent other than the CEO and Executive Chairman, and all of them understand that they are directly accountable to stockholders of Cypress. None of them have any personal agenda other than to enhance stockholder value.

If the Cypress 3.0 strategy is working, and the right Board and management team are driving these clear results – stockholders should ask: Would T.J. Rodgers’ nominees drive Cypress forward?

RODGERS’ NOMINEES WERE SELECTED TO SERVE AS HIS MOUTHPIECES ON THE CYPRESS BOARD AND WOULD NOT BRING INCREMENTAL SKILLS TO ADVANCE THE CYPRESS 3.0 STRATEGY

It is clear from Rodgers’ track record in the past several years of his tenure at Cypress that he was no longer able to create and drive the proper strategy and execution to outperform the semiconductor industry, or to deliver meaningful revenue growth. History proves this point. Further, Rodgers was forced out of Cypress 12 months ago – he did not play a role in developing or executing our Cypress 3.0 strategy.

As Cypress evaluates its Board composition over time, our goal is to ensure that the Board has the additional capabilities and a fresh skill set that will complement a strategy that is increasingly systems-oriented and global in scope. There is no evidence to suggest that Rodgers’ nominees would bring any new or specific skills that the Board does not already possess. In other words, replacing two existing Cypress directors with Rodgers’ nominees would not be additive.

Moreover, Rodgers has likely only nominated these directors because they will advance his self-interested agenda. Rodgers attempts to obscure this fact by frequently referring to his nominees as “independent directors,” yet McCranie – who twice held executive roles at Cypress under Rodgers’ leadership – and Martino have signed all of Rodgers’ recent letters to our stockholders, advocating for Rodgers’ own demands and echoing his claims without any evidence of independent thought on how to advance the Cypress 3.0 strategy. In addition, McCranie would not meet Nasdaq’s criteria for director independence. Stockholders should ask: Can Rodgers’ nominees be considered independent when they are advocating for his personal agenda?

RODGERS’ CAMPAIGN IS A VENDETTA, TRANSPARENTLY MOTIVATED BY PERSONAL ANIMUS,

AND HE HAS NO REAL PLAN FOR CYPRESS

Having been deliberately forced out of Cypress, Rodgers is now attempting to regain influence in the boardroom by nominating two handpicked nominees and bringing unfounded accusations against the Company. But neither Rodgers nor his nominees are contributing any real suggestions as to how to create value for stockholders. The best they can do is to criticize the Company’s efforts to move Cypress in the right direction after it had become stagnant during the past several years of Rodgers’ CEO tenure. Stating that higher gross margin is better than lower gross margin does not qualify as a strategy. Rodgers had plenty of opportunities to contribute focused strategic thinking and inspire employees to increase value at Cypress, but he failed to do so when he was CEO.

The strong support received by our consent solicitation proposal to eliminate cumulative voting in the election of Directors demonstrates that Cypress stockholders recognized the potential risks of Rodgers regaining boardroom influence. It is critical that Cypress keeps moving forward, not backward.

RODGERS’ ALLEGATIONS AGAINST CYPRESS ARE MANIPULATIONS OF THE TRUTH

In an attempt to regain influence of your company and Board, Rodgers has undertaken a series of disingenuous tactics to manipulate stockholders.

His conflict of interest claims are unfounded and have no basis – Bingham’s role at Canyon Bridge does not present a conflict of interest. Cypress has strong governance practices, including well-defined conflict of interest policies at all levels of the Company. As we’ve clearly outlined before and lay out again in our proxy statement on pages 10 and 11, Bingham discussed his role at Canyon Bridge with Cypress’ Board and outside counsel prior to joining the firm; the Cypress Board evaluated whether there was a conflict of interest and determined there was none.

Furthermore, Cypress quite clearly had no interest in acquiring Lattice when the transaction with Canyon Bridge was announced, and Bingham was fully aware of this fact. Rodgers knows this, too – he himself had passed on the Lattice opportunity when he was CEO.

Rodgers also calls the Executive Chairman position unnecessary and costly.

Stockholders should know that Rodgers himself voted to create the position and approve Bingham’s compensation, which was established by the Board with the counsel of an independent compensation advisor, while he was still a member of the Cypress Board.

Don’t be fooled by Rodgers’ manipulations. Cypress doesn’t need T.J. Rodgers’ influence in the boardroom – we’re already on the right track.

CYPRESS IS COMMITTED TO REGULAR STOCKHOLDER ENGAGEMENT

AND STRONG CORPORATE GOVERNANCE

Cypress continuously engages with our stockholders, a practice that we believe is both highly valuable and essential in making a company successful. It was, in fact, feedback from stockholders, among other factors, that influenced the Cypress Board to force Rodgers to resign. The Board did this in order to protect the best interests of all constituents and the future growth potential of the Company. Forcing out a CEO is one of the toughest governance decisions a Board can undertake.

Consistent with this commitment, Cypress has made good-faith efforts to reach a settlement with Rodgers. Cypress recognizes that engaging in a proxy battle and litigation with a disruptive former CEO is a costly distraction and was dedicated to avoiding such issues, but Rodgers has rejected two settlement proposals, and continues to make unreasonable demands to advance his personal vendetta, PUTTING STOCKHOLDER VALUE AT RISK.

KEEP CYPRESS MOVING FORWARD

VOTE THE WHITE CARD TODAY

Your Board and management team are continuing to drive the much-needed turnaround at Cypress, move past the era of stagnant growth and evolve into a company that is poised for long-term growth. Your Board urges you to consider which era you prefer and VOTE TO PROTECT YOUR INVESTMENT BY RETURNING THE WHITE CARD TODAY.

On behalf of Cypress’ Board of Directors, we thank you for your ongoing support, and look forward to continued engagement, as well as executing our 3.0 strategy to deliver value to you, our stockholders.

Sincerely,

W. Steve Albrecht	Eric A. Benhamou	H. Raymond Bingham

Director	Lead Independent Director	Executive Chairman

Hassane El-Khoury	Oh Chul Kwon	Wilbert van den Hoek

President, CEO and Director	Director	Director

Michael Wishart

Director

If you have any questions, or need assistance voting your WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy; the composition of our Board of Directors; our 2017 Annual Meeting of Stockholders; the Company’s financial and operational performance; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com

EXHIBIT F

4/21/2017	Lattice - Investor Relations - News Release

Print Page  Close Window

News Release

Lattice Semiconductor to be Acquired by Canyon Bridge Capital

Partners, Inc. for $1.3 Billion

$8.30 per Share All-Cash Transaction Delivers 30% Premium to Shareholders

Privatization to Enhance Focus on Core Strategies

Lattice will continue to be headquartered in Portland, Oregon, operating as a subsidiary of Canyon Bridge

PORTLAND, Ore. & PALO ALTO, Calif.--( BUSINESS WIRE)--Nov. 3, 2016-- Lattice Semiconductor Corporation (NASDAQ:LSCC) (“Lattice” or the “Company”) and Canyon Bridge Capital Partners, Inc. (“Canyon Bridge”) today announced that the Company and Canyon Bridge Acquisition Company, Inc. (“Parent”), an affiliate of Canyon Bridge, have signed a definitive agreement under which Parent will acquire all outstanding shares of Lattice for approximately $1.3 billion inclusive of Lattice’s net debt, or $8.30 per share in cash. This represents a 30% premium to Lattice’s last trade price on November 2, 2016, the last trading day prior to announcement.

Darin G. Billerbeck, President and Chief Executive Officer of Lattice, commented, “We are pleased to announce the transaction today with Canyon Bridge, which will unlock tremendous value for shareholders. This transaction is the culmination of an extensive review process with our Board, financial and legal advisers, and it delivers certain and immediate cash value to shareholders while reducing our execution risk. We are excited to leverage Canyon Bridge’s resources and market connections as we enhance our focus on executing our long-term strategic plan of continued innovation. Importantly, we will operate as a standalone subsidiary after the acquisition and do not expect any changes in our operations or our unwavering commitment to continued innovation for our customers.”

Ray Bingham, Founding Partner, Canyon Bridge, noted, “Lattice’s low-power FPGA franchise, along with its video connectivity and wireless solutions, make it a compelling, strategic investment. We expect the Company will continue to leverage its existing customer relationships with major OEMs globally, while further broadening the role of its technology solutions and accelerating its strategic plans.”

Benjamin Chow, Founding Partner, Canyon Bridge, added, “Equally critical in our decision to partner with Lattice is the Company’s world-class management team and its dedicated, highly experienced employee base. Our long-term interests are aligned with Lattice’s employees and customers. We plan to build upon Lattice’s achievements and are excited to provide the resources necessary to help the Company achieve significant growth and long-term success.”

The transaction has been unanimously approved by both companies’ boards of directors and is expected to close in early 2017 subject to customary closing conditions, regulatory approvals and approval by Lattice’s shareholders. Lattice and Canyon Bridge are committed to proactive engagement with regulators to facilitate the government review process.

Upon the completion of the transaction, Lattice will be a standalone subsidiary of Canyon Bridge and Lattice’s senior management team will continue to lead the business from its current headquarters in Portland, OR.

Morgan Stanley & Co. LLC is serving as the sole financial adviser to Lattice and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal adviser. Lazard is serving as the financial adviser to Canyon Bridge and Jones Day is serving as legal adviser.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ:LSCC) provides smart connectivity solutions powered by our low power FPGA, video ASSP, 60 GHz millimeter wave, and IP products to the consumer, communications, industrial, computing, and automotive

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4/21/2017	Lattice - Investor Relations - News Release

markets worldwide. Our unwavering commitment to our customers enables them to accelerate their innovation, creating an ever better and more connected world.

For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube or RSS.

About Canyon Bridge Capital Partners, Inc.

Canyon Bridge is a newly formed, global private equity buyout fund, headquartered in Palo Alto, CA, focused on providing equity and strategic capital to enable technology companies to reach their full growth potential. The firm combines a deep knowledge of the global technology industry with experience in financial markets to provide world-class investment expertise in creating and maximizing value for its investors. Canyon Bridge seeks control investments in companies with strong platforms led by experienced management. Canyon Bridge’s investment philosophy is to work closely with company executives to implement best business practices and tap growth markets globally, including through additional investments and accretive acquisitions. Initial funding for Canyon Bridge comes from limited partners in China. For more information, visit www.canyonbridge.com.

Forward Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the proposed acquisition (the “Merger”) of the Company by Parent pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Parent, and Canyon Bridge Merger Sub, Inc. (“Merger Sub”, and such agreement, the “Merger Agreement”) and the potential benefits of the Merger, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. These forward-looking statements reflect the current analysis of the management of the Company of existing information as of the date of these forward-looking statements and are subject to various risks and uncertainties, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all any required regulatory clearances related to the Merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) and from the Committee on Foreign Investment in the United States (CFIUS); the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letter delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at ir.latticesemi.com or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY

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4/21/2017	Lattice - Investor Relations - News Release

WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com.

Participants in the Solicitation

The Company and its directors will, and certain other members of its management and its employees as well as Parent and Merger Sub and their directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.

View source version on businesswire.com: http://www.businesswire.com/news/home/20161103005762/en/

Source: Lattice Semiconductor Corporation

For Lattice:

Investor Contact:

David Pasquale

Global IR Partners

914-337-8801

lscc@globalirpartners.com

or

Media Contacts:

John Christiansen / David Isaacs / Paul Frankle

Sard Verbinnen & Co

415-618-8750

Lattice-SVC@ sardverb.com

or

Sherrie Gutierrez

Lattice Semiconductor

408-826-6752

sherrie.gutierrez@latticesemi.com

or

Allison DeLeo

Racepoint Global

415-694-6711

Lattice@racepointglobal.com

or

For Canyon Bridge:

Investor Contact:

Ray Bingham

Canyon Bridge Capital Partners

408-456-1999

ray.bingham@canyonbridge.com

or

Media Contact:

Robert Schwartz

Ogilvy Public Relations

202-729-4006

robert.schwartz@ogilvy.com

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EXHIBIT G

Exhibit 99.4

EMPLOYEE FAQ: CANYON BRIDGE DEFINITIVE AGREEMENT SIGNING

WHO IS PROPOSING TO ACQUIRE LATTICE AND WHY?

•	Who is Canyon Bridge?

•	Canyon Bridge Capital Partners, Inc. is a US-based private equity fund, operating globally. Its principals, Ben Chow and Ray Bingham, collectively have more than 50 years of experience in the technology, private equity and M&A markets and have participated in more than 100 M&A transactions.

•	They are located in Palo Alto, California and their initial funding is from limited partners (LPs) in China.

•	Ben Chow is the founder and the managing general partner of Canyon Bridge Capital Partners. Ben has more than 20 years of private equity, venture capital, senior management and technology R&D experience. Prior to founding Canyon Bridge, he was a managing director with China Reform Fund Management Ltd., a partner with Beijing Leading Capital, and a managing director with SIG China. He was previously an executive at Warburg Pincus Asia, where he was instrumental in making investments in semiconductor companies across North Asia, and was an associate at Rustic Canyon Partners, a TMT focused VC fund in Los Angeles. Dr. Chow’s industry and management experience includes serving as a global product manager at Applied Materials and a research engineer with Boeing Phantom Works. He earned an M.S. and Ph.D. in aeronautics from the California Institute of Technology (Caltech), an M.B.A from the Anderson School at UCLA and a B.S. in mechanical engineering from UCLA.

•	Ray Bingham is a co-founder and a general partner of Canyon Bridge Capital Partners. Ray brings to Canyon Bridge more than 35 years of experience as public company chairman, CEO, CFO and board member directing M&A and private equity investments. He currently serves as executive chairman of Cypress Semiconductor, chairman of Flextronics International Ltd., chairman of Trinet and the lead Independent board director of Oracle Corporation. Previously, Ray was a managing director with General Atlantic, a global private equity firm, where he was the co-head of the Menlo Park office and led the firm’s communications and electronics investments. Prior to General Atlantic, Ray had a distinguished career at Cadence Design Systems where he held various executive management roles, including executive chairman, president and CEO and CFO. He received his B.S in economics from Weber State University and M.B.A from the Harvard Business School.

•	Why are they interested in Lattice? Is the interest just in FPGAs? What’s their interest in our video connectivity and mmWave business?

•	Lattice brings new capabilities to Canyon Bridge, including cutting edge technology products and solutions, and a highly experienced and talented team. They have made

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clear to us they believe in our long-term vision and feel that our product portfolio can grow beyond what it is today. They also see strong value both in our current business and the business that can come from a product roadmap like we are planning with SLRP / PLBP. In short, we bring a team and technology that Canyon Bridge does not have.

•	What is their intent with Lattice?

•	Canyon Bridge plans to take Lattice private and then run it as a profitable, stand-alone business.

•	Both Canyon Bridge and Lattice bring complementary strengths that will enable Lattice to create tremendous value for all stakeholders. Canyon Bridge brings additional investment and more market opportunity and shares our long-term vision. Lattice brings a talented team and the advanced technologies required to further execute on its long-term strategy of innovation.

•	What are the advantages of going from being a publicly traded company to a private company?

•	Going private with Canyon Bridge accelerates our ability to grow and makes our future brighter. We believe it will…

1.	Allow more focus and flexibility to pursue our SLRP and PLBP plans;

•	More investment and resources to help us deliver on our long term technology plans

•	Greater flexibility in the timing of our spending

2.	Free us from the burden of public company regulations, reporting, and expectations;

•	No more short-term Wall Street analyst targets

3.	Enable more opportunities to grow in our largest target markets; and

4.	Deliver significant value to our shareholders

•	When will we be able to hear directly from Canyon Bridge on their plans for the company?

•	Until the transaction closes we will continue to run as an independent company.

•	While we do not yet have a timeline for employee communications from Canyon Bridge, we are committed to keeping you informed as the process progresses.

WHY ARE WE SELLING?

•	Why are we selling Lattice? Is the company in trouble?

•	Canyon Bridge approached us with an offer that our Board of Directors determined - after a thorough review of the proposal and other strategic alternatives - would provide our shareholders with significant, certain and immediate value while reducing our execution risk.

•	Why didn’t another U.S. public company make an offer to acquire us?

•	While we have been approached by other parties in the past regarding a potential transaction, we can’t speak for them – the bottom line is that Canyon Bridge’s offer provides significant, certain and immediate value to our shareholders, and enables us to continue pursuing our core strengths.

•	This announcement is the culmination of an extensive review of Canyon Bridge’s offer, as well as a review of strategic alternatives, by our Board and our financial and legal advisors.

•	If we didn’t acquire Silicon Image would we be getting acquired?

•	Consolidation in the industry is occurring and we have been a target for the last few years. Just as we acquired SiliconBlue and Silicon Image while we continued to grow, we were an attractive size for either a public company or private company, like Canyon

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Bridge, to invest in and take advantage of our capabilities and long-term plan. The bottom line is that Canyon Bridge’s offer provides significant benefits to all of our stakeholders and allows us the freedom to focus on long-term innovation.

WHAT ARE THE DETAILS OF THE DEAL?

•	What are the specifics of the deal?

•	Canyon Bridge will acquire all outstanding shares of Lattice for approximately $1.3 billion, or $8.30 per share in cash, representing a 30% premium to the last trade price on November 2, 2016, the last trading day before the announcement of the proposed transaction.

•	The $1.3 billion equity commitment from Canyon Bridge includes funds to repay our long-term debt.

•	What is a “Definitive Agreement?”

•	A Definitive Agreement (DA) is a document which spells out the terms of a deal, potentially including things like price, stock, financing, covenants about what each party can (not) do, representations and warranties about business, and closing conditions.

WHAT IS THE PATH TO CLOSING THE DEAL?

•	What approvals are required to complete the transaction?

•	This deal is subject to approval by Lattice shareholders, as well as other closing conditions, including the receipt of required regulatory approvals.

•	Does the deal require shareholder approval?

•	Yes, a majority vote (50% + 1) of Lattice shareholders will be required.

•	When will the deal close?

•	We currently anticipate that the transaction will close in early 2017, subject to approval by Lattice shareholders, as well as other closing conditions, including the receipt of required regulatory approvals.

•	What will happen between now and deal close?

•	There is still a significant amount of legal, financial, and business work that needs to be done before close. This will involve only a small number of people in the company.

•	Unlike the Silicon Image deal, there is not another company with parallel functions and processes that need to be merged.

•	Until the transaction closes we will be in communication with Canyon Bridge but Canyon Bridge will not direct or manage the company in any way. Lattice will operate as an independent public company until the deal closes.

WHAT WILL HAPPEN AFTER THE DEAL CLOSES?

•	What will Lattice look like when the deal closes? What will change?

•	We anticipate that Lattice’s day-to-day operating structure will not materially change. However, there will be changes driven by being a private instead of a public company, such as no longer needing to do public quarterly financial filings, as well as changes driven by the completion of SLRP / PLBP.

•	Will there be layoffs or restructuring? Is my job in jeopardy? Will my job change? Will my manager change? Will the leadership team change?

•	As would have happened independent of an acquisition, we anticipate that many things will stay the same and that other things will change as the needs of the business evolve. We remain a business that is focused on profitability for all of our stakeholders, including employees.

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•	Lattice will be run as a stand-alone business following the close, and we are not anticipating any material changes to day-to-day operations. There are no plans to change the leadership team.

•	We are committed to keeping you updated after the transaction has closed.

•	Will the corporate culture change?

•	Because Lattice will be run as a stand-alone business, we will not need to merge with another company. As such, we do not anticipate any major cultural changes.

•	What, if any, of our functions will be moving to China? Will we be hiring in China? Will headquarters move to China? Will operations or manufacturing move to China?

•	We will remain headquartered in Portland. We will continue to pursue a multi-site strategy and place staff where they can best drive and grow the business. We will continue to use the vendors that make the most sense for our business.

WHAT IS THE IMPACT ON OUR LONG-TERM PLANS?

•	What is the long-term plan for Lattice? SLRP, PLBP, AOP, Roadmap? Big, Double, Buy? Will we focus more on a particular market?

•	We intend to continue pursuing the technology, capabilities, and product roadmap that we are laying out in the SLRP / PLBP process. We will remain flexible as market need, competitive position, financial performance, and team execution requires.

•	We are still looking to go big in Consumer, significantly grow our base Communications and Industrial business, and recognize that we may need to acquire capability to get there.

•	Will we continue with the Spark*Program?

•	Robust CRM, ERP, and other systems are required to successfully manage and drive the business. Because we are remaining a standalone entity – not merging into another company with existing systems – we must complete the Spark program.

WHAT WILL HAPPEN TO MY BENEFITS?

•	Will my benefits change (medical benefits, retirement plan, compensation, etc.)?

•	At this time, there are no plans to change medical benefits, retirement plan, cash compensation or other current benefits programs.

•	Canyon Bridge has committed that, for one year after closing, it will generally provide Lattice employees with the same level of base salary or hourly wage rate (as applicable to you) and target annual cash bonus opportunities. For one year after closing, Canyon Bridge will also provide other employee benefits that are substantially comparable in the aggregate to those in effect immediately prior to closing.

•	Canyon Bridge will generally recognize past service with Lattice under certain employee benefit plans in which you may participate after closing for purposes of eligibility, vesting and level of benefits to the same extent as that service was recognized under a corresponding Lattice plan prior to closing.

WHAT WILL HAPPEN TO MERIT INCREASES?

•	Will the merit increases still occur in January?

•	We are still on track to implement merit increases in January as planned.

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•	What type of merit cycle will we be on as a private company?

•	Future merit cycles have not been determined yet.

WHAT WILL HAPPEN TO MY STOCK OPTIONS AND RESTRICTED STOCK UNITS (RSUs)?

•	Can we still trade Lattice stock options and RSUs?

•	Until the transaction closes the Lattice Insider Trading Policy, requirements, and guidelines still apply.

•	What will happen to my options and RSUs, both vested and unvested?

•	Vested Options: At closing, all vested options having an exercise price per share below the merger price of $8.30 per share will be cashed out for an amount equal to $8.30 minus the applicable exercise price of the option, multiplied by the number of shares of Lattice stock subject to the option, less applicable withholding taxes. Any vested options having an exercise price per share equal to or above $8.30 will be cancelled for no consideration.

•	Unvested Options: At closing, all unvested options having an exercise price per share below $8.30 will be converted into an amount in cash equal to $8.30 minus the applicable exercise price of the option, multiplied by the number of shares of Lattice stock subject to the option, payable after the closing in accordance with the applicable vesting schedule of the underlying option (and subject to your continued service with Lattice through each applicable vesting date) less applicable withholding taxes. Any unvested options having an exercise price per share equal to or above $8.30 will be cancelled for no consideration.

•	Vested RSUs: As a result of the transaction, many unvested RSUs that were granted under Lattice’s 1996 and 2013 Incentive Plans will become fully vested immediately prior to the closing of the transaction pursuant to the terms of the underlying RSU award agreement. At closing, all vested RSUs (i.e. after taking into account any such accelerated vesting) will be cashed out for an amount equal to $8.30 multiplied by the number of shares of Lattice stock subject to the vested RSUs, less applicable withholding taxes.

•	Unvested RSUs: At closing, all unvested RSUs (i.e. those RSUs that do not accelerate as a result of the transaction) will be converted into an amount in cash equal to $8.30 multiplied by the number of shares of Lattice stock subject to the unvested RSUs, payable after the closing in accordance with the applicable vesting and settlement schedule of the underlying unvested RSUs (and subject to your continued service with Lattice through each applicable vesting date), less applicable withholding taxes.

•	When and how will I receive payment for my vested options and vested RSUs?

•	The timing of the payment will depend on the closing date. Payments for vested options and vested RSUs will be made in a lump sum in cash within 10 days after the closing, less applicable withholding taxes. The payment, net of applicable taxes, will automatically be deposited in your E*Trade account.

•	Will I be liable for any tax from these stock transactions?

•	Yes, - you will not have the taxes withheld from your paycheck for the cash out of vested RSUs and vested options. Vested options and vested RSUs will settle through E*Trade,

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with the taxes being withheld from the sale proceeds. Unvested options and any unvested RSUs that do not accelerate and that will be settled after the closing over the applicable vesting schedule will have taxes withheld as this will be considered supplemental income. International employees will be subject to taxes as described by their country’s taxing authority.

•	What will happen to Lattice’s 2012 Employee Stock Purchase Plan (ESPP) and my ESPP contributions?

•	The ESPP will continue in effect, except that no new offering period will commence after the date of the definitive agreement and no new participants are permitted to join the current offering period. If you are enrolled in the current offering period, you may continue to make contributions for the remainder of the offering period, but you will not be permitted to increase your contributions. At the end of the current offering period, your accumulated contributions will be used to purchase Lattice stock according to the terms of the ESPP. If you have not sold those shares prior to the closing, then at closing, those shares will be settled for $8.30 per share like all other shares of Lattice stock.

•	We do not anticipate that the ESPP will continue after the closing.

HOW DO I LEARN MORE?

•	Where can I get additional information?

•	As we are early in the process, there are many questions that we cannot answer yet, but we will commit to telling you as much as we can, as fast as we can. An ELT member will be at each site within several days to meet with you. As always, please feel free to reach out directly to your ELT member, Darin or Gloria at any time.

Forward Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the proposed acquisition (the “Merger”) of Lattice Semiconductor Corporation (the “Company”) by Canyon Bridge Acquisition Company, Inc. (“Parent”) pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Parent, and Canyon Bridge Merger Sub, Inc. (“Merger Sub”, and such agreement, the “Merger Agreement”) and the potential benefits of the Merger, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. These forward-looking statements reflect the current analysis of the management of the Company of existing information as of the date of these forward-looking statements and are subject to various risks and uncertainties, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

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The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all any required regulatory clearances related to the Merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) and from the Committee on Foreign Investment in the United States (CFIUS); the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letter delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at ir.latticesemi.com or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com.

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Participants in the Solicitation

The Company and its directors will, and certain other members of its management and its employees as well as Parent and Merger Sub and their directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.

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EXHIBIT H

4/21/2017	EX-99.5

EX-99.5 6 d199986dex995.htm EX-99.5

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4/21/2017	EX-99.5

Canyon Bridge Capital Partners Leadership

Ben Chow	Ray Bingham

• Founder and Managing General Partner of Canyon Bridge	• Co-Founder and General Partner of Canyon Bridge

• 20 years of private equity, venture capital, senior management and technology R&D experience	• 35 years of experience as chairman, CEO, CFO & board member directing M&A and private equity investments

• Director with China Reform Fund Management Ltd., a partner with Beijing Leading Capital, and a managing director with SIG China	• Currently serves as executive chairman of Cypress Semiconductor, chairman of Flextronics, chairman of Trinet and the lead Independent board director of Oracle

• At Warburg Pincus Asia, he was in charge of semiconductor investments in North Asia and was an associate at Rustic Canyon Partners, a TMT focused VC fund in Los Angeles	• Managing director with General Atlantic, a global private equity firm, where he was the co-head of the Menlo Park office and led the firm’s technology investments

• Industry and management experience including global product manager at Applied Materials and research engineer with Boeing Phantom Works	• Distinguished career at Cadence Design Systems where he held various executive management roles, including executive chairman, president and CEO and CFO

• M.S. & Ph.D. aeronautics from California Institute of Technology, M.B.A & B.S. Mechanical Engineering from UCLA	• B.S economics from Weber State University, M.B.A from the Harvard Business School.

Customer Obsession | Accountability | Teamwork | Speed | Innovation | Quality

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4/21/2017	EX-99.5

An Exciting New Chapter for Lattice

◾	What did we announce?

•	$8.30 / 30% premium / $1.3B

◾	Who is Canyon Bridge?

•	US Based Private Equity Fund / HQ Palo Alto / China LPs

◾	Why is this good for Lattice and You?

•	Investment / Market Opportunity / Shared Vision

◾	What happens now?

•	Deal process: rules of engagement / approval process

•	Internal process: keep pursuing PLBP/AOP & make great things happen

•	Comms process: open forums, FAQ...

◾	Q&A

Customer Obsession | Accountability | Teamwork | Speed | Innovation | Quality

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EXHIBIT I

4/21/2017	Canyon Bridge: A game changer in the global private equity buyout market

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4/21/2017	Canyon Bridge: A game changer in the global private equity buyout market

We are a

game changer in the

global private equity

buyout market.

ABOUT US

Canyon Bridge Capital Partners is a global private equity buyout firm focused on providing strategic capital to enable technology companies to reach their full growth potential. We combine deep knowledge of the global technology industry with experience in the financial markets.

Canyon Bridge Capital Partners seeks control investments in companies with strong platforms led by experienced management teams. Our investment philosophy is to work closely with company executives to implement best business practices and seek growth through a global market perspective, including making additional investments and accretive acquisitions.

Principals in Canyon Bridge Capital Partners collectively have more than 50 years of experience in the global technology, private equity and M&A markets from the perspectives of founders, senior management, board members and equity investors.

BENJAMIN CHOW, PH.D.

MANAGING PARTNER

Dr. Benjamin Chow is the founder and the managing partner of Canyon Bridge Capital Partners. Ben has more than 20 years of private equity, venture capital, senior management and technology R&D experience. Prior to founding Canyon Bridge, he was a managing director with China Reform Fund Management Ltd., a partner with Beijing Leading Capital, and a managing director with SIG China. At Warburg Pincus Asia, he was in charge of semiconductor investments in North Asia and was an associate at Rustic

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4/21/2017	Canyon Bridge: A game changer in the global private equity buyout market

Canyon Partners, a VC firm focused on technology, media and telecom in Los Angeles. Dr. Chow’s industry and management experience includes serving as a global product manager at Applied Materials and a research engineer with Boeing Phantom Works. He earned an M.S. and Ph.D. in aeronautics from the California Institute of Technology (Caltech), an M.B.A from the Anderson School at the University of California at Los Angeles and a B.S. in mechanical engineering from UCLA.

RAY BINGHAM

PARTNER

Mr. H. Raymond Bingham is a co-founder and a partner of Canyon Bridge Capital Partners. Ray brings to Canyon Bridge more than 35 years of experience as public company chairman, CEO, CFO and board member directing M&A and private equity investments. He currently serves as executive chairman of Cypress Semiconductor, chairman of Flextronics International Ltd., chairman of Trinet and the lead Independent board director of Oracle Corporation. Previously, Ray was a managing director with General Atlantic, a global private equity firm, where he was the co-head of the Menlo Park office and led the firm’s technology investments. Prior to General Atlantic, Ray held various executive management roles at Cadence Design Systems, including executive chairman, president and CEO and CFO. He received his B.S. in economics from Weber State University and M.B.A. from the Harvard Business School.

DAVID NK WANG, PH.D.

SENIOR ADVISOR

Dr. David Wang is senior advisor to Canyon Bridge Capital Partners. David has over 35 years of experience in the global semiconductor industry, during which time he has established a track record of innovations, with more than 100 patents under his name. Prior to joining Canyon Bridge, Dr. Wang was president, CEO and executive director of Semiconductor Manufacturing International Corporation (SMIC), CEO of Huahong Group and chairman of Huahong NEC. David’s career at Applied Materials spanned 25 years, where he held various executive management positions, including president of Applied Materials Asia and global executive vice president. David has received numerous awards and recognitions for his contributions to the semiconductor industry, including the first-ever lifetime achievement award from Semiconductor Equipment and Materials International (SEMI). The Precision 5000 equipment he co-developed at Applied Materials was inducted into the permanent collection at the Smithsonian Institution in Washington, DC in 1993. More recently, David is to be inducted into the prestigious Silicon Valley Engineering Hall of Fame. He received his Ph.D. in material science and engineering from the University of California, Berkeley.

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4/21/2017	Canyon Bridge: A game changer in the global private equity buyout market

IN THE NEWS

NOVEMBER 3

Lattice Semiconductor to be Acquired by Canyon Bridge Capital Partners, Inc. for $1.3 Billion

(http://canyonbridge.wpengine.com/wp-content/uploads/2016/11/11-03-16_Press-Release.pdf)

CONTACT US

CANYON BRIDGE CAPITAL PARTNERS, LLC

ROOM 1500, 15TH FLOOR,

CHINA WORLD TOWER III,

NO. 1 JIANGUOMENWAI AVENUE

BEIJING, 100004 CHINA

TEL: +86.10.5737.2558 (TEL:+86-10-5737-2558)

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